Exhibit 2 EXECUTION VERSION STOCK PURCHASE AGREEMENT AMONG ABG-STORM LLC, KONTOOR BRANDS, INC., AND THE H.D. LEE COMPANY, INC. May 20, 2026

TABLE OF CONTENTS Page ARTICLE 1 PURCHASE AND SALE .............................................................................................. 1 ARTICLE 2 PURCHASE PRICE; PAYMENTS ............................................................................. 1 Section 2.1 Equity Value .................................................................................................... 1 Section 2.2 Purchase Price ................................................................................................. 2 Section 2.3 Payments ......................................................................................................... 2 Section 2.4 Adjustment Amount. ....................................................................................... 2 Section 2.5 Payment Mechanics......................................................................................... 6 Section 2.6 Withholding ..................................................................................................... 6 Section 2.7 Purchase Price Allocation ............................................................................... 6 Section 2.8 Tax Treatment of Payments ............................................................................ 7 Section 2.9 Earnout ............................................................................................................ 7 Section 2.10 Post-Closing Restructuring Matters .............................................................. 12 ARTICLE 3 REPRESENTATIONS AND WARRANTIES .......................................................... 12 Section 3.1 Representations and Warranties of Seller ..................................................... 12 Section 3.2 Representations and Warranties of the Company ......................................... 14 Section 3.3 Representations and Warranties of Buyer ..................................................... 38 Section 3.4 No Other Representations or Warranties ...................................................... 40 ARTICLE 4 COVENANTS PRIOR TO CLOSING ...................................................................... 41 Section 4.1 Conduct of Business Pending the Closing .................................................... 41 Section 4.2 Pre-Closing Access to Information; Cooperation ......................................... 45 Section 4.3 Confidentiality Agreement ............................................................................ 47 Section 4.4 Exclusivity ..................................................................................................... 47 Section 4.5 Regulatory and Other Authorizations. .......................................................... 48 Section 4.6 Third Party Consents ..................................................................................... 51 Section 4.7 Notification ................................................................................................... 51 Section 4.8 Pre-Closing Reorganization .......................................................................... 51 Section 4.9 Intercompany Arrangements ......................................................................... 53 Section 4.10 Shared Services ............................................................................................. 53 Section 4.11 Cash and Cash Equivalents ........................................................................... 53 Section 4.12 Inventory. ...................................................................................................... 54 Section 4.13 Financing Activities. ..................................................................................... 55 ARTICLE 5 ADDITIONAL COVENANTS ................................................................................... 56 Section 5.1 Employee Matters. ........................................................................................ 56 Section 5.2 Tax Matters ................................................................................................... 62 Section 5.3 Post-Closing Access to Information; Cooperation. ....................................... 68 Section 5.4 Insurance ....................................................................................................... 70 Section 5.5 Wrong Pocket ................................................................................................ 71 Section 5.6 RWI Policy .................................................................................................... 72 Section 5.7 No Use of Business Marks ............................................................................ 72 Section 5.8 No Use of Seller Marks; Transitional License .............................................. 74 Section 5.9 Combination Brand Assets ............................................................................ 75

ii Section 5.10 Customer Information ................................................................................... 75 Section 5.11 Business Guarantees ...................................................................................... 75 Section 5.12 Shared Contracts ........................................................................................... 76 Section 5.13 Data Processing ............................................................................................. 78 Section 5.14 Transition Services Agreement ..................................................................... 78 Section 5.15 U.S. Retail Business Inventory ..................................................................... 79 Section 5.16 Cash Sweep ................................................................................................... 79 Section 5.17 Delivery of Intellectual Property ................................................................... 79 ARTICLE 6 CONDITIONS PRECEDENT .................................................................................... 79 Section 6.1 Conditions Precedent to the Obligations of Buyer ........................................ 79 Section 6.2 Conditions Precedent to the Obligations of Seller and the Company ........... 81 ARTICLE 7 CLOSING ..................................................................................................................... 81 Section 7.1 Closing Date .................................................................................................. 81 Section 7.2 Items to be Delivered by Seller ..................................................................... 82 Section 7.3 Items to be Delivered by Buyer ..................................................................... 83 ARTICLE 8 Indemnification ............................................................................................................ 83 Section 8.1 Indemnifiable Matters ................................................................................... 83 Section 8.2 Indemnification Procedures........................................................................... 84 Section 8.3 Certain Limitations ........................................................................................ 86 Section 8.4 Tax Treatment of Indemnification. ............................................................... 89 Section 8.5 Scope of Recourse. ........................................................................................ 89 Section 8.6 Exclusive Remedy. ........................................................................................ 89 ARTICLE 9 TERMINATION .......................................................................................................... 89 Section 9.1 General .......................................................................................................... 89 Section 9.2 Post-Termination Obligations ....................................................................... 91 Section 9.3 Effect of Termination. ................................................................................... 91 ARTICLE 10 MISCELLANEOUS .................................................................................................. 91 Section 10.1 Further Assurances ........................................................................................ 91 Section 10.2 Publicity ........................................................................................................ 92 Section 10.3 Entire Agreement .......................................................................................... 92 Section 10.4 Assignment .................................................................................................... 92 Section 10.5 Dispute Resolution. ....................................................................................... 92 Section 10.6 Parties in Interest ........................................................................................... 94 Section 10.7 Non-Recourse ................................................................................................ 94 Section 10.8 Severability ................................................................................................... 94 Section 10.9 Amendment ................................................................................................... 94 Section 10.10 Waiver ........................................................................................................... 94 Section 10.11 Notices ........................................................................................................... 95 Section 10.12 Expenses ........................................................................................................ 96 Section 10.13 Conflicts; Certain Communications. ............................................................. 96 Section 10.14 Disclosure Schedule ...................................................................................... 97 Section 10.15 Interpretive Provisions .................................................................................. 97 Section 10.16 Definitions ..................................................................................................... 98

iii EXHIBITS Exhibit 2.7 - Proposed Allocation Exhibit 2.9 - Earnout Exhibit 2.10 - Restructuring Matters Exhibit 4.1 - Conduct of Business Pending the Closing Exhibit 4.5(a) - Required Approvals Exhibit 4.8 - Step Plan Exhibit 7.2(d) - RCA and Mutual Release Agreement Exhibit 7.2(f) - Term Sheet for the Transition Services Agreement Exhibit 7.2(g) - Intellectual Property License Agreement Exhibit 10.16(a) - Current Business Employees Exhibit 10.16(b) - Excluded Personal Property Exhibit 10.16(c) - Reference Closing Statement Exhibit 10.16(d) - RWI Policy ANNEXES Annex 1 - Accounting Principles Annex 2 - Excluded Business Real Property Annex 3 - Excluded Liabilities Annex 4 - Exclusive Business Real Property Annex 5 - Minimum Cash Amounts Annex 6 - Excluded Business IP

1 STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is effective as of May 20, 2026 by and among (a) ABG-Storm, LLC, a limited liability company organized under the Laws of the State of Delaware (“Buyer”), (b) Kontoor Brands, Inc., a corporation organized under the Laws of the State of North Carolina (“Seller”), and (c) The H.D. Lee Company, Inc., a corporation organized under the Laws of the State of Delaware (the “Company”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Section 10.16. WHEREAS, Seller owns all of the outstanding shares of capital stock of the Company (the “Company Shares”); WHEREAS, the Company and certain other Subsidiaries of Seller are engaged in the sourcing, marketing, distributing, developing, merchandising, design, manufacture, procurement, sale, and license of Lee®-branded goods, including, but not limited to, apparel, footwear, and related accessories, including the Lee 101®, Riders®, Storm Rider®, Lee MVPTM, Lee Body OptixTM, Buddy LeeTM, and Lee XTM product lines and services with respect to trademark registrations related to such products, in each case, on a wholesale, ecommerce and retail basis with respect to such brands (such business, excluding all aspects of the U.S. retail business (except with respect to U.S. retail business Inventory other than the U.S. Retail Business Inventory, the “Lee Business”); WHEREAS, Seller desires to effect the Pre-Closing Reorganization upon the terms set forth in this Agreement; WHEREAS, after giving effect to the Pre-Closing Reorganization, (a) the Lee Business Assets will be owned by the Company and its Subsidiaries and (b) the Company and its Subsidiaries will be engaged in the Lee Business; and WHEREAS, after giving effect to the Pre-Closing Reorganization, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all right, title, and interest of Seller in and to the Company Shares upon the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and conditions set forth in this Agreement, and intending to be legally bound, the Parties agree as follows: ARTICLE 1 PURCHASE AND SALE Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, Seller shall sell and transfer to Buyer, and Buyer shall purchase and accept from Seller, all right, title, and interest of Seller in and to the Company Shares, free and clear of all Liens, other than Permitted Liens. ARTICLE 2 PURCHASE PRICE; PAYMENTS Section 2.1 Equity Value. As used in this Agreement, “Equity Value” shall mean an amount equal to (a) $750,000,000, (b) plus the Cash Amount, (c) minus the Indebtedness Amount, (d) minus the Transaction Compensation Amount, (e) minus the Transaction Expense Amount, (f) plus the

2 amount, if any, by which the Net Working Capital is greater than $138,000,000 or minus the amount, if any, by which the Net Working Capital is less than $138,000,000. Section 2.2 Purchase Price. The aggregate purchase price for the Company Shares shall be an amount equal to the Equity Value as reflected on the Final Closing Statement, plus the amounts, if any, that become payable under Section 2.9 (the “Purchase Price”). Section 2.3 Payments. The Purchase Price and certain related amounts shall be paid as follows: (a) Funded Indebtedness Amount. At the Closing, Buyer shall deliver to the applicable obligees specified in the Closing Payment Schedule, in accordance with the terms of the applicable Payoff Letter and Release, in each case, in a form reasonably acceptable to Buyer and Seller, and delivered by Seller to Buyer no later than five (5) Business Days prior to the Closing, for and on behalf of the Group Companies, the Funded Indebtedness Amount. (b) Transaction Compensation Amount. At the Closing, Buyer shall deliver to the applicable Group Company the Transaction Compensation Amount specified in the Closing Payment Schedule, it being understood the Company shall, or cause the other applicable Group Companies to, pay the Transaction Compensation Amount to the applicable obligees specified in the Closing Payment Schedule on the first payroll date occurring on or after the Closing Date. (c) Transaction Expense Amount. At the Closing, Buyer shall deliver to the applicable obligees specified in the Closing Payment Schedule, for and on behalf of the Group Companies, the Transaction Expense Amount. (d) Closing Date Balance. At the Closing, Buyer shall deliver to Seller an amount equal to the Equity Value as reflected on the Estimated Closing Statement minus the Restructuring Holdback Amount. (e) Final Adjustment Amount. On or before the fifth Business Day following the determination of the Final Closing Statement, (i) if the Final Adjustment Amount is a positive number, then Buyer shall deliver to Seller an amount equal to the Final Adjustment Amount and (ii) if the Final Adjustment Amount is a negative number, then Seller shall deliver to Buyer an amount equal to the absolute value of the Final Adjustment Amount. (f) Earnout. At the times specified in Section 2.9, Buyer shall deliver or shall cause to be delivered to Seller (or an Affiliate of Seller designated in writing by Seller) the amounts that become payable in accordance with Section 2.9, if any. (g) Restructuring Holdback Amount. At the times specified in Exhibit 2.10, Buyer shall deliver or shall cause to be delivered to Seller (or an Affiliate of Seller designated in writing by Seller) the portion of the Restructuring Holdback Amount that becomes payable in accordance with Exhibit 2.10, if any. Section 2.4 Adjustment Amount. (a) Closing Statement. As used in this Agreement, “Closing Statement” shall mean written determinations of (A) the Cash Amount as of the Measurement Time and

3 calculated in accordance with the Accounting Principles, (B) the Indebtedness Amount as of immediately prior to the Closing, (C) the Transaction Compensation Amount as of immediately prior to the Closing, (D) the Transaction Expense Amount as of immediately prior to the Closing, (E) the Net Working Capital as of the Measurement Time and calculated in accordance with the Accounting Principles, and (F) a calculation of the Equity Value based on the calculations in clauses (A) through (E), together with reasonable supporting detail therefor. The Parties agree that: (x) each Closing Statement shall be prepared in accordance with the provisions of this Agreement and, as applicable, the Accounting Principles; (y) the purpose of preparing each Closing Statement is the calculation of the Cash Amount, the Indebtedness Amount, the Transaction Compensation Amount, the Transaction Expense Amount, and the Net Working Capital and the related purchase price adjustment contemplated by Section 2.3(e), and such processes are not intended to permit the introduction of accounting methods, policies, practices, procedures, classifications, or estimation methodologies different than the accounting methods, policies, practices, procedures, classifications, or estimation methodologies set forth in the Accounting Principles; and (z) the calculations in each Closing Statement will entirely disregard any action or omission (including any transaction) by Buyer or any of its Affiliates, including any financing-related transactions, in connection with the transactions contemplated by this Agreement as well as any transactions, plans, payments, or changes that Buyer or any of its Affiliates initiates or makes or causes to be initiated or made at or after the Closing with respect to the Group Companies or their respective businesses, assets, or Liabilities. Without limitation, in preparing each Closing Statement, the respective amounts included therein for reserves (in the form of an accrued liability or an offset to an asset or similar item) relating to any of the Current Assets or Current Liabilities, the amount of which was determined for the Recent Balance Sheet by subjective estimates, shall be equal to the respective amounts (including the absence of a reserve or zero) included in respect of such items on the Recent Balance Sheet, except to reflect changes in circumstances or events (including changes to reserves to reflect costs incurred or payments made or other changes made in the Ordinary Course) occurring between the date reflected as the measurement date of the Recent Balance Sheet and the Measurement Time. Each Closing Statement shall be calculated based on facts, circumstances, information or events that are known to Buyer or Seller, as applicable, as of the Measurement Time. (b) Estimated Closing Statement; Closing Payment Schedule. At least five Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer the following documents: (i) a schedule that sets forth Seller’s good faith estimated Closing Statement (collectively, the “Estimated Closing Statement”); and (ii) a schedule that sets forth (A) the Indebtedness Amount and, in the case of the Funded Indebtedness Amount, the obligees with respect thereto), (B) the Transaction Compensation Amount and the obligors and obligees with respect thereto, (C) the Transaction Expense Amount and the obligees with respect thereto, and (D) the amount payable to Seller pursuant to Section 2.3(d) (the “Closing Payment Schedule”). Buyer shall be entitled to comment on and request reasonable changes to the Estimated Closing Statement, and Seller shall consider in good faith any reasonable changes Buyer proposes to the Estimated Closing Statement and revise such statement if, based on its good faith assessment, such changes are warranted, provided that (1) nothing in this sentence shall obligate Seller to accept any such changes, (2) the acceptance of any such changes by Seller shall not constitute a condition to Buyer’s obligations to consummate the transactions contemplated by this Agreement, and (3) Seller’s obligations to consider in good faith any such changes shall not require that the contemplated Closing Date be postponed or delayed.

4 (c) Preliminary Closing Statement. Within 180 days after the Closing Date, Buyer shall prepare and deliver to Seller a Closing Statement, together with a calculation of the Equity Value based thereon and the Proposed Adjustment Amount (collectively, the “Preliminary Closing Statement”). If a Preliminary Closing Statement is not timely delivered by Buyer, then Seller shall have the option, in its own discretion, of electing to prepare a Preliminary Closing Statement and deliver it to Buyer no later than forty-five (45) days after Buyer’s failure to timely deliver the Preliminary Closing Statement, in which case the review, dispute resolution and adjustment payment provisions set forth in this Section 2.4 shall apply to Buyer in the same manner in which they would have applied to Seller if Buyer had delivered a timely and complete Preliminary Closing Statement, mutatis mutandis. (d) Statement Objection. Within 60 days after Buyer delivers the Preliminary Closing Statement pursuant to Section 2.4(c), Seller shall complete its review of the Preliminary Closing Statement. If Seller wishes to object to the content of the Preliminary Closing Statement, then Seller shall inform Buyer on or before the last day of such 60-day period by delivering a written notice to Buyer (a “Statement Objection”) setting forth a description of the basis of the Statement Objection and the adjustments to the amounts set forth therein that Seller believes should be made, to the extent then known. In the event that Seller does not timely deliver a Statement Objection, then the Preliminary Closing Statement shall be deemed to be the Final Closing Statement. (e) Dispute Resolution. (i) Negotiation. If Seller provides Buyer with a Statement Objection as set forth in Section 2.4(d), then Buyer and Seller shall promptly attempt in good faith to resolve the dispute or disagreement relating to the Preliminary Closing Statement set forth in the Statement Objection (the “Statement Dispute”). Buyer and Seller agree that all discussions related to the Statement Dispute, including any discussions relating to or involving the CPA Firm, will be treated as compromise negotiations governed by Rule 408 of the Federal Rules of Evidence. (ii) CPA Firm Resolution. If Buyer and Seller are unable to resolve the Statement Dispute within 30 days after the delivery of the Statement Objection, then, at any time thereafter, either Buyer or Seller shall have the right to require Buyer and Seller to coordinate to have the Statement Dispute resolved by FTI Consulting, Inc. or another internationally recognized firm of independent public accountants or consultants as to which Buyer and Seller mutually agree in writing (the “CPA Firm”), which shall, acting as an expert and not as an arbitrator, determine on the basis of the provisions expressly set forth in this Agreement, and only with respect to whether the matters remaining in dispute as set forth in the Statement Dispute and submitted to the CPA Firm (and not by independent review) were prepared in accordance with this Agreement and whether and to what extent, if any, the amounts reflected in the Preliminary Closing Statement require adjustment. In connection with the engagement of the CPA Firm, Buyer and Seller shall execute reasonable engagement letters and supply such other documents and written information as the CPA Firm reasonably requires or as such Party reasonably deems appropriate, provided that neither Buyer nor Seller shall have any ex parte communications with the CPA Firm (whether written or oral). The CPA Firm shall be instructed to use every reasonable effort to perform its services and deliver a written determination within 30 days after submission of the

5 Statement Dispute to it and, in any case, as soon as practicable after such submission. In resolving the Statement Dispute, the CPA Firm (A) shall utilize the criteria set forth in Section 2.4(a) and (B) shall not assign a value to any item greater than the greatest value for such item claimed by Buyer or Seller, or less than the smallest value for such item claimed by Buyer or Seller, as set forth in the Preliminary Closing Statement or the Statement Objection. Absent fraud or manifest error, the CPA Firm’s determination of the Statement Dispute shall be conclusive and binding upon the Parties. Until the CPA Firm makes its determination, the costs and expenses of the CPA Firm shall be borne equally by Buyer and Seller, provided that, when the CPA Firm makes its determination, the costs and expenses of the CPA Firm shall be allocated between Seller and Buyer based upon the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Seller claims the Net Working Capital is $1,000 greater than the amount determined by Buyer, and Buyer contests only $500 of the amount claimed by Seller, and if the CPA Firm ultimately resolves the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of the CPA Firm’s determination will be allocated 60% (i.e., 300 ÷ 500) to Buyer and 40% (i.e., 200 ÷ 500) to Seller. For clarity, except for the costs and expenses of the CPA Firm, each Party shall be liable for its own costs and expenses relating to any Statement Dispute in connection with this Section 2.4. (f) Cooperation. Each of Buyer and Seller agree that it shall not, and shall cause its Affiliates not to, take any action with respect to the accounting books, records, policies, and procedures of the Group Companies that would obstruct or prevent the preparation or review of the Closing Statements. Buyer and Seller shall cooperate, and shall cause the Group Companies to cooperate, in the preparation or review of the Closing Statements, including (i) providing reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda, and other documents), facilities, and employees of the Group Companies, (ii) causing employees of the Group Companies to provide Seller as promptly as practicable after the Closing Date with normal month-end closing financial information for the Group Companies as of immediately prior to the Closing and as of the Measurement Time, as applicable, and (iii) cooperating in all reasonable respects with Seller and its representatives or Buyer and its representatives, as applicable, including the provision on a timely basis of all other information necessary or useful in connection with the preparation or review of the Closing Statements, provided that neither Buyer nor Seller shall be required to provide access to information that would violate (A) any obligation of confidentiality to which such party or any of its Affiliates may be subject, (B) any attorney-client privilege, attorney work product protection or other privilege associated with such information or (C) any applicable Laws (it being understood that, to the extent any information or access is withheld pursuant to the preceding subclauses (A)-(C), the withholding Party shall use reasonable best efforts to provide the other Party such access or make such disclosure (or as much of it as possible) in a manner that would not reasonably be expected to have such consequences). (g) No Further Claim. After the determination of the Final Closing Statement and the payment contemplated by Section 2.3(e), no Party shall have the right to make any claim based on the preparation of the Final Closing Statement or the calculation of the Final Adjustment Amount (even if subsequent events or subsequently discovered facts would have affected the preparation of the Final Closing Statement or the calculation of the

6 Final Adjustment Amount had such subsequent events or subsequently discovered facts been known at the time of the Closing). Section 2.5 Payment Mechanics. Except as otherwise set forth in this Agreement, all payments under this Agreement shall be made by wire transfer of immediately available funds to the applicable accounts set forth in the Closing Payment Schedule or otherwise in a manner that the applicable obligator and obligee agree in writing. Notwithstanding anything to the contrary, any amounts subject to employer tax or similar withholding shall be paid to the applicable Group Company for its subsequent payment to the ultimate obligee through such Group Company’s payroll systems (less applicable withholding) on the subsequent regular payroll date. Section 2.6 Withholding. Buyer and Seller shall cooperate using commercially reasonable efforts to minimize or eliminate any obligation to withhold amounts from the Purchase Price. Notwithstanding the previous sentence, in the event that any portion of the Purchase Price is subject to withholding under applicable Law (other than compensatory amounts that are paid through the payroll system of the applicable Group Company), Buyer shall be entitled to withhold on such portion of the Purchase Price in accordance with applicable Law provided, that, except to the extent such withholding is attributable to a failure to provide the executed IRS Form W-9 pursuant to Section 7.2(e) and other than with respect to amounts treated as compensation for Tax purposes, Buyer shall use commercially reasonable efforts to provide Seller written notification of its intent to withhold at least three (3) days prior to the Closing Date. To the extent that amounts are so withheld and timely paid over to the applicable Governmental Authority in the name of the Person in respect of which such withholding was made in accordance with applicable Law, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person. If Buyer withholds on any portion of the Purchase Price pursuant to the terms of this Section 2.6, Seller and Buyer shall cooperate with each other and shall agree on a reasonable allocation of a portion of the Purchase Price to the Group Company that is subject to such withholding. In the event that any withholding Taxes (with respect to amounts otherwise payable pursuant to this Agreement) arise (i) by reason of Buyer (or its applicable Affiliate) assigning any of its interests under Section 10.4 or (ii) by reason of Buyer (or its applicable Affiliate) being organized in a jurisdiction other than (a) the United States or (b) the jurisdiction in which the relevant Group Company is organized, the Purchase Price shall be increased as necessary so that, after all such withholding Taxes have been imposed (including any such withholding Taxes that apply to additional sums payable under this sentence), the relevant Group Company receives and retains an amount equal to the sum it would have received and retained had such withholding Taxes not been imposed. Section 2.7 Purchase Price Allocation. Within sixty (60) days following the final determination of the Final Closing Statement pursuant to Section 2.4, Seller shall prepare a draft of the Purchase Price and, to the extent applicable, any other items treated as consideration for U.S. federal income Tax purposes (the “Aggregate Tax Consideration”) allocable to the purchase of the Group Companies and their respective underlying assets in accordance with the Code, the Treasury Regulations promulgated thereunder, and the methodology set forth in Exhibit 2.7 (the “Proposed Allocation”). Buyer shall review the Proposed Allocation and provide any written comments with respect thereto within thirty (30) days of receipt, provided that such comments shall be consistent with the methodology set forth in Exhibit 2.7. If Buyer does not provide any written comments within such period, then Buyer shall be deemed to have accepted the Proposed Allocation. If Buyer does not agree with the Proposed Allocation, then Seller and Buyer shall attempt in good faith to reach an agreement on the allocation of the Aggregate Tax Consideration, and Seller shall revise the Proposed Allocation to reflect any agreed changes. If Seller and Buyer cannot reach an agreement on the allocation within

7 twenty (20) days after Seller’s receipt of Buyer’s comments (or such longer period of time as mutually agreed upon by Seller and Buyer), then the Parties shall submit the matter to the CPA Firm, which shall determine the allocation under the procedures for resolving disputes as set forth in Section 2.4(e)(ii) (including the provisions thereof regarding fees and expenses), mutatis mutandis. The Proposed Allocation as agreed to by Seller and Buyer or as finally determined by the CPA Firm, as the case may be, shall be the final allocation (the “Final Allocation”). The Final Allocation shall be updated from time to time to reflect adjustments to the Aggregate Tax Consideration in a manner consistent with this Section 2.7. The Parties and their Affiliates shall file all Tax Returns in a manner consistent with the Final Allocation except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law). In the event any Governmental Authority challenges the Final Allocation, Seller or Buyer, as the case may be, shall promptly notify the other Party of the nature of such dispute and shall cooperate in good faith to preserve the effectiveness of the Final Allocation; provided, however, nothing in this Section 2.7 shall prohibit any Party from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Final Allocation and the Parties shall not be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging the Final Allocation. Any adjustments to the Purchase Price shall be allocated in a manner consistent with the Final Allocation unless otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law), and any disputes with respect thereto shall be resolved in accordance with this Section 2.7. Section 2.8 Tax Treatment of Payments. Any payments made with respect to adjustments to the Purchase Price pursuant to Section 2.3(e), Section 2.9, or Section 2.10 shall be deemed to be, and Seller and Buyer agree to treat such payments as, an adjustment to the Purchase Price for Tax purposes, except as otherwise required by applicable Law. To the extent any imputed interest under Section 483 or Section 1274 of the Code (or similar provision under federal, state, local or non-U.S. Tax Law) is deemed to arise from such payments, the Parties agree to use the applicable federal rate (as described in Section 1274(d) of the Code) to compute such imputed interest to the extent permitted by applicable Law. Section 2.9 Earnout. (a) Immediately following the Closing, Buyer shall transfer (or cause to be transferred) to one or more IPCo Entities the Lee Business Owned IP (including through the transfer of the equity interests of one or more Group Companies owning such Lee Business Owned IP). (b) During the five year period beginning on the first day of the calendar year occurring after the year in which the Closing Date occurs (the “Earnout Period”), Seller (or an Affiliate of Seller designated in writing by Seller) shall be eligible to receive up to three (3) additional payments (each, an “Earnout Payment” and collectively, the “Earnout Payments”), in an aggregate amount not to exceed two hundred fifty million dollars ($250,000,000), as follows: (i) One hundred million dollars ($100,000,000) (which amount shall only be paid once) for the first (1st) calendar year during the Earnout Period in which the Gross IPCo Revenue equals or exceeds one hundred million dollars ($100,000,000); plus

8 (ii) Eighty-seven million five hundred thousand dollars ($87,500,000) (which amount shall only be paid once) for the first (1st) calendar year during the Earnout Period in which the Gross IPCo Revenue equals or exceeds one hundred twenty-five million dollars ($125,000,000); plus (iii) Sixty-two million five hundred thousand dollars ($62,500,000) (which amount shall only be paid once) for the first (1st) calendar year during the Earnout Period in which the Gross IPCo Revenue equals or exceeds one hundred fifty million dollars ($150,000,000). For the avoidance of doubt, (x) the amounts set forth in each of the foregoing clauses (i)-(iii), if payable, shall only be paid once and (y) in no event shall the aggregate amount of the Earnout Payments payable pursuant to the foregoing clauses (i)-(iii) exceed two hundred fifty million dollars ($250,000,000). For illustrative purposes only, an example of the Earnout Payment mechanics is set forth on Exhibit 2.9. (c) As used herein: (i) “Converted IPCo Revenue” means, with respect to the Non- Royalty Paying Affiliates, if any, the aggregate amount equal to the sum of (x) each Non-Royalty Paying Affiliate’s retail and ecommerce revenues with respect to any Earnout Intellectual Property multiplied by a royalty rate of four percent (4%) plus (y) each Non-Royalty Paying Affiliate’s wholesale revenues with respect to any Earnout Intellectual Property multiplied by a royalty rate equal to eight percent (8%), plus (z) each Non-Royalty Paying Affiliate’s revenues from any licensing of the Earnout Intellectual Property to third parties (it being understood, for clarity, that (A) subclause (z) shall not include revenues otherwise included within subclause (x) or subclause (y) and (B) Converted IPCo Revenue shall be calculated in accordance with subclause (d) below). (ii) “Earnout Intellectual Property” means (A) the Lee Business Owned IP set forth on Schedule 2.9(c)(ii) and (B) any Intellectual Property that is an acronym, translation, transliteration, derivation, stylized version, composite, variation, derivative work, extension, continuation, divisional, continuation-in-part, reissue, reexamination, or foreign counterpart or equivalent of, or an improvement to the Lee Business Owned IP set forth on Schedule 2.9(c)(ii). (iii) “Gross IPCo Revenue” means, without duplication, with respect to a calendar year during the Earnout Period, the sum of (A) consolidated gross royalty, common marketing fund and other revenues earned (including, without duplication, any minimum royalty payments earned by IPCo Entities) in connection with the licensing or marketing (other than Must Spend Marketing) of the Earnout Intellectual Property held by the IPCo Entities in or with respect to such calendar year plus (B) the Converted IPCo Revenue with respect to such calendar year, if any plus (C) the Imputed IP Amount (it being understood, for clarity, that Gross IPCo Revenue be calculated in accordance with subclause (d) below). (iv) “Imputed IP Amount” means, with respect to any Transferred Company IP, an annual amount equal to the consideration received by Buyer or any of

9 its Affiliates (including any IPCo Entity) for such Transferred Company IP in the applicable IP Transfer, divided by nine (9). (v) “IP Transfer” means the direct or indirect sale, transfer or disposition of the Lee Business Owned IP (or other Earnout Intellectual Property) (the “Transferred Company IP”) (including through the transfer of the equity interests of one or more Persons owning such Lee Business Owned IP or other Earnout Intellectual Property) by an IPCo Entity to a Person that is not an Affiliate of Buyer, in each case, during the Earnout Period. (vi) “IPCo” means Buyer or one or more Subsidiaries of Buyer, as designated by Buyer to Seller in writing prior to the Closing Date. (vii) “IPCo Entities” means, collectively, (i) IPCo and its direct or indirect Subsidiaries and (ii) any Permitted JV Transferee following a Permitted JV Transfer. (viii) “Must Spend Marketing” means with respect to any period of determination, the amount of marketing and advertising payments actually received by any IPCo Entity or any of its Affiliates during such period from contractual counterparties and which are required to be expended by such IPCo Entity or Affiliate during such period or in the future on marketing or advertising. (ix) “Non-Royalty Paying Affiliate” means each Person other than an IPCo Entity that (A) is an Affiliate of Buyer and (B) commercializes the Earnout Intellectual Property, but does not pay licensing revenues, royalties or similar payments to the IPCo Entities with respect to the commercialization of the Earnout Intellectual Property. (x) “Permitted IP Transfer” means any (i) Permitted JV Transfer or (ii) IP Transfer for which the Imputed IP Amount for the applicable Transferred Company IP is included in Gross IPCo Revenue. (xi) “Permitted JV Transfer” means the direct or indirect sale, transfer or disposition of the Lee Business Owned IP by an IPCo Entity to a Person (such Person, a “Permitted JV Transferee”) that is not, at the time of such sale, transfer or disposition, an IPCo Entity and (i) in which Buyer or its Affiliates collectively own equity interests entitling Buyer or its Affiliates to forty percent (40%) or more of the dividends or distributions of such Person and (ii) with respect to which Buyer or its Affiliates has information rights and other rights sufficient to permit Buyer or its Affiliates to (x) determine the Gross IPCo Revenue attributable to such Person as an IPCo Entity and (y) to cause such Person to comply with the covenants and obligations of an IPCo Entity pursuant to Section 2.9(h). (d) For the purposes of calculating Converted IPCo Revenue and Gross IPCo Revenue in any applicable calendar year during the Earnout Period, revenue shall be determined on an accrual basis in accordance with GAAP, as applied on a basis consistent with the historical practices of Authentic Brands Group LLC’s other lifestyle-focused intellectual property licensing subsidiaries. For the avoidance of doubt, such calculation of Converted IPCo

10 Revenue and Gross IPCo Revenue for each calendar year shall include only amounts for which cash is collected by the IPCo Entities and any Permitted JV Transferee during such calendar year and through the first calendar quarter of the subsequent calendar year, solely to the extent such collections relate to revenue recognized in the applicable calendar year, and shall exclude any advances received during the applicable calendar year with respect to periods following such calendar year; provided, however, any such amounts not collected within such period but collected thereafter shall be included in the calculation of Converted IPCo Revenue and Gross IPCo Revenue for the calendar year in which such amounts are actually collected; provided that Gross IPCo Revenue attributable to any IPCo Entity that is a Permitted JV Transferee shall only be such amounts constituting Gross IPCo Revenue earned by Buyer and its Affiliates in respect of their equity interests in the applicable Permitted JV Transferee, as determined in accordance with this Section 2.9(d). (e) On or prior to the date that is forty-five (45) days following Buyer’s receipt of the consolidated audited financial statements of Buyer and its Subsidiaries for each calendar year during the Earnout Period (but no later than June 30th of the calendar year immediately following the calendar year that such consolidated audited financial statements apply to), Buyer shall deliver to Seller a statement setting forth, in reasonable detail, Buyer’s good faith calculation of the Gross IPCo Revenue with respect to such calendar year and the applicable Earnout Payments (if any) as a result thereof (the “Earnout Statement”). Each Earnout Statement will be accompanied by such supporting documentation as may be reasonably necessary to enable Seller to review, evaluate or confirm the amounts included in the Earnout Statement, including reasonably detailed information on Converted IPCo Revenue in respect of each Non-Royalty Paying Affiliate, if any, and the calculation of any Earnout Payments. (f) During the forty-five (45)-day period following Seller’s receipt of each Earnout Statement, Seller shall be permitted to review any records, working papers and other documents of Buyer used in the preparation of, or otherwise related to such Earnout Statement and to have reasonable access to the personnel (including personnel responsible for accounting and finance and senior management) of Buyer and its Representatives solely to the extent such personnel assisted in the preparation of such Earnout Statement with respect thereto during normal business hours, upon reasonable advance written notice and in a manner so as not to unreasonably interfere with the normal business operations of the IPCo Entities and the Lee Business, as applicable. Such Earnout Statement shall become final and binding upon Seller and Buyer at 11:59 p.m. Eastern Time on the date that is forty-five (45) days following Seller’s receipt thereof (the “Earnout Disagreement Deadline”), unless Seller gives written notice to Buyer specifying in reasonable detail its disagreement with Buyer’s calculation of the Gross IPCo Revenue and the resulting Earnout Payments (the “Earnout Notice of Disagreement”) prior to such time. If Seller delivers an Earnout Notice of Disagreement to Buyer prior to the Earnout Disagreement Deadline, the dispute resolution mechanism set forth in Section 2.4(e) shall apply mutatis mutandis with respect to any disputes that may arise in connection therewith. Buyer shall provide Seller and its Representatives, upon reasonable advance notice and during normal business hours, with reasonable access to the personnel of Buyer and its Affiliates solely to the extent such personnel assisted in the preparation of the Earnout Statement, and shall cause such personnel to cooperate reasonably with Seller and its Representatives in connection with such review.

11 (g) If, following the final determination of the Gross IPCo Revenue pursuant to this Section 2.9, one or more Earnout Payments is due to Seller, then no later than ten (10) Business Days after the Earnout Statement becomes final and binding on Seller and Buyer pursuant to Section 2.9(f), Buyer shall pay (or cause to be paid) to an account designated in writing by Seller the applicable Earnout Payment(s), by wire transfer of immediately available funds. (h) During the Earnout Period, Buyer shall not, and shall cause the IPCo Entities not to, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), (x) take or fail to take any action (including implementing any strategy) with the intention of preventing or reducing the amount of any Earnout Payments, including deferring receipt of Gross IPCo Revenue until after the Earnout Period with the primary intent of preventing or reducing the amount of any Earnout Payments or (y) take or permit to be taken any of the following actions: (i) directly or indirectly, sell, transfer or dispose of the Lee Business Owned IP (or other Earnout Intellectual Property) (including through the transfer of the equity interests of any Person owning such Lee Business Owned IP or other Earnout Intellectual Property), except (x) to another IPCo Entity or (y) a Permitted IP Transfer; (ii) (x) consolidate with or merge into any other Person such that Buyer is not the continuing or surviving corporation or entity of such consolidation or merger (which shall not, for the avoidance of doubt, restrict any direct or indirect transfer of equity of Buyer) or (y) transfer or convey all or substantially all of its properties and assets to any Person, unless, in each such case, Buyer first makes proper provisions reasonably necessary so that the successors and assigns of Buyer shall succeed to and be bound by the obligations set forth in this Section 2.9; (iii) directly or indirectly, sell or transfer, or permit the sale or transfer, of all or a majority of the ownership interests in a Non-Royalty Paying Affiliate to any Person that is not an Affiliate of Buyer such that such Non-Royalty Paying Affiliate ceases to be an Affiliate of Buyer (a Non-Royalty Paying Affiliate following any such sale or transfer a “Former Non-Royalty Paying Affiliate”) unless Buyer or its Affiliates makes proper provision to ensure that, following such sale or transfer, retail, ecommerce and wholesale revenues actually paid by such Former Non- Royalty Paying Affiliate to the IPCo Entities with respect to any Earnout Intellectual Property of such Former Non-Royalty Paying Affiliate are included in the calculation of Converted IPCo Revenue as if such Former Non-Royalty Paying Affiliate remained a Non-Royalty Paying Affiliate; or (iv) enter into any Contract that involves royalty, licensing or similar payments to the IPCo Entities with respect to any Lee Business Owned IP with any Affiliate of Buyer, except for Contracts that are on arm’s-length terms or Contracts with Affiliates of Buyer where the Converted IPCo Revenue is included in Gross IPCo Revenue; provided, however, that notwithstanding the foregoing, Buyer (and its Affiliates, as applicable) may, without violating the foregoing, (x) assign its rights (but not its obligations) to the Lee

12 Business Owned IP as collateral to its debt financing sources and (y) consummate Permitted IP Transfers. (i) During the Earnout Period, Buyer shall cause the IPCo Entities to maintain separate books and records or other arrangements to allow for the accurate and verifiable calculation of Gross IPCo Revenue. (j) Seller acknowledges that, without limiting the express provisions of Section 2.9, (i) achievement of an amount of Gross IPCo Revenue and the corresponding Earnout Payment, if any, as a result thereof cannot be assured or guaranteed and is subject to numerous factors outside the control of Buyer, (ii) there is no assurance that an amount of Gross IPCo Revenue that would result in an Earnout Payment hereunder will be achieved, (iii) Buyer does not owe an express or implied duty (fiduciary or otherwise) to Seller (any of which are hereby waived to the fullest extent permitted by applicable Law), (iv) the Parties intend the express provisions of this Agreement to govern their contractual relationship regarding the achievement and payment of an Earnout Payment, if any, (v) from and after the Closing, Buyer shall operate the Lee Business in its sole discretion in good faith and in a manner consistent with its past practices and shall not take any action, or fail to take any action, with the primary intent of reducing or avoiding any Earnout Payment, including changing its accounting principles, polices or practices with the primary intent to reduce or defer Gross IPCo Revenue during the Earnout Period, and (vi) an Earnout Payment, if any, is subject to set-off pursuant to Section 8.3(c)(ii). Seller acknowledges that its contingent right to receive an Earnout Payment, if any, is not a security. Section 2.10 Post-Closing Restructuring Matters. Buyer and Seller further agree as provided for in Exhibit 2.10. ARTICLE 3 REPRESENTATIONS AND WARRANTIES Section 3.1 Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date: (a) Organization and Power. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina. Seller has all requisite corporate power, legal right, and authority to execute and deliver this Agreement and the other Transaction Agreements to be executed and delivered by Seller and to carry out the transactions contemplated hereby and thereby. (b) Authority. The execution and delivery by Seller of this Agreement and the other Transaction Agreements to be executed and delivered by Seller are within Seller’s corporate authority and have been duly authorized by all necessary corporate action. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and when executed and delivered, the other Transaction Agreements to be executed and delivered by Seller will constitute, valid and binding agreements of Seller, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, and other Laws affecting creditors’ rights generally and by general equitable principles (the “Enforceability Exceptions”).

13 (c) No Violation. Neither the execution and delivery by Seller of this Agreement or the other Transaction Agreements to be executed and delivered by Seller nor the consummation by Seller of the transactions contemplated hereby and thereby: (i) will violate in any material respect any Law or Order applicable to Seller, subject to compliance with Antitrust Laws applicable to the transactions contemplated by this Agreement; (ii) will require Seller to procure any material authorization, consent, or approval by, or to effect any material filing with or material notice to, any Governmental Authority, except for (A) requirements of Antitrust Laws applicable to the transactions contemplated by this Agreement, (B) requirements to effect the Pre- Closing Reorganization, or (C) requirements that become applicable solely as a result of the regulatory status of Buyer or any of its Affiliates; (iii) will violate in any material respect any Privacy Requirements; (iv) will (with or without notice or lapse of time or both) (A) conflict with, breach, violate, constitute a default under, result in the automatic termination or give rise to a right of termination or modification of, or accelerate the performance required by, the Organizational Documents of Seller, except for such breaches, violations, defaults, terminations, modifications, or accelerations that are not reasonably expected to be, individually or in the aggregate, material to the Lee Business taken as a whole, (B) conflict with, breach, violate, constitute a default under, result in the automatic termination or give rise to a right of termination or modification of, or accelerate the performance required by, any material Contract to which Seller or any of its Subsidiaries is a party that relates to the Lee Business, except for such breaches, violations, defaults, terminations, modifications, or accelerations that are not reasonably expected to be, individually or in the aggregate, material to the Lee Business taken as a whole, (C) require any consent, notice, approval or similar action under the Organizational Documents of Seller on or after the date of this Agreement, except for any act in connection with the Pre-Closing Reorganization, or (D) require any consent, notice, approval or similar action under any material Contract to which Seller is a party on or after the date of this Agreement, except where the failure to obtain or make any such consent, notice, approval or similar action is not reasonably expected to be, individually or in the aggregate, material to the Lee Business taken as a whole; or (v) will result in the creation of any Liens upon any Company Shares or the shares of any Group Company or will result in the creation of any Liens (other than Permitted Liens) upon any assets of Seller and its Subsidiaries that are used in the conduct of the Lee Business. (d) Title. (i) Prior to Pre-Closing Reorganization. Prior to giving effect to the Pre-Closing Reorganization, Seller, either directly or indirectly through one or more Subsidiaries, owns valid legal title to the outstanding Capital Stock or other equity securities of the Group Companies, free and clear of all Liens other than Permitted Liens.

14 (ii) After Pre-Closing Reorganization. After giving effect to the Pre-Closing Reorganization, Seller will continue to own valid legal title to the Company Shares, free and clear of all Liens other than Permitted Liens. (e) No Impediment. There is no Action pending or, to the knowledge of the officers of Seller, threatened against Seller that, individually or in the aggregate, would be reasonably expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by the Transaction Agreements. Section 3.2 Representations and Warranties of the Company. Except as set forth in the disclosure schedule delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement (the “Disclosure Schedule”), the Company (which, for purposes hereof, shall be read to include each of the Group Companies) and, to the extent specifically set forth below, Seller, makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date: (a) Organization and Power. Each Group Company is a legal entity duly organized, validly existing, and, to the extent the applicable jurisdiction recognizes such concept, in good standing under the Laws of its incorporation or organization. The Company has all requisite corporate power, legal right and authority to execute and deliver this Agreement, to carry out the transactions contemplated hereby, to carry on its business as presently conducted and to own, operate and lease its properties and assets. Each Group Company has all requisite legal entity power, legal right, and authority to execute and deliver the other Transaction Agreements to be executed and delivered by such Group Company, to carry out the transactions contemplated thereby, to carry on its business as presently conducted (including, for the avoidance of doubt, the Lee Business) and to own, operate and lease its properties and assets. (b) Authority. The execution and delivery by any Group Company of this Agreement and the other Transaction Agreements to be executed and delivered by such Group Company have been duly authorized by all necessary corporate or similar legal entity authorizing action. Assuming the due authorization, execution, and delivery by the other parties hereto and thereto, (i) this Agreement constitutes, and when executed and delivered, the other Transaction Agreements to be executed and delivered by the Company will constitute, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as such may be limited by the Enforceability Exceptions, and (ii) when executed and delivered, the Transaction Agreements to be executed and delivered by any Group Company other than the Company will constitute valid and binding agreements of such Group Company, enforceable in accordance with their respective terms, except as such may be limited by the Enforceability Exceptions. (c) No Violation. None of the execution and delivery by the Company of this Agreement, the execution and delivery by the Group Companies of the other Transaction Agreements to be executed and delivered by the Group Companies, or the consummation by the Group Companies of the transactions contemplated hereby or thereby (in each case, as applicable):

15 (i) will violate in any material respect any Law or Order applicable to any Group Company, subject to compliance with Antitrust Laws applicable to the transactions contemplated by this Agreement; (ii) will require any Group Company to procure any material consent or approval by, or to effect any material filing with or material notice to, any Governmental Authority, except for (A) requirements of Antitrust Laws applicable to the transactions contemplated by this Agreement, (B) requirements to effect the Pre- Closing Reorganization, or (C) requirements that become applicable solely as a result of the regulatory status of Buyer or any of its Affiliates; (iii) will (with or without notice or lapse of time or both) (A) conflict with, breach, violate, constitute a default under, result in the automatic termination or give rise to a right of termination or modification of, or accelerate the performance required by, the Organizational Documents of any Group Company, except for such breaches, violations, defaults, terminations, modifications, or accelerations that are not reasonably expected to be, individually or in the aggregate, material to the Lee Business taken as a whole, (B) conflict with, breach, violate, constitute a default under, result in the automatic termination or give rise to a right of termination or modification of, or accelerate the performance required by any Material Business Contract, except for such breaches, violations, defaults, terminations, modifications, or accelerations that are not reasonably expected to be, individually or in the aggregate, material to the Lee Business taken as a whole, (C) require any consent, notice, approval or similar action under the Organizational Documents of any Group Company on or after the date of this Agreement, except for any act in connection with the Pre-Closing Reorganization, or (D) require any consent, notice, approval or similar action or under any Material Business Contract, except where the failure to obtain or make any such consent, notice, approval or similar action is not reasonably expected to be, individually or in the aggregate, material to the Lee Business taken as a whole; (iv) will violate in any material respect any Privacy Requirements; (v) will result in the creation of any Liens upon any Company Shares or the shares of any Group Company; or (vi) will result in the creation of any Liens (other than Permitted Liens) upon the material assets of any Group Company that are used in the conduct of the Lee Business. (d) Foreign Qualification. Each Group Company is duly qualified or licensed to do business as a foreign entity in each jurisdiction in which the character of the properties owned by it, or the nature of the business conducted by it, makes such qualification or licensure necessary under applicable Law, except where the failure to effect or maintain such qualification or licensure would not, individually or in the aggregate, reasonably be expected to be material to the Lee Business taken as a whole. (e) Organizational Documents. Prior to the date of this Agreement, the Company made available to Buyer copies of the Organizational Documents of each Group Company that exists as of the date of this Agreement. As so made available, the Organizational

16 Documents of each such Group Company are in full force and effect. No such Group Company is in breach or default, or has taken any action or failed to take any action that, with notice or the lapse of time or both, would constitute a breach or default under any of its Organizational Documents. Section 3.2(e) of the Disclosure Schedule sets forth a list of the directors and officers of each such Group Company as of the date of this Agreement. (f) Capitalization. Section 3.2(f) of the Disclosure Schedule sets forth a list of (x) each Group Company, (y) the names of all record and beneficial owners of Capital Stock of each Group Company, and (z) the amount of Capital Stock owned by each such record and beneficial owner, in each of the cases described in subclause (x), (y), and (z), as of the date hereof and as the same will be applicable as of the Closing after giving effect to the Pre-Closing Reorganization. As of the date hereof and as of the Closing (after giving effect to the Pre- Closing Reorganization): (i) no Group Company (A) will have outstanding securities convertible into or exchangeable for any Capital Stock of such Group Company, (B) will have outstanding options, warrants, or other rights to purchase or subscribe to any Capital Stock of such Group Company or securities that are convertible into or exchangeable for any Capital Stock of such Group Company (other than this Agreement), (C) will have outstanding phantom equity, equity appreciation rights, profit participation rights, or similar rights with respect to any Capital Stock or equity or equity-based interests of such Group Company, (D) will be party to any Contract obligating the future issuance, sale, or transfer of any Capital Stock of such Group Company, any such convertible or exchangeable securities, or any such options, warrants, or other rights (other than this Agreement), or (E) will be party to any Contract providing an unaffiliated third party with the future right to vote or otherwise approve (or disapprove) governance decisions in respect of such Group Company (other than this Agreement); (ii) all of the outstanding Capital Stock of each Group Company will be validly issued and fully paid and, to the extent the applicable jurisdiction recognizes such concept, nonassessable, and held free and clear of all Liens other than Permitted Liens; (iii) none of the outstanding Capital Stock of each Group Company will have been offered or issued in violation of applicable Law in any material respect or will be subject to preemptive or similar rights except as required by applicable Law; (iv) to the Knowledge of the Company, there will be no restrictions upon, or voting trusts, proxies, or other Contracts of any kind with respect to, the voting, purchase, redemption, acquisition, or transfer of, or the declaration or payment of any distribution on, any Capital Stock of any Group Company, other than those arising under applicable Law or this Agreement; (v) as of the date hereof there are not and as of the Closing there will not be any declared or accrued but unpaid dividends in respect of any Capital Stock of any Group Company; and

17 (vi) none of the Group Companies owns any equity securities of or interests in any Person (other than another Group Company) or has any current or future obligation (contingent or otherwise) to acquire any equity securities of, make a capital contribution or similar equity investment in, any other Person. (g) Financial Matters. (i) Financial Statements. Section 3.2(g)(i) of the Disclosure Schedule contains (A) an unaudited balance sheet of the Lee Business as of April 4, 2026 (the “Recent Balance Sheet”) and an unaudited income statement of the Lee Business for the three (3) months then ended and (B) an unaudited balance sheet of the Lee Business as of January 3, 2026 and December 28, 2024 and an unaudited income statement of the Lee Business for the fiscal year ended January 3, 2026 (collectively, the “Financial Statements”). For clarity, the Financial Statements are provided solely with respect to the Lee Business and do not reflect all assets or liabilities of the Group Companies as of the date hereof, and include items that are required to convey with the Group Companies pursuant to the terms hereof but are not fully attributable to the Lee Business. The Financial Statements (A) have been prepared based on the books and records of Seller and its Subsidiaries and (B) fairly present in all material respects, in conformity with GAAP on a held-for-sale basis applied consistently throughout the periods indicated, the financial condition and results of operations of the Group Companies or the Lee Business (as applicable) as of the respective dates and for the respective periods presented. Notwithstanding the foregoing, the Financial Statements and the foregoing representations and warranties are qualified by the fact that, throughout the periods covered by the Financial Statements, (1) neither the Group Companies nor the Lee Business has operated as a separate stand-alone entity of Seller, but instead the same have been reported within Seller’s consolidated financial statements, (2) stand-alone financial statements have not historically been prepared for the Group Companies or the Lee Business, (3) the Financial Statements have been prepared from Seller’s historical accounting records and are presented on a stand-alone basis, and include certain charges and credits which do not necessarily reflect amounts that would have resulted from arm’s-length transactions and (4) the Financial Statements are not necessarily indicative of what the results of operations, financial position, and cash flows of the Group Companies or the Lee Business will be in the future. (ii) Internal Controls. There are no significant deficiencies in the design or operation of the system of internal controls of Seller and its Subsidiaries that would adversely affect in any material respect the ability of Seller and its Subsidiaries to record, process, summarize, and report its financial data. The management of Seller and its Subsidiaries has not identified any material weaknesses in the internal controls of Seller and its Subsidiaries, and there is not, and there has not been, any fraud (whether or not material) that involves management or other employees who have a significant role in the internal controls of Seller and its Subsidiaries. Seller has, and has caused its Subsidiaries to, keep books, records and accounts that have been maintained in accordance with applicable Law in all material respects. Seller and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit

18 preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (iii) Accounts Receivable. All accounts receivable reflected on the Recent Balance Sheet, and all accounts receivable of Seller and its Subsidiaries that have arisen from the conduct of the Lee Business since the date of the Recent Balance Sheet, (A) arose out of arms’ length transactions made in the Ordinary Course, (B) to the Knowledge of the Company, are the valid and legally binding obligations of the Persons obligated to pay such amounts, and (C) as of the date of this Agreement, are not subject to any written dispute (except to the extent any such dispute is evaluated as a probable loss and is reflected in the reserves for doubtful accounts or customer refund liabilities). With respect to the Lee Business, Seller and its Subsidiaries have not, in each case since the date of the Recent Balance Sheet, cancelled, or agreed to cancel, in whole or in part, any accounts receivable other than in the Ordinary Course. (iv) Inventory. All Inventory reflected on the Recent Balance Sheet (A) is valued in accordance with GAAP at the lower of cost (on a standard cost basis which approximates FIFO) or net realizable value, (B) consists of a quality and quantity usable in the Ordinary Course, except for slow-moving, damaged, or obsolete items (all of which have been written down to net realizable value or for which adequate reserves have been provided) and (C) was acquired in the Ordinary Course. All Inventory of Seller and its Subsidiaries purchased since the date of the Recent Balance Sheet for use in the conduct of the Lee Business consists of a quality and quantity usable in the Ordinary Course. All Inventory of Seller and its Subsidiaries held for use in the conduct of the Lee Business is located at, or is in transit to or from, the Business Real Property and Seller and its Subsidiaries maintain commercially reasonable practices, policies and procedures intended to safeguard and provide adequate security for the Inventory including with respect to third party theft, loss, and during the past five (5) years, has not made any material change to such practices, policies and procedures. (v) No Undisclosed Liabilities. There are no Liabilities of the Group Companies or the Lee Business, whether absolute, contingent, accrued or otherwise, other than Liabilities (i) reflected, or reserved against, on the face of the Recent Balance Sheet, (ii) incurred since the date of the Recent Balance Sheet in the Ordinary Course (none of which arises out of any breach of Contract (other than warranties, returns and similar claims in the Ordinary Course that are not material to the Lee Business or the Group Companies taken as a whole) or violation of Law), (iii) arising under this Agreement or the other Transaction Agreements or otherwise arising or incurred in connection with the transactions contemplated hereby or thereby, (iv) under executory Contracts (none of which arises out of any breach of such Contract (other than warranty, return and similar claims in the Ordinary Course that are not material to the Lee Business or the Group Companies taken as a whole) or violation of Law), or (v) that would not reasonably be expected to be, individually or in the aggregate, material to the Lee Business and the Group Companies, taken as a whole.

19 (h) Tax Matters. The Company makes no representation or warranty in this Agreement as to any matters relating to Taxes, Tax Returns, or compliance with Laws or Orders relating to Tax matters except as expressly set forth in this Section 3.2(h), Section 3.2(i) and Section 3.2(r). Without limitation, the representations and warranties made in this Section 3.2(h) address activities only prior to the Closing Date and do not constitute representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, any Taxes or Tax matters attributable to any period commencing, or any Tax position taken, on or after the Closing Date (other than the representations and warranties in paragraphs (vii), (viii), (x), (xi), and (xiii) of this Section 3.2(h)). (i) Tax Returns. All Income Tax and other material Tax Returns required to be filed by or on behalf of the Group Companies or the Lee Business have been timely filed (taking into account permitted extensions to file such Tax Returns) and all Income Taxes and other material Taxes due and owing by or with respect to the Group Companies and the Lee Business (whether or not shown as due and owing on such Tax Returns) have been timely paid. (ii) Tax Accrual. The unpaid Taxes of the Group Companies (being Taxes not yet due and owing) have been adequately accrued as of the date of the Recent Balance Sheet in accordance with GAAP, as in effect on the date of the Recent Balance Sheet and applied on a basis consistent with past practice, and do not exceed the reserves for any Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income). Since the date of the Recent Balance Sheet through the Closing Date, the Group Companies will not incur any Taxes other than (A) Taxes incurred in the Ordinary Course or (B) Taxes to be incurred as a result of the consummation of the transactions contemplated by this Agreement. (iii) Withholding. Seller and the Group Companies have paid (or have caused to be paid) or have deducted, withheld and remitted (or have had deducted, withheld and remitted on their behalf) to the appropriate Governmental Authority all material Taxes relating to the Group Companies or the Lee Business required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, former employee, independent contractor, customer, creditor, stockholder or other related or third party, and have complied, in all material respects, with all applicable reporting and record keeping requirements with respect thereto. (iv) Audits. (A) There is no audit examination, deficiency, claim, action, proceeding, investigation or proposed adjustment currently in progress or threatened in writing with respect to any material Taxes or Tax Returns of the Group Companies or with respect to the Lee Business, (B) neither Seller nor any Group Company has received written notice of any such audit examination, deficiency, claim, action, proceeding, investigation or proposed adjustment that is currently pending, (C) no Governmental Authority has asserted in writing any deficiency with respect to Taxes against or with respect to the Group Companies or the Lee Business for any taxable period for which the period of assessment or collection remains open and (D) there are no outstanding waivers or extensions of the statutory period of limitations, or of the time for assessment or collection, for a material Tax or Tax Return relating to the Group Companies or the Lee Business with respect to a taxable period for which such statutory period of limitations or time for assessment or collection is still open (other

20 than attributable to filing Tax Returns pursuant to an automatic extension to file Tax Returns). (v) Affiliated Group. Except as set forth in Section 3.2(h)(v) of the Disclosure Schedule, no Group Company (A) is or was a member of an affiliated, consolidated, combined or unitary group for U.S. federal, state, local or non-U.S. Tax purposes other than a group the common parent of which is Kontoor Brands, Inc. or (B) has any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 or any corresponding or similar provision of any U.S. federal, state, local or non-U.S. Law, as a transferee or successor by Contract, or by operation of Law, but for purposes of this clause (B), excluding obligations under this Agreement or any such transaction or Contract entered into in the Ordinary Course not primarily related to Taxes. (vi) Tax Liens. There are no liens for Taxes upon the assets of the Group Companies or the Lee Business other than liens for Taxes not yet due and payable. (vii) Tax Positions. No Group Company is subject to or has any outstanding (A) request for any private ruling from any Governmental Authority, (B) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of any U.S. federal, state, local or non-U.S. Law) with any Governmental Authority, or (C) any other Contract with any Governmental Authority relating to Taxes, in each case that will be binding on any Group Company after the Closing. (viii) Section 355 Transactions. No Group Company has been, in the past five (5) years, a “distributing corporation” or “controlled corporation” (within the meaning of Section 355 of the Code) with respect to a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code. (ix) Listed Transactions. No Group Company is participating, or has participated, in a “listed transaction” within the meaning of Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law). (x) U.S. Tax Classification. Section 3.2(h)(x) of the Disclosure Schedule lists the U.S. federal income tax classification of each Group Company from the later of such Group Company’s formation or the date Seller directly or indirectly acquired such Group Company. (xi) Closing Agreements. There are no closing agreements or similar arrangements with any Governmental Authority with regard to the determination of the Tax liability of any Group Company that would have continuing effect after the Closing. (xii) Tax Jurisdiction. To the Knowledge of the Company, no Group Company (A) has a permanent establishment, office or fixed place of business in a country other than its country of organization or (B) is subject to Tax in a country other

21 than the country in which it is organized. No Group Company organized or incorporated outside the United States has elected under Section 897(i) of the Code to be treated as a “domestic corporation”. No written claim that has not been fully resolved has been made to any Group Company by any Governmental Authority in a jurisdiction where such Group Company does not file a particular Tax Return or pay a particular Tax that such Group Company is or may be required to file such Tax Returns or pay such Taxes. (xiii) Income Inclusions; Loss Exclusions. No Group Company is required to include any material item of income in, or exclude any material item of deduction or loss from, a taxable period (or portion thereof) beginning after the Closing Date as a result of any (A) change in method of accounting under Section 481 of the Code (or any corresponding or similar provision of U.S. federal, state, local or non- U.S. Law) made prior to the Closing Date or the use of an improper method of accounting for any Pre-Closing Tax Period, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) entered into prior to the Closing Date, (C) installment sale or open transaction disposition made prior to the Closing Date, (D) deferred revenue or other prepaid amount accrued or received prior to the Closing Date outside of the Ordinary Course, (E) intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law), (F) gain recognition agreement (as described in Treasury Regulations Section 1.367(a)-8) entered into prior to the Closing, (G) dual consolidated loss (within the meaning of Section 1504 of the Code) or overall foreign loss (within the meaning of Section 904(f) of the Code) arising prior to the Closing, or (H) inclusion under Section 951(a) of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) attributable to the holding of “United States property” within the meaning of Section 956 of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) on or prior to the Closing Date. No Group Company has made an election described in Section 965(h) of the Code. (xiv) VAT. No Group Company is or has ever been part of a VAT or similar group for Indirect Tax purposes. Each Group Company is registered for Indirect Taxes in its jurisdiction of formation and is not registered for Indirect Taxes in any jurisdiction other than or in addition to its jurisdiction of formation. No Group Company is a capital goods owner for VAT purposes. (xv) U.S. Real Property Interests. None of the Company Shares constitute “United States real property interests” (as defined in Section 897(c)(1) of the Code). (xvi) PFIC. No Group Company that is not a CFC is classified as a “passive foreign investment company” within the meaning of Section 1297 of the Code. (xvii) Tariffs. Each Group Company is in compliance in all material respects with its obligations under any tariff regime, customs duty, or similar legal requirement, whether under Law or any executive order or other guidance.

22 (i) Absence of Certain Changes. From the date of the Recent Balance Sheet, the Lee Business has been conducted in the Ordinary Course in all material respects and there has not been: (i) any Material Adverse Effect; (ii) any material loss, damage, or destruction, whether or not covered by insurance, relating to or affecting those tangible assets of Seller and its Subsidiaries that are used or held for use in the conduct of the Lee Business, or (iii) any occurrence, action, or authorization of any action that, if completed after the date of this Agreement, would have required the consent of Buyer under Section 4.1. (j) Litigation and Orders. There is not, and since April 1, 2021 has not been, any material Action pending or, to the Knowledge of the Company, threatened against the Lee Business or any employee, director or officer of any Group Company in their capacity as such in respect of the Group Companies and the Lee Business. There is no material Order outstanding against the Lee Business, any Group Company or any employee, director or officer of any Group Company in their capacity as such in respect of the Lee Business, excluding Orders of general application. (k) Permits. Seller and its Subsidiaries possess, and since April 1, 2021 have possessed, all material Permits required for the conduct of the business of the Group Companies and the Lee Business, in each case, as conducted on the date of this Agreement, and for Seller and its Subsidiaries to own, lease, use and maintain their properties and assets relating to the Lee Business. All such Permits are in full force and effect. Seller and its Subsidiaries are not and since April 1, 2021 have not been, in violation of any such Permits, and except for past violations for which Seller and its Subsidiaries are not subject to any current liability and cannot become subject to any future liability, Seller and its Subsidiaries are and have been in compliance with such Permits in all material respects. Neither Seller nor any of its Subsidiaries has been notified in writing that any such Permit will not in the Ordinary Course be renewed upon its expiration or that, by virtue of the transactions contemplated by this Agreement, any such Permit will be terminated or materially amended or will not be granted or renewed, in each case, which has not been remedied. No event or condition has occurred or exists which would reasonably be expected to result in a violation of, breach of, loss of a benefit under or non-renewal of, any such Permit (in each case, with or without notice of lapse of time or both) that would reasonably be expected to result in the revocation or termination of any such Permit, except for any such revocation or termination that would not reasonably be expected, individually or in the aggregate, to be material to the Lee Business taken as a whole. After giving effect to the Pre-Closing Reorganization, the Group Companies will possess all material Permits required for the conduct of the Lee Business as conducted on the date of this Agreement and as of Closing and for each Group Company to own, lease, use and maintain their properties and assets relating to the Lee Business. (l) Compliance with Laws. In the past five years, the Group Companies and, solely with respect to the Lee Business, Seller and its Affiliates (other than the Group Companies), have conducted their respective business, including the Lee Business, in compliance with applicable Laws in all material respects. Neither Seller nor any of its Subsidiaries (including the Group Companies) has, in the last five (5) years, received any written notice of any material violation of or failure to comply with, or any Action against it alleging any material violation of or failure to comply with, any Laws applicable to them and related to the operation of the Lee Business. All reports required to be filed by or on behalf of Seller and its Subsidiaries in respect of the Lee Business with any Governmental Authority have been filed and, when filed, were correct and complete in all material respects.

23 (m) Environmental Matters. (i) Compliance. Seller and its Subsidiaries are and for the past five years have been in compliance, in all material respects, with (A) all Environmental Laws applicable to the Lee Business or a Group Company, including to operations at those facilities located at any Exclusive Business Real Property and (B) all Permits required to be obtained by Seller and its Subsidiaries under Environmental Laws to operate the Lee Business. (ii) Use. No Hazardous Substances have been produced, sold, distributed, used, stored, treated, transported, handled, released, discharged, exposed to any Person, or disposed of or arranged for disposal, by Seller or its Subsidiaries (or any other Person, to the extent giving rise to liability for the Lee Business or any Group Company), and there has been no contamination by Hazardous Substances at or from those facilities owned, operated or leased by Seller or its Subsidiaries, in each case as would, or in a manner that would, give rise to any violation of, or liability under, any Environmental Laws with respect to the Lee Business or a Group Company, except for such violations or liability that are not material; and neither Seller nor any of its Subsidiaries has, with respect to the Lee Business, assumed, undertaken or provided an indemnity with respect to any material liability of another Person arising under Environmental Laws or relating to Hazardous Substances. (iii) Notice. There are no Actions pending or, to the Knowledge of the Company, threatened against Seller or any of its Subsidiaries, and since April 1, 2021, neither Seller nor any of its Subsidiaries have received any written notice, report, Order or other information from any Person (including any Governmental Authority), in each case alleging a violation of, or liability under, any Environmental Laws with respect to the Lee Business (including that any of those facilities located at any Exclusive Business Real Property are in violation of any Environmental Laws), except for such violations or liability that are not material. (iv) Reports. Seller has made available to Buyer copies of all material environmental audits, assessments and reports and other documents relating to material environmental, health or safety liabilities relating to the current or former properties, facilities or operations of the Lee Business, in each case which are in the possession or reasonable control of Seller or any of its Subsidiaries. (n) Assets. (i) Title. Seller and its Subsidiaries have valid legal title to the Lee Business Assets, free and clear of all Liens other than Permitted Liens. After giving effect to the Pre-Closing Reorganization (and assuming receipt of all relevant Government Approvals and Third Party Consents), the Group Companies will have valid legal title to the Lee Business Assets, including those Lee Business Assets reflected in the Recent Balance Sheet (except for assets sold, consumed, or disposed of since the date of the Recent Balance Sheet in the Ordinary Course). The Lee Business Assets will be held free and clear of all Liens other than Permitted Liens.

24 (ii) Condition. All material tangible personal property included in the Lee Business Assets is in such working condition and repair sufficient to permit the use of such personal property as used in the conduct of the Lee Business as conducted on the date of this Agreement (ordinary maintenance, wear, and tear excepted). (iii) Real Property. (A) Section 3.2(n)(iii)(A) of the Disclosure Schedule sets forth the address of each Owned Business Real Property. With respect to each Owned Business Real Property after giving effect to the Pre-Closing Reorganization: (1) a Group Company will have good and marketable indefeasible fee simple title to such Owned Business Real Property, free and clear of all liens and encumbrances, except Permitted Liens, (2) no Group Company has leased or otherwise granted to any Person the right to use or occupy such Owned Business Real Property or any portion thereof; and (3) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Business Real Property or any portion thereof or interest therein. No Group Company is a party to any agreement or option to purchase any real property or interest therein. (B) Other than the Excluded Business Real Property, Section 3.2(n)(iii)(B) of the Disclosure Schedule sets forth the address of each Exclusive Business Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Exclusive Business Real Property (including the date and name of the parties to such Lease document). Seller has delivered to Buyer a true and complete copy of each such Lease document. With respect to each such Lease, (1) Seller or its applicable Affiliate has (and, after giving effect to the Pre-Closing Reorganization (and assuming receipt of all relevant Government Approvals and Third Party Consents), a Group Company will have) a valid leasehold interest in and to such Exclusive Business Real Property, free and clear of all Liens other than Permitted Liens, (2) neither Seller nor any of its Subsidiaries has subleased, licensed, or otherwise granted any Person the right to use or occupy any portion of such Exclusive Business Real Property, (3) no Person other than Seller or its applicable Affiliate is using or has any right to use, or is in possession or occupancy of, any such Exclusive Business Real Property, (4) the Group Company’s possession and quiet enjoyment of such Exclusive Business Real Property under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (5) no Group Company nor, to the Knowledge of the Company, any other party to such Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; and (6) neither Seller nor any Group Company has collaterally assigned or granted any other security interest in such Lease or any interest therein.

25 (C) The Owned Business Real Property identified in Section 3.2(n)(iii)(A) of the Disclosure Schedule, the Excluded Business Real Property, and the Exclusive Business Real Property identified in Section 3.2(n)(iii)(B) of the Disclosure Schedule (collectively, the “Business Real Property”) comprise all of the real property used in the Lee Business by Seller and its Subsidiaries. (D) Since January 1, 2024, Seller, the Group Companies and its and their Subsidiaries have not received written notice that any public improvements have been commenced or are planned that will result in material special assessments against or otherwise materially adversely affect any Exclusive Business Real Property. To the extent required by applicable Law, there are currently in full force and effect certificates of occupancy permitting the Exclusive Business Real Property to be used and occupied by Seller or its applicable Affiliate as the same are constituted on the date of this Agreement. To the Knowledge of the Company, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Exclusive Business Real Property (the “Improvements”) are in good condition and repair and sufficient for the operation of the Lee Business (ordinary maintenance, wear, and tear excepted). To the Knowledge of the Company, (i) there are no structural deficiencies or latent defects affecting any of the Improvements and (ii) there are no facts or conditions affecting any of the Improvements which would reasonably be expected to, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Lee Business in the Ordinary Course. (iv) Condemnation. Neither the whole nor any portion of the assets owned by Seller and its Subsidiaries that are used or held for use in the conduct of the Lee Business is subject to any Order to be sold or is being condemned, expropriated, or otherwise taken by any Governmental Authority with or without payment of compensation therefor, and to the Knowledge of the Company, no such condemnation, expropriation, or taking is planned, scheduled, or proposed. (v) Sufficiency. On the Closing Date (and assuming receipt of all relevant Government Approvals and Third Party Consents), the assets of the Group Companies (comprising, for the avoidance of doubt, the Lee Business Assets) will, taking into account all Transaction Agreements, including the Transition Services Agreement (and the rights granted and services to be performed thereunder) and the Pre-Closing Reorganization, constitute all of the assets, rights, and properties (other than Intellectual Property, which is the subject of Section 3.2(s), and the Shared Services not included within the scope of the Transition Services Agreement) that are necessary for the Group Companies to conduct the Lee Business in all material respects as it is conducted by Seller and its Subsidiaries on the date of this Agreement and as of the Closing and by the Group Companies as of the Closing in the Ordinary Course; provided, however, that nothing in this Section 3.2(n)(v) shall be deemed to constitute a representation or warranty as to the adequacy of amounts of cash or working capital (or the availability of the same). Following the Pre-Closing Reorganization, there will

26 not be any Liabilities of the Group Companies other than Liabilities related to the Lee Business conducted by the Group Companies. (vi) Product Liability; Product Warranty. (A) None of the Group Companies has any material liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product designed, manufactured, or sold by or on behalf of the Group Companies or the Lee Business, or (B) since April 1, 2021, neither the Group Companies and, solely with respect to the Lee Business, Seller and its Affiliates (other than the Group Companies), have committed any act or failed to commit any act, which has resulted or would reasonably be expected to result in any material product liability or material liability for breach of warranty on the part of the Group Companies or the Lee Business with respect to any product designed, manufactured, or sold by the Group Companies or the Lee Business. (vii) Escheat. Each Group Company has complied with all Laws regarding escheatment and abandoned or unclaimed property in all material respects. (o) Insurance. Section 3.2(o) of the Disclosure Schedule sets forth a list of all insurance policies (A) pursuant to which a Group Company is a named insured and (B) used for or by the Lee Business for which premiums were paid by Seller or any of its Subsidiaries at any time during the period commencing on January 1, 2025 through the date of this Agreement, other than policies that fund any Benefit Plan (the “Business Insurance Policies”). As of the date of this Agreement, Seller and its Subsidiaries have not received written notice of cancellation or termination of any Business Insurance Policy, and each Business Insurance Policy is in full force and effect. Seller or an Affiliate of Seller has timely paid all premiums due under each Business Insurance Policy. There is no claim pending under any Business Insurance Policy as to which the Company has Knowledge that coverage has been questioned, denied, or disputed by the underwriters of such policy, other than customary reservation of rights provisions. (p) Material Contracts. Section 3.2(p) of the Disclosure Schedule sets forth a list of each of the following Contracts (including, for the avoidance of doubt, Shared Contracts) to which Seller or any of its Subsidiaries (including the Group Companies) is party as of the date of this Agreement (each, a “Material Business Contract”): (i) any Contract involving the current or future lease, use, or occupancy of the Exclusive Business Real Property; (ii) any Contract involving the current or future lease of tangible personal property included within the Lee Business Assets that provides for rent payable by Seller and its Subsidiaries in an annual period in excess of $350,000 (or the foreign currency equivalent thereof) as of the date of this Agreement; (iii) any Contract with a customer involving the sale of goods related to the Lee Business that provides for a price, fee, or similar consideration payable to Seller and its Subsidiaries in an annual period in excess of $2,000,000 (or the foreign currency equivalent thereof) as of the date of this Agreement, excluding purchase orders and related releases occurring in the Ordinary Course that are

27 terminable by the applicable Group Company without any further liability by notice of not more than, or have a term not longer than, thirty (30) days; (iv) any Contract with a supplier or licensor in respect of the supply of goods or services related to the Lee Business that provides for future expenditures by Seller and its Subsidiaries in an annual period in excess of $2,000,000 (or the foreign currency equivalent thereof) as of the date of this Agreement, other than customary licenses for generally available commercial, unmodified, “off the shelf” Software; (v) any Contract evidencing outstanding Funded Indebtedness; (vi) any Collective Bargaining Agreement relating to or covering the Current Business Employees or the Lee Business; (vii) any Contract with any Current Business Employee or Former Business Employee that provides for future payments of wages, salaries, or severance by Seller and its Subsidiaries in an annual period in excess of $150,000 (or the foreign currency equivalent thereof) as of the date of this Agreement, excluding Contracts that are terminable on 60 or fewer days’ notice by Seller and its Subsidiaries without liability or obligation, including for any severance or similar payment but other than for amounts accrued but not yet paid as of the date of such termination; (viii) any joint venture agreement, partnership agreement, strategic alliance agreement, or similar Contract in respect of the Lee Business; (ix) any Contract containing a non-competition, non-solicitation or similar covenant that materially restricts or limits, or that purports to materially restrict or limit, the current or future business activity of Seller and its Subsidiaries in respect of the Lee Business, in each case, excluding non-disclosure agreements occurring in the Ordinary Course; (x) any Contract relating to the Lee Business granting “most favored nation” customer pricing or similar terms to any Person, or any agreement providing for the grant of exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights to any Person, or any Contract which requires the purchase of all or substantially all of a particular service, product or material from a supplier or containing a minimum purchase or supply commitment on the part of Seller or any of its Subsidiaries; (xi) any settlement, resolution or similar Contract involving payments by a Group Company in excess of $100,000, or involving any injunctive or similar relief or remedy that would impose limitations on the operation of the Group Companies (or on the use of any Lee Business Owned IP), or relating to the validity, enforceability, or registrability of any Lee Business Owned IP, in each case, in respect of the Lee Business after the Closing; (xii) any Contract or group of related Contracts (other than purchase orders and terms and conditions) with any customer required to be listed on Section 3.2(t)(i) of the Disclosure Schedule;

28 (xiii) any Contract or group of related Contracts (other than purchase orders and terms and conditions) with any supplier required to be listed on Section 3.2(t)(ii) of the Disclosure Schedule; (xiv) any Contract obligating any Group Company to effect any future acquisition or disposition of a material portion of the assets, or any equity securities, of any Person (whether by merger, sale of equity interests, sale of assets or otherwise) entered into during the five year period immediately preceding the date hereof or under which any obligations remain outstanding; (xv) any Contract that requires any Group Company to make a capital expenditure after the date of this Agreement in an annual amount in excess of $1,000,000 after the Pre-Closing Reorganization; (xvi) any Intercompany Contract; (xvii) any Affiliate Contract; (xviii) any Contract with any Governmental Authority (excluding purchase orders occurring in the Ordinary Course that are terminable by the applicable Group Company without any further liability by notice of not more than, or have a term not longer than, thirty (30) days); and (xix) any Contract (A) granting a license, consent to use, or similar right with respect to any Lee Business Owned IP, other than Ordinary Course Outbound IP Licenses, (B) granting a license, consent to use, or similar right to Seller or any of its Subsidiaries with respect to any Intellectual Property used in the Lee Business or that is otherwise material to the Lee Business, other than licenses for generally available commercial, unmodified, “off the shelf” Software for which the total fees or other consideration payable by Seller and its Subsidiaries upfront or in an annual period is an amount less than $1,000,000 (or the foreign currency equivalent thereof) as of the date of this Agreement, (C) for the development, acquisition, or divestiture of any Intellectual Property relating to the Lee Business or that is otherwise material to the Lee Business or (D) any consent or coexistence agreements, forbearances to sue, or any similar undertakings related to the Lee Business Owned IP. Prior to the date of this Agreement, the Company provided Buyer with copies of each Material Business Contract. To the Knowledge of the Company, each Material Business Contract and each Shared Contract is in full force and effect and is enforceable against Seller or its applicable Affiliate and the other party or parties thereto in accordance with its terms, except as such may be limited by the Enforceability Exceptions. Seller or its applicable Affiliate and, to the Knowledge of the Company, the other party or parties thereto are in compliance, in all material respects, with each Material Business Contract. No event or omission has occurred that, through the passage of time or the giving of notice, or both, would constitute a breach or default thereunder in any material respect by Seller or its applicable Affiliate or permit or cause the acceleration of any obligations of Seller or its applicable Affiliate thereunder. To the Knowledge of the Company, no event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a breach or default by the other party or parties to any Material Business Contract in any material respect or give rise to an automatic

29 termination or right of discretionary termination thereof. Without limiting the foregoing, neither Seller nor any of its Subsidiaries has paid any material service credits, provided material discounts or agreed to provide any other similar type of material compensation to any Person in connection with the failure to perform obligations under any Material Business Contract, including the failure to comply in any material respect with any service levels, and to the Knowledge of the Company, no event has occurred that (with or without notice, lapse of time or both) gives any Person the right to demand or receive material compensation under any Material Business Contract. (q) Labor and Employment. (i) Section 3.2(q)(i) of the Disclosure Schedule sets forth, as of the date hereof, a true and complete list of the following information as of the date of this Agreement: (A) all Current Business Employees by name or employee identification number, (B) each such Current Business Employee’s title, employment date, employing entity, and location of employment (by country or U.S. state, as applicable), (C) each such Current Business Employee’s active/inactive employment status and anticipated return date (if currently inactive), (D) each such Current Business Employee’s full-time or part-time status, exempt or non-exempt status (if applicable), visa status (if applicable), and union or non-union status, and (E) each such Current Business Employee’s annual salary or base wage rate, and most recent annual bonus received (if applicable) (the “Employee List”). With respect to Employees employed in Mexico (the “Mexico Employees”): (1) all contributions to the Instituto Mexicano del Seguro Social (“IMSS”) and the Instituto del Fondo Nacional de la Vivienda para los Trabajadores (“INFONAVIT”) have been timely made and are current through the Closing Date, and there are no outstanding liabilities, penalties, or assessments with respect thereto; (2) all statutory profit sharing (participación de los trabajadores en las utilidades or “PTU”) payments required under Articles 117 through 131 of the Mexican Federal Labor Law have been timely calculated and paid for the last five (5) fiscal years; (3) all joint committees required under Mexican law have been duly formed and are currently operating, including for PTU, health and safety, training and productivity, seniority rosters, and internal work regulations; (4) internal work regulations have been duly registered with the competent labor authority; (5) the Group Companies are in compliance with NOM-035-STPS-2018 regarding psychosocial risk factors at work; (6) the Group Companies have obtained updated certificates of no default (opiniones de cumplimiento) from both IMSS and INFONAVIT; and (7) the Group Companies are not party to any illegal outsourcing of personnel agreement or specialized services agreement (servicios especializados) or personnel outsourcing arrangement that would require registration with the Registro de Prestadoras de Servicios Especializados u Obras Especializadas (REPSE), and the Group Companies do not make personnel available to any third party. (ii) Taking into account the Transition Services Agreement, there are a sufficient number of Current Business Employees and Business Contractors to operate the Lee Business in all material respects in the manner in which it is currently conducted. Except as set forth on Exhibit 10.16(a), all Current Business Employees solely or primarily provide services to the Lee Business. Neither Seller nor any of its Affiliates (other than the Group Companies) employ any individuals who solely or primarily provide services to the Lee Business but who are not considered Current

30 Business Employees. In the last six (6) months, except in the Ordinary Course or as permitted by Section 5.1(a), Seller and its Affiliates have not (i) transferred or modified the job responsibilities of any individual who was not predominantly devoting his or her working time to or on behalf of the Lee Business in such a manner that the person now satisfies the definition of a Current Business Employee; (ii) transferred or modified the job responsibilities of any individual who previously predominantly devoted his or her working time to or on behalf of the Lee Business in such a manner that the person now does not satisfy the definition of a Current Business Employee; or (iii) transferred any individual into or out of any Group Company. (iii) Section 3.2(q)(iii) of the Disclosure Schedule sets forth, as of the date hereof, a true and complete list of current Business Contractors, showing for each such Business Contractor such individual’s name, primary location, role in the Lee Business and base fee or compensation arrangements (i.e., fee rate). (iv) None of the Group Companies or, solely with respect to the Lee Business, Seller or any of its Affiliates (other than the Group Companies) are a party to, bound by, otherwise subject to, or currently negotiating any Collective Bargaining Agreement, no Current Business Employees are represented by any labor union, works council, labor organization or group of employees with respect to their employment with Seller or any of its Affiliates (including the Group Companies). To the Knowledge of the Company, there are, and in the past three (3) years there have been, no organizing activities or other collective bargaining arrangements with respect to the Lee Business or any Current Business Employees, and no such activities are currently being made or threatened. There are, and in the past three (3) years there have been, no material unfair labor practice complaints or charges pending against Seller and its Subsidiaries solely or primarily arising out of the conduct of the Lee Business before the National Labor Relations Board or similar state labor relations authority. There are, and in the past three (3) years there have been, no work slowdowns, work stoppages, hand billing lockouts, stoppages, picketing, strikes, material grievances or arbitrations, or other material labor disputes, pending or, to the Knowledge of the Company, threatened with respect to the Lee Business or any Current Business Employee. None of Seller or any of its Affiliates (including the Group Companies) has any legal or contractual requirement to provide notice or information to, bargain with, enter into consultation procedure with, or obtain consent from, any labor union, works council, labor organization or employee representative, or any applicable labor tribunal, in connection with the execution of this Agreement or the transactions contemplated by this Agreement. (v) The Group Companies and, solely with respect to the Lee Business, Seller and its Affiliates (other than the Group Companies) are, and in the past three (3) years have been, in material compliance with all applicable Laws respecting labor, employment and employment practices, including but not limited to fair employment practices, pay equity, the classification of independent contractors, the classification of employees as exempt or non-exempt, workplace safety and health, work authorization and immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, conferment of statutory benefits,

31 including payment of contributions under mandatory retirement saving schemes, minimum wages and overtime, leaves, statutory holidays, severance and long service payments, employees’ compensation insurance, protection against unlawful dismissal, employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), labor relations, employee trainings and notices, automated employment decision tools and other artificial intelligence. The Group Companies and, solely with respect to the Lee Business, Seller and its Affiliates (other than the Group Companies) have fully and timely paid to any Current Business Employee, Former Business Employee, or Business Contractor any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for the Lee Business or amounts required to be reimbursed to such Current Business Employee, Former Business Employee, or Business Contractor. During the 90-day period preceding the date of this Agreement, Seller and its Affiliates (including the Group Companies) have not taken any action solely or primarily arising out of the conduct of the Lee Business that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act. (vi) To the Knowledge of the Company, (A) no Current Business Employee, Former Business Employee or Business Contractor is in material violation of any nondisclosure obligation, fiduciary duty, or noncompetition or other restrictive covenant obligation (1) owed to the Lee Business, or (2) owed to any third party with respect to such person’s right to be employed or engaged by the Lee Business, and (B) no Current Business Employee with annualized compensation at or above $100,000 has indicated an intent to terminate his or her employment with the Lee Business prior to the one year anniversary of the Closing. (vii) To the Knowledge of the Company, each of the Group Companies and, solely with respect to the Lee Business, Seller and its Affiliates (other than the Group Companies) has reasonably investigated all sexual harassment, or other unlawful harassment, discrimination, retaliation or similar policy violation allegations against officers, directors, Current Business Employees, Former Business Employees and Business Contractors, that have been reported to Seller or its Affiliates or of which management-level or human resources personnel of Seller or any of its Affiliates is otherwise aware in the last five (5) years. With respect to each such allegation (except those Seller reasonably deemed to not have merit), the applicable Seller or its Affiliates (including the Group Companies) have taken prompt corrective action reasonably calculated to prevent further improper action. Seller and its Affiliates do not reasonably anticipate material liabilities arising out of any such allegations and, to the Knowledge of the Company, there are no such allegations of harassment or discrimination, that could result in material liability or that, if known to the public, would bring the Lee Business into material disrepute. (viii) Except as would not result in material Liability, each individual who is providing or within the past three (3) years has provided services to the Lee Business and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, or as an overtime exempt employee, is and has been properly classified and treated as such for all applicable purposes.

32 (r) Employee Benefits. (i) Benefit Plans. Section 3.2(r)(i) of the Disclosure Schedule sets forth, as of the date hereof, a list of all material Benefit Plans. For purposes of this Agreement, the term Benefit Plan shall mean each “employee benefit plan,” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA), employment, individual consulting, severance, termination, incentive or bonus, commission, retention, change in control, deferred compensation, profit sharing, retirement, welfare, post-employment welfare, vacation or paid-time-off, equity or equity-based (including stock purchase and phantom equity) plan, program, policy, agreement or arrangement and each other employee benefit or compensation, plans, programs, policies, agreements or arrangements, that are maintained by Seller and its Subsidiaries, or in which Seller and its Subsidiaries participate or are obligated to contribute, or for which Seller and its Subsidiaries have any liability, in each case with respect to Business Contractors, Current Business Employees or Former Business Employees or to which the Group Companies have any current or contingent liabilities or obligations (collectively, the “Benefit Plans”); provided, however, that Section 3.2(r)(i) of the Disclosure Schedule does not include Benefit Plans that are required to be maintained pursuant to applicable Law and that are maintained by a Governmental Authority. Each Benefit Plan set forth on Section 3.2(r)(i) of the Disclosure Schedule that is sponsored by Seller or any other entity that is not a Group Company (a “Seller Benefit Plan”) is indicated as such in Section 3.2(r)(i) of the Disclosure Schedule and each Benefit Plan that is not a Seller Benefit Plan shall be referred to herein as a “Group Company Benefit Plan,” in each case, as of the date hereof. (ii) Documentation. With respect to each Benefit Plan, as of the date hereof, the Company has made available to Buyer, to the extent applicable, a copy of (A) the plan document or other governing Contract and all amendments, and with respect to a Group Company Benefit Plan, the trusts and funding arrangements thereto, (B) the latest summary plan description and any summary of material modifications thereto, (C) the applicable trust or other funding Contract; insurance policy and the certificate of insurance pursuant to which a Group Company Benefit Plan is maintained or benefits thereunder are offered, (D) the latest Form 5500 and any attached financial statements, and (E) any material and non-routine written communications to or from any Governmental Authority, or any material and non-routine notices to or from any Governmental Authority, addressing any matter involving actual or potential material liability relating to a Group Company Benefit Plan. (iii) Multiemployer and Funded Plans. None of the Benefit Plans is, and no Group Company has any liability (including any liability on account of any ERISA Affiliate) with respect to, (A) a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA, or a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA, (B) a plan subject to Title IV of ERISA or Section 412 of the Code, or (C) a plan that provides, health, medical, life insurance or death benefits to Current Business Employees or Former Business Employees beyond their retirement or other termination of service, other than coverage mandated by COBRA or Section 4980B of the Code, or any similar state group health plan continuation law (the cost of which is fully paid by such current or former employees or other individual service providers or

33 their dependents), or coverage to the end of the month in which such retirement or other termination occurs. (iv) Compliance. Each Benefit Plan has been maintained, funded and administered in compliance, in all material respects, in form and operation with its own terms and applicable Laws and Seller and its Subsidiaries have timely made all required contributions thereto. No event has occurred and no condition exists with respect to any Benefit Plan, that has subjected, or would reasonably be expected to subject, the Group Companies to any material tax, fine, lien, penalty or other Liability imposed by ERISA, the Code or any other applicable law. All material notices, reports, and information relating to the Benefit Plans required to be filed by Seller and its Subsidiaries with any Governmental Authority or provided by Seller and its Subsidiaries to participants or their beneficiaries have been timely filed and provided. There is no Action pending (other than routine claims for benefits being reviewed pursuant to the plan’s internal claim and approval process) or, to the Knowledge of the Company, threatened with respect to any Benefit Plan. To the Knowledge of the Company, no Person has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Benefit Plan for which no individual or class exemption exists or that has not been corrected in full in accordance with applicable IRS or DOL guidance. (v) Each Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received or is entitled to rely upon a determination or opinion letter from the IRS that such Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualification of such Benefit Plan. (vi) With respect to each Benefit Plan that is mandated by a government other than the United States or subject to the Laws of a jurisdiction outside of the United States (each, a “Foreign Benefit Plan”), (A) except as set forth on Section 3.2(r)(vi) of the Disclosure Schedule, no such Foreign Benefit Plan is a defined benefit pension plan or has any material unfunded liabilities, and (B) has been maintained and operated in all material respects in accordance with the applicable plan document and all applicable laws and other requirements, and if required to be registered or intended to qualify for special tax treatment, satisfies all registration requirements or other requirements for such treatment. All material contributions required to have been made by or on behalf of the Group Companies with respect to governmental plans or arrangements (including severance, termination indemnities, jubilee or other similar benefits maintained for employees outside of the United States) have been timely made or fully accrued, in each case, in all material respects. (vii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event, could: (A) entitle any Business Contractor, Current Business Employee, Former Business Employee (or any dependent or beneficiary thereof) to any payment or benefit (whether in cash, property, the vesting of property, loan forgiveness or otherwise); (B) increase the amount of payment or benefit due or payable to any such person set forth in the preceding clause (A); (C) accelerate the vesting, funding or time of payment of any compensation, equity award or other

34 benefit; or (D) restrict the ability of any Group Company to merge, amend or terminate any Group Company Benefit Plan. (viii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event, could result in any payment or benefit (whether in cash, property, the vesting of property, loan forgiveness or otherwise) under any Benefit Plan in existence immediately prior to the Closing, individually or together with any other such payment or benefit, being characterized as an “excess parachute payment” within the meaning of Code Section 280G. (ix) No Group Company has any actual or potential obligation to indemnify, gross-up, reimburse or otherwise make whole any Business Contractor, Current Business Employee or Former Business Employee for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law). (x) Each Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been established and administered in all respects in documentary and operational compliance with Section 409A of the Code and all regulations promulgated thereunder and all IRS guidance related thereto, and no amount under any such Benefit Plan is, has been or could reasonably be expected to be subject to any Tax under Section 409A of the Code. (s) Intellectual Property Rights. (i) Section 3.2(s) of the Disclosure Schedule sets forth a complete and accurate list of all patents, registered Trademarks, domain names, social media accounts and registered copyrights, as well as any pending applications therefor, in each case that are included in the Lee Business Owned IP (collectively, the “Registered IP”). Seller and its Subsidiaries are, and after giving effect to the Pre-Closing Reorganization and as of immediately after the Closing, the Group Companies will be, the sole and exclusive owners of all Lee Business Owned IP, free and clear of all Liens other than Permitted Liens. All registrations and applications relating to such Registered IP have been properly made and filed in all material respects, and all annuity, maintenance, renewal, and other fees relating to such registrations or applications are current in all material respects, as are necessary to maintain such Registered IP in full force and effect. (ii) Section 3.2(s) of the Disclosure Schedule also sets forth for each item, as applicable, (A) the identity of the current assignee or record owner (and if different, beneficial owner), (B) the date and jurisdiction in which such item has been issued, registered or filed, (C) the registration, patent or application number, and (D) the status as of the date hereof. (iii) None of the Lee Business Owned IP is subject to any license, consent to use, or similar right granted to any other Person, except for those in a Material Business Contract set forth on Section 3.2(p) of the Disclosure Schedule or

35 an Ordinary Course Outbound IP License. All Registered IP is subsisting, valid and enforceable. No item of Lee Business Owned IP is subject to any outstanding Order. (iv) Seller and its Subsidiaries own or have a valid and enforceable right to use, and the Group Companies, as of immediately after the Closing and after giving effect to the Pre-Closing Reorganization and the Intellectual Property License Agreement, will own or have a valid and enforceable right to use, all of the Intellectual Property (excluding any Lee Business IT Assets) necessary for use in the operation of the Lee Business as currently conducted. After giving effect to the Pre-Closing Reorganization and as of immediately after the Closing, neither Seller nor any of its Subsidiaries (other than the Group Companies) will own (A) any Lee Business Brand Assets or (B) any other Intellectual Property (excluding any Lee Business IT Assets) that is used or held for use solely or primarily in connection with the Lee Business or is otherwise material to the Lee Business. (v) The conduct of the Lee Business as it is currently conducted does not infringe, misappropriate or otherwise violate any valid patents, Trademarks, domain names, or copyrights, or other Intellectual Property of any Person. No Actions are pending or, to the Knowledge of the Company, threatened, and in the past five (5) years neither Seller nor any of its Subsidiaries has received any written notices, that challenge the use, ownership, validity, registrability, or enforceability of any of the Lee Business Owned IP or that allege that the conduct of the Lee Business infringes, misappropriates, or otherwise violates the Intellectual Property of any Person. (vi) To the Knowledge of the Company, no third party is infringing, misappropriating, or otherwise violating in any material respect any Lee Business Owned IP, and to the Knowledge of the Company, no third party has done so in the past five (5) years. (vii) No current or former employee, consultant, or independent contractor of Seller or any of its Subsidiaries owns or has claimed to own any Lee Business Owned IP. All Intellectual Property developed by such employees, consultants, or independent contractors in the scope of their employment or engagement with respect to the Lee Business either vested in Seller or one of its Subsidiaries by operation of applicable Law or has been assigned to Seller or one of its Subsidiaries. (viii) Seller and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all material Trade Secrets included in Lee Business Owned IP, the value of which to the Lee Business is contingent upon maintaining the confidentiality thereof. To the Knowledge of the Company, there has been no unauthorized use or disclosure of any such Lee Business Owned IP that would reasonably be expected to be material to the Lee Business. Seller and its Subsidiaries have taken commercially reasonable steps to maintain, police and protect the material Lee Business Owned IP. (ix) Seller and its Subsidiaries own or otherwise have the right to use, and after giving effect to the Pre-Closing Reorganization and immediately after the Closing, the Group Companies will own or otherwise have the right to use (taking

36 into account the Transition Services Agreement and Section 5.12), all Lee Business IT Assets, including in each case where applicable, a sufficient number of seat or other licenses for the Lee Business IT Assets. All Lee Business IT Assets (A) are free from any virus, malware, ransomware, disabling code, back door, or other malicious code, routine, or device, (B) operate and run in a reasonable and efficient business manner, (C) are sufficient for the current needs of the Lee Business, and (D) have not experienced any breakdown, substandard performance, unavailability, or other issues that has materially disrupted the Lee Business. Seller or one of its Subsidiaries has taken commercially reasonable steps, including the use of technical, administrative, and physical measures, to safeguard the internal and external integrity and security of the Lee Business IT Assets, and all Personal Information and other data that is collected by, stored on, transmitted by or otherwise processed by any Lee Business IT Assets. (x) In the past five (5) years Seller and its Subsidiaries have complied, and are currently complying, with all applicable Privacy Requirements with respect to the Lee Business in all material respects. Seller has provided to Buyer a true, correct, and complete copy of all Privacy Requirements consisting of public policies of Seller or its Subsidiaries that are applicable to any Personal Information that will be owned or controlled by any Group Company after giving effect to the Pre-Closing Reorganization or otherwise immediately after the Closing. No Actions are pending or, to the Knowledge of the Company, have been threatened against, and no written notices have been received by, Seller or any of its Subsidiaries alleging a material violation of any Privacy Requirement with respect to the Lee Business. In the past two (2) years, there have been no Security Incidents. The execution, delivery and performance of the Transaction Agreements and the transactions contemplated thereby do not and will not violate any Privacy Requirement with respect to the Lee Business as it currently exists or, to the extent that prior versions thereof remain binding, as it existed at any time during which any Personal Information was collected or obtained by Seller and its Subsidiaries. (t) Material Customers and Material Suppliers. (i) Material Customers. Section 3.2(t)(i) of the Disclosure Schedule sets forth a true and complete list of the ten largest customers of Seller and its Subsidiaries arising out of the conduct of the Lee Business for the fiscal year ended December 31, 2025 determined on the basis of, and showing, the total dollar amount of net sales to each such customer during such fiscal year (each, a “Material Customer”). To the Knowledge of the Company, from the date of the Recent Balance Sheet until the date of this Agreement, (A) no Material Customer has terminated, in its entirety, its relationship with the Lee Business and (B) no Material Customer has provided Seller and its Subsidiaries with notice of its intent to terminate, materially decrease the rate of or materially change the terms, conditions or provisions (including with respect to payment or pricing) of, its relationship with the Lee Business. (ii) Material Suppliers. Section 3.2(t)(ii) of the Disclosure Schedule sets forth a true and complete list of the ten largest suppliers to Seller and its Subsidiaries arising out of the conduct of the Lee Business (taken as a whole) for the fiscal year ended December 31, 2025 determined on the basis of, and showing, the total dollar amount of purchases from each such supplier during such fiscal year (each, a

37 “Material Supplier”). To the Knowledge of the Company, from the date of the Recent Balance Sheet through the date of this Agreement, (A) no Material Supplier has terminated, in its entirety, its supply relationship with the Lee Business and (B) no Material Supplier has provided Seller and its Subsidiaries with notice of its intent to terminate, materially decrease the rate of or materially change the terms, conditions or provisions (including with respect to payment or pricing) of its supply relationship with the Lee Business. (u) Intercompany Arrangements. Except for the Transaction Agreements, Section 3.2(u) of the Disclosure Schedule sets forth a list of (i) all material obligations of Seller or any of its Subsidiaries (other than the Group Companies) to the Group Companies and (ii) all material obligations of the Group Companies to Seller or any of its Subsidiaries (other than the Group Companies). (v) Bank Accounts. Section 3.2(v) of the Disclosure Schedule sets forth a list of the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which any Group Company maintains a safe deposit box, lockbox or checking, savings, custodial, or other account, the type and number of each such account and the signatories therefor, a description of any compensating balance arrangements, and the names of all Persons authorized to draw thereon, make withdrawals therefrom, or have access thereto. (w) Fees. Except for amounts payable to Morgan Stanley & Co. LLC, neither Seller nor any of its Subsidiaries has paid or become obligated to pay any fee or commission to any broker or finder in connection with the transactions contemplated by this Agreement. (x) Anti-Corruption & Trade Control Laws. (i) No Group Company, or any of their respective directors, officers, or employees, or, to the Knowledge of the Company, any agents or other third party representatives acting on behalf of any Group Company has, directly or indirectly, (A) made, offered, promised, authorized, or received any payment or gift of any money or anything of value to, from, or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof, political campaign, or public international organization in violation of applicable U.S. and foreign Laws relating to the prevention of bribery and corruption and money laundering, including the FCPA (collectively, “Anti-Corruption Laws”); or (B) otherwise taken or failed to take any action that would cause any Group Company to violate any Anti-Corruption Laws. (ii) No Group Company, or any of their respective directors, officers, or employees, or, to the Knowledge of the Company, any agents or other third party representatives acting on behalf of any Group Company is currently, or has been since April 24, 2019, (A) a Sanctioned Person; (B) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; (C) engaging in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Ex-Im Laws; or

38 (D) otherwise in violation of Sanctions, Ex-Im Laws, or U.S. Anti-boycott Laws (collectively, “Trade Control Laws”) in any material respect. (iii) Since April 1, 2021 (in the case of Sanctions, since April 24, 2019), neither Seller nor the Group Companies have, in connection with or relating to the Lee Business, received from any Governmental Authority or other Person any written notice, inquiry or allegation, made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit, in each case, concerning any actual or potential violation of Anti-Corruption Laws or Trade Control Laws. There are no pending or, to the Knowledge of the Company, threatened Actions against any Group Company in respect of the Lee Business with respect to Anti- Corruption Laws or Trade Control Laws. (y) Affiliates. Except for the agreements listed on Section 3.2(y) of the Disclosure Schedule, employment agreements, the provision of compensation and benefits to employees under any Benefit Plans and powers of attorney and similar grants of authority made in the ordinary course of business and that are not material in nature, no (i) officer, director or manager of Seller or any of its Subsidiaries (including the Group Companies), (ii) Seller or an Affiliate of Seller (other than a Group Company) or any of its Subsidiaries, (iii) any officer, director or manager of such Affiliate or (iv) any of their family members or any business or other entity in which any of the foregoing Persons has an interest in (other than the Lee Business or any of the Group Companies), (A) is a party to any Contract with the Lee Business or any of the Group Companies, (B) has any interest in the Lee Business or any of the Group Companies, or (C) owes any money to or is owed any money by the Lee Business or any of the Group Companies (the “Affiliate Contracts”). (z) CFIUS. The Company is not a TID US business as defined in 31 CFR § 800.246. Section 3.3 Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller and the Company as of the date of this Agreement and as of the Closing Date: (a) Due Organization and Power. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has all requisite legal entity power, legal right, and authority to execute and deliver this Agreement and the other Transaction Agreements to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby. (b) Authority. The execution, and delivery thereof by Buyer of this Agreement, the other Transaction Agreements or any transaction contemplated hereby or thereby are within Buyer’s corporate or similar authority and powers and have been duly authorized by all necessary corporate or similar action. This Agreement constitutes, and when executed and delivered, the other Transaction Agreements to be executed and delivered by Buyer will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by Enforceability Exceptions.

39 (c) No Violation. Neither the execution and delivery by Buyer of this Agreement or the other Transaction Agreements to be executed and delivered by Buyer nor the consummation by Buyer of the transactions contemplated hereby and thereby: (i) will violate in any material respect any Law or Order applicable to Buyer, subject to compliance with Antitrust Laws applicable to the transactions contemplated by this Agreement; (ii) will require any material authorization, consent, or approval by, material filing with or material notice to any Governmental Authority, except for requirements of the Antitrust Laws set forth in Exhibit 4.5(a); or (iii) will (with or without notice or lapse of time or both) (A) conflict with, breach, violate, constitute a default under, result in the automatic termination or give rise to a right of termination or modification of, or accelerate the performance required by, the Organizational Documents of Buyer or of any material Contract to which Buyer is a party, (B) require any consent, notice, approval or similar action under the Organizational Documents of Buyer or (C) require any consent, notice, approval or similar action under any material Contract to which Buyer is a party, except for such violations, conflicts, defaults, terminations, modifications, or accelerations that, individually or in the aggregate, would not be reasonably expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement. (d) No Impediment. There is no Action pending or, to the knowledge of the officers of Buyer, threatened against Buyer or any of its Affiliates, there is no outstanding Order against Buyer or any of its Affiliates, and there is no transaction under consideration or pending by Buyer or any of its Affiliates, in each case, that, individually or in the aggregate, would be reasonably expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement. (e) Investment Intent. Buyer is acquiring the Company Shares for its own account and not with a view toward any resale or distribution of the same or any beneficial interest therein. Buyer is an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that it is informed as to the risks of the transactions contemplated by this Agreement and of ownership of the Company Shares. Buyer acknowledges and agrees that the Company Shares may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act of 1933, as amended, or an applicable exemption therefrom and without compliance with other securities Laws to the extent applicable. (f) Financial Capacity. Buyer will have, as of the Closing, sufficient cash, available committed lines of credit or other sources of immediately available funds to (i) pay the estimated Purchase Price payable at the Closing, (ii) pay all expenses incurred by Buyer in connection with the transactions contemplated by this Agreement, and (iii) provide sufficient liquidity to operate the business of the Lee Business after the Closing, in each of the cases

40 described in subclauses (i)-(iii), without giving effect to any unfunded financing regardless of whether any such financing is committed. Buyer has obtained all approvals, consents, authorizations, guarantees, pledges, certificates, and other documents, and completed all other actions necessary to enable Buyer to effect such payments and liquidity. Notwithstanding anything to the contrary, Buyer acknowledges and agrees that it is not a condition to the Closing, or to any other obligations of Buyer under this Agreement, that Buyer or any other Person obtain any financing for or related to any of the transactions contemplated by this Agreement. (g) Solvency. Assuming the representations and warranties of Seller and the Company contained in this Agreement and the other Transaction Agreements are true and correct in all material respects, the performance by Seller and the Company of their obligations hereunder and thereunder, and the satisfaction of the conditions to Buyer’s obligation to consummate the transaction contemplated hereby (or the waiver of such conditions), (i) immediately after giving effect to the transactions contemplated by this Agreement, Buyer and the Group Companies will be able to pay their respective debts as they become due and will own property that has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) and (ii) immediately after giving effect to the transactions contemplated by this Agreement, Buyer and the Group Companies will have adequate capital to carry on their respective businesses. No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors of Buyer or any Group Company. (h) CFIUS. Buyer is not a “foreign person” or a “foreign entity” and is not controlled by a “foreign person,” as those terms are defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof. (i) Fees. Neither Buyer nor any of its Affiliates has paid or become obligated to pay any fees or commissions to any broker or finder in connection with the transactions contemplated by this Agreement. Section 3.4 No Other Representations or Warranties. Each of Seller, the Company and Buyer acknowledges that the detailed representations and warranties set forth in this Agreement have been negotiated at arms’ length among sophisticated Persons. Except for the representations and warranties set forth in Section 3.1, Section 3.2, and Section 3.3, each of Seller, the Company and Buyer acknowledges that none of Seller, the Company, Buyer or any of their respective Affiliates, or any Person acting on behalf of any of the foregoing, makes or has made any other express or any implied representation or warranty to each such Party as to the accuracy or completeness of any information regarding Seller, any Group Company, the Lee Business, Buyer or any other matter, as applicable. Each of Seller, the Company and Buyer acknowledges that the burden to conduct an investigation of Buyer, Seller, the Group Companies, and the Lee Business, as applicable, lies solely with Seller, the Company or Buyer, as applicable. Except with respect to the representations and warranties set forth in Section 3.1 or in any certificates or other agreements required to be delivered pursuant to this Agreement, Buyer is acquiring the Company Shares, and the assets of the Group Companies that are being transferred to Buyer indirectly upon the acquisition by Buyer of the Company Shares, AS IS, WHERE IS. SELLER AND THE COMPANY DISCLAIM ALL OTHER EXPRESS AND ALL IMPLIED WARRANTIES RELATING THERETO, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR

41 PURPOSE. Without limitation, in connection with the investigation of the Group Companies and the Lee Business, Buyer has received from or on behalf of the Company certain estimates, projections, and other forecasts and plans, including projected statements of operating revenues and income from operations of the Lee Business and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, and forecasts), and that Buyer shall have no claim against Seller, the Company, or any of their respective Affiliates, or any Person acting on behalf of any of the foregoing, with respect thereto. None of Seller, the Company, or any of their respective Affiliates, or any Person acting on behalf of any of the foregoing makes any representation or warranty with respect to such estimates, projections, and other forecasts and plans (including the reasonableness of the assumptions or the accuracy of the information underlying such estimates, projections, and forecasts). ARTICLE 4 COVENANTS PRIOR TO CLOSING Section 4.1 Conduct of Business Pending the Closing. (a) During the Pre-Closing Period, except as (w) expressly required or contemplated by the Transaction Agreements (including as part of the Pre-Closing Reorganization), (x) set forth on Exhibit 4.1, (y) as required by applicable Law or Order, or (z) as consented to by Buyer in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Seller and its Subsidiaries shall operate the Lee Business in the Ordinary Course in all material respects and shall use commercially reasonable efforts to preserve substantially intact the Lee Business and its relationships with customers, vendors, suppliers, distributors and other Persons with which it has business relationships that are material to the Lee Business. In addition, during the Pre-Closing Period, Seller shall, and shall cause its Subsidiaries to, maintain in the Ordinary Course all accounts receivable sale and similar programs or arrangements relating to the U.S. accounts receivable of the Lee Business, including Items 5 and 6 of Section 3.2(n)(i) of the Disclosure Schedule (the “Receivables Program”), including with respect to the sale and administration of such accounts receivable, in a manner consistent with past practice. (b) Without limiting the generality of the foregoing Section 4.1(a), except as set forth on Exhibit 4.1 or unless consented to by Buyer (which consent shall be in Buyer’s sole discretion except with respect to the matters set forth in Section 4.1(b)(i), (ii), (iv), (v), (ix), (x), (xi), (xii) (except subsection (B)), (xxi), (xxiii), and (xxvi) for each of which such consent shall not be unreasonably withheld, conditioned or delayed), Seller and its Subsidiaries shall not take any of the following actions during Pre-Closing Period: (i) (A) grant any increase in the salaries or wages payable, or in the benefits provided under any Benefit Plans, to any Business Contractor, Current Business Employees or Former Business Employees, except for base salary increases pursuant to annual performance review processes in the Ordinary Course for Current Business Employees with annualized compensation opportunities not exceeding $200,000 (taking into account any such increase) or as required under contractual arrangements existing as of the date of this Agreement and set forth on Section 3.2(r)(i)

42 of the Disclosure Schedule, (B) enter into, establish, adopt, materially amend, materially modify or terminate any Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Benefit Plan if in effect on the date hereof other than: (1) if the Closing occurs in 2027, changes made in connection with annual renewal of benefit plans that are group health and welfare plans, the annual open enrollment or changes to Benefit Plans that are not Group Company Benefit Plans that apply to all participants in an equal manner, in each case, in the Ordinary Course process and (2) entry into an individual employment, consulting or similar agreement with a Business Contractor, Current Business Employee or Former Business Employee in connection with an action permitted by clause (ii) if the same form of agreement as has been disclosed to Buyer is used without material modification; provided that neither (1) nor (2) shall result in a material cost increase to Buyer and its Affiliates (including, following the Closing, the Group Companies); (C) increase or accelerate the funding, payment or vesting of any compensation or benefit provided to any Business Contractor, Current Business Employee or Former Business Employee except as required by the terms of any Benefit Plan; as in effect as of the date hereof and set forth on Section 3.2(r)(i) of the Disclosure Schedule or, if applicable as permitted by subclause (B)(1); or (D) grant or announce any cash or equity or equity-based incentive award, bonus, retention, change in control, transaction, severance or other new award of compensation or benefit payable to any Business Contractor, Current Business Employee or Former Business Employee (or any of their respective dependents or beneficiaries), except for (i) cash awards to Business Contractors, Current Business Employees or Former Business Employees equal to the amount of any such individuals’ unvested equity or equity-based incentive award and (ii) any retention related compensation in amounts not exceeding 100% of such individual’s base salary, and in each case of clauses (i) and (ii), solely to the extent such amounts, together with the employer portion of related Taxes, are included in Indebtedness or the Transaction Compensation Amount and subject to prior consultation with Buyer; (ii) (A) hire, promote or engage, or otherwise enter into any new employment or consulting agreement or arrangement with any Business Contractor, Current Business Employee or Former Business Employee whose annualized compensation opportunities could exceed $150,000, except for current vacancies set forth on Section 4.1(b)(i)(A) of the Disclosure Schedule or for currently filled positions that become vacant, provided that the total cash compensation offer no more than 110% of the role’s current compensation or (B) terminate any Business Contractor, Current Business Employee or Former Business Employee whose annualized compensation opportunities could exceed $150,000, except for terminations for cause; (iii) (A) negotiate, enter into, modify, extend or terminate any Collective Bargaining Agreement relating to the Current Business Employees or (B) recognize or certify any union, labor organization, works council or entity or organization representing the Current Business Employees on a collective basis; (iv) transfer or reassign the duties of (A) any Current Business Employee such that he or she is no longer a Current Business Employee or (B) any other employee of Seller or its Affiliates such that he or she would become a Current Business Employee;

43 (v) waive or release any noncompetition, nonsolicitation, nondisclosure or similar restrictive covenant obligation of any Current Business Employee, Former Business Employee or Business Contractor; (vi) implement or announce any employee layoff, furloughs, reductions in force, plant closings, or material reductions in compensation or other similar actions that could reasonably be expected to trigger obligations under the WARN Act for any Current Business Employee; (vii) sell, lease, or otherwise transfer or dispose of material tangible assets included in the Lee Business Assets, except in the Ordinary Course; (viii) sell, license, transfer, fail to renew, let lapse, abandon, cancel, terminate, or otherwise dispose of any Lee Business Owned IP (including any Trademark set forth in Section 3.2(s) of the Disclosure Schedule), other than Ordinary Course Outbound IP Licenses and, provided that, failing to extend, letting lapse, or abandoning intent-to-use trademark applications for which the required use cannot be established is permitted in the Ordinary Course; (ix) amend in any material respect, renew, extend, or terminate any Material Business Contract (or any Contract that, if in existence on the date of this Agreement, would constitute a Material Business Contract), other than amendments, renewals and extensions of customer or supplier Contracts in the Ordinary Course; provided, in the case of Shared Contracts that would constitute Material Business Contracts, such amendments, renewals or extensions in the Ordinary Course contain customary provisions to bifurcate such Shared Contracts in accordance with Section 5.12; (x) enter into any Contract that, if in existence on the date of this Agreement, would constitute a Material Business Contract (excluding those that would be required to be disclosed pursuant to Section 3.2(p)(iii), Section 3.2(p)(iv), Section 3.2(p)(xii), Section 3.2(p)(xiii), or Section 3.2(p)(xvi), solely to the extent such Contracts are being entered into in the Ordinary Course and, in the case of entering into a Shared Contract required to be disclosed pursuant to Section 3.2(p)(iii), Section 3.2(p)(iv), Section 3.2(p)(xii), Section 3.2(p)(xiii), or Section 3.2(p)(xvi), such Shared Contract contains customary provisions to bifurcate such Shared Contracts in accordance with Section 5.12); (xi) incur, authorize or make any material loans or capital expenditures solely or primarily for the benefit of the Lee Business, other than (A) expenditures paid by or on behalf of Seller or any of its Subsidiaries prior to the Closing, (B) expenditures for routine or emergency maintenance and repair, (C) expenditures reflected in the capital expenditure budget of the Lee Business that was made available to Buyer prior to the date of this Agreement, or (D) other expenditures in an amount that does not exceed $250,000 individually or $500,000 in the aggregate; (xii) (A) accelerate the receipt of any material collections or accounts receivable or cash contributions of any type arising from the conduct of the Lee Business (other than in the Ordinary Course consistent with past practice) or (B)

44 materially delay or postpone any accounts payable or other payables or expenses arising from the conduct of the Lee Business (other than in the Ordinary Course consistent with past practice); (xiii) issue, sell, transfer, purchase, or redeem any Capital Stock or other equity securities of the Group Companies or make any other change to the capital structure of any Group Company; (xiv) grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any equity securities of the Group Companies; (xv) amend any of the Organizational Documents of the Group Companies; (xvi) except with respect to any Parent Taxes (or any Tax Return reflecting Parent Taxes) and any Subsidiary that is not a Group Company, (A) make, rescind, or change any material Tax election, (B) settle or compromise any material Tax liability or enter into a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any U.S. federal, state, local or non- U.S. Law) with respect to material Taxes, (C) adopt or make any material change in its accounting methods for Tax purposes, (D) consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes other than automatic extensions to file Tax Returns, (E) amend any material Tax Return, or (F) affirmatively surrender any right to claim a refund of Taxes; (xvii) declare or pay any dividend or similar distribution to any holder of any shares of any Group Companies, other than, in each case, (A) cash dividends or other distributions of cash, provided that such cash dividends or distributions shall not be permitted to the extent they would result in any Group Company having less than the applicable Minimum Cash Amount, and (B) dividends or distributions in settlement of intercompany accounts in accordance with Section 4.9(b); (xviii) permit any Group Company to acquire a material portion of the equity securities, or substantially all of the assets, of any entity (whether directly or indirectly and whether by merger, acquisition of equity securities or assets, or otherwise); (xix) permit any Group Company to purchase or lease (including any lease renewals) any real property; (xx) adopt a plan or agreement of complete or partial liquidation or dissolution or other resolution providing for or authorizing a liquidation, dissolution, merger consolidation or similar restructuring, in each case, with respect to any Group Company; (xxi) enter into any Contract with any Group Company, on the one hand, and Seller or any Affiliate of Seller, on the other hand (including for the avoidance of doubt any Intercompany Contract);

45 (xxii) make any material change to the methods of financial accounting used by the Lee Business in effect as of the date of this Agreement, except as required by GAAP or applicable Law; (xxiii) permit any insurance policies covering any Lee Business Asset to be canceled or terminated or any of the coverages thereunder to lapse, unless simultaneously with such cancellation, termination or lapse, replacement policies providing coverage equal to or greater than the coverage canceled, terminated or lapsed are obtained; (xxiv) pay, discharge, satisfy, compromise, settle or agree to settle any material Action the Liabilities of which would be an Lee Business Liability hereunder other than any settlement or release that contemplates only the payment of money not in excess of $500,000 individually or $2,000,000 in the aggregate without ongoing limits on the conduct or operation of the Lee Business and results in a full release of the claims giving rise to such Action; (xxv) create, incur, assume, guarantee or otherwise become liable for any Indebtedness solely or primarily for the benefit of the Lee Business contemplated by clauses (a), (d), (e), (f), (g) or (h) in excess of (or with respect to Indebtedness contemplated by clause (f) of the definition thereof having a face amount (regardless of valuation) in excess of) one million dollars ($1,000,000), individually or in the aggregate; and (xxvi) make a legally binding or similar commitment (in writing or otherwise) to do any of the foregoing. Notwithstanding anything to the contrary in this Agreement, (A) nothing in this Agreement shall give Buyer the right to control or direct, directly or indirectly, the conduct of the Lee Business (or any Group Company) prior to the Closing, and (B) no action or inaction of Seller and its Subsidiaries with respect to matters specifically addressed or required by any provision of this Section 4.1 shall be deemed a breach of any other provision of this Agreement, including any other provision of this Section 4.1. Section 4.2 Pre-Closing Access to Information; Cooperation. (a) During the Pre-Closing Period, Seller shall afford Buyer and its representatives, including the Operating Partners, at reasonable times and upon reasonable notice, (i) subject to notice to the Principal Officer, such access, during normal business hours, to the Exclusive Business Real Property as Buyer reasonably requests, including for integration and post-Closing planning purposes, and (ii) such access to books, records, personnel, accountants and other information relating to the Lee Business as Buyer reasonably requests, including for integration and post-Closing planning purposes; provided, however, that all requests for such access shall be directed to the Principal Officer or his or her designees in writing. (b) Notwithstanding anything to the contrary:

46 (i) (A) in no event shall Seller be obligated to provide access to any (1) information in violation of any applicable Law, (2) subject to Section 4.4, information with respect to bids, the identity of any bidder, confidentiality or non- disclosure agreements, letters of intent, expressions of interest, or other proposals received in connection with transactions comparable to those contemplated by this Agreement or any information or analysis relating to any such communications, (3) information the disclosure of which would jeopardize any applicable privilege (including the attorney-client privilege), (4) information the disclosure of which would cause Seller or any of its Subsidiaries to breach a confidentiality obligation, (5) consolidated Tax Returns of Seller (other than Tax Returns, or extracted information from such Tax Returns, in each case that relate solely to the Lee Business) or (6) information that Seller reasonably believes is competitively sensitive and is exclusively related to the Excluded Business and (B) the investigation contemplated by Section 4.2(a) shall not unreasonably interfere with any of the businesses, personnel, or operations of Seller or any of its Subsidiaries (it being understood that, to the extent any information or access is withheld pursuant to the preceding subclauses (1), (3), (4), and (5), Seller shall use reasonable best efforts to provide Buyer or its Operating Partners or their respective representatives such access or make such disclosure (or as much of it as possible) in a manner that would not reasonably be expected to have such consequences); and (ii) Buyer shall not conduct, without the prior written consent of the Principal Officer (which shall not be unreasonably withheld conditioned or delayed), any intrusive environmental investigation at any property associated or affiliated with Seller or any of its Subsidiaries, including any sampling, testing, or other intrusive indoor or outdoor investigation of soil, subsurface strata, surface water, groundwater, sediments, or ambient air or anything else at or in connection with any such property; and (iii) none of Buyer, any Operating Party or any of their respective representatives shall contact, without the prior written consent of the Principal Officer (which shall not be unreasonably withheld conditioned or delayed), any employees of, suppliers to, or customers of, Seller or any of its Subsidiaries in connection with or with respect to any Transaction Agreement or any Transaction, or to otherwise discuss the Lee Business or a Group Company; provided, that Buyer and the Operating Partners may (i) upon not less than two (2) Business Days’ prior notice to the Principal Officer, make such contacts as reasonably required for planning the post-Closing operation of the Business and (ii) make such contacts as authorized by Seller in writing, in each case, with Seller entitled to have a Representative participate in such communications and discussions. For the avoidance of doubt, nothing herein restricts ordinary course communications unrelated to the Group Companies, the Lee Business, the Transaction Agreements or the transactions contemplated thereby and made in compliance with the Confidentiality Agreement. (c) If requested by Seller, Buyer shall enter into, and shall cause the Operating Partners to enter into, a customary joint defense agreement or common interest agreement with one or more of Seller and its Subsidiaries with respect to any information provided to Buyer or the Operating Partners, or to which Buyer or the Operating Partners gain access, pursuant to this Agreement.

47 Section 4.3 Confidentiality Agreement. The terms of the Confidentiality Agreement, dated as of December 24, 2025, between Seller and Authentic Brands Group LLC, an Affiliate of Buyer (the “Confidentiality Agreement”) are incorporated into this Agreement by reference and shall continue in full force and effect (and all obligations thereunder shall be binding upon Buyer and its Representatives (as defined in the Confidentiality Agreement and for clarity, shall be deemed to include the Operating Partners) as if parties thereto) until the Closing, at which time the nondisclosure and nonuse obligations under the Confidentiality Agreement shall terminate; provided, however, that Buyer’s nondisclosure and nonuse obligations shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Lee Business, and for all other Evaluation Material (as defined in the Confidentiality Agreement) the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. If, for any reason, the Closing does not occur, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Section 4.4 Exclusivity. During the Pre-Closing Period, Seller shall not, and shall cause its Subsidiaries or Affiliates or its and their respective Representatives acting on their behalf not to, directly or indirectly, (i) initiate, respond to, pursue, discuss, knowingly encourage or solicit proposals or offers that constitute, or would reasonably be expected to lead to, an Alternative Transaction, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any nonpublic information in connection with, or for the purpose of encouraging, an Alternative Transaction, (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement or understanding providing for an Alternative Transaction, or (iv) otherwise cooperate in any way, assist, or participate in or take any action to facilitate any effort or attempt by any person to effect an Alternative Transaction. During the Pre-Closing Period, if Seller or any of its Representatives receives an inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, an Alternative Transaction, Seller shall within two (2) Business Days of such receipt, inform the third party in writing that it is unable to engage in discussions with respect to an Alternative Transaction at such time and thereafter shall cease any further contact in respect of such inquiry, offer or proposal with respect to an Alternative Transaction. Seller shall, and shall cause its Representatives to, immediately terminate any third party’s (other than Buyer and its Representatives in connection with the transactions contemplated by this Agreement) access to any virtual data room containing any nonpublic information in connection with, or for the purpose of encouraging, the transactions contemplated hereby or any Alternative Transaction and shall not provide any such third party with access to any virtual data room containing such information during the Pre-Closing Period, and Seller shall not approve any Alternative Transaction. For purposes of this Section 4.4, an “Alternative Transaction” means, any transaction or series of transactions relating to any direct or indirect (a) sale of any material assets or properties of Seller or its Subsidiaries that are used in or related to the Lee Business, (b) sale of capital stock or other equity securities of any Group Company, or (c) merger or similar business combination of any Group Company (in each case, except as contemplated by the Pre- Closing Reorganization or this Agreement). Seller shall, and shall cause its Representatives to, immediately cease (and Seller shall not, and shall cause its Representatives not to, resume or otherwise continue) any solicitation, discussion or negotiation with any Person (other than Buyer and its Representatives and at the request of Buyer in connection with the transactions contemplated by this Agreement) with respect to any Alternative Transaction. Notwithstanding the foregoing, an “Alternative Transaction” shall not mean or include any transaction that results in a change of control of Seller, including the acquisition of more than 50% of Seller’s outstanding equity securities or all or substantially all of Seller’s assets, whether effected through an equity sale, asset sale, tender or exchange offer, merger, or otherwise.

48 Section 4.5 Regulatory and Other Authorizations. (a) Governmental Approvals. Each Party shall, and shall cause its controlled Affiliates to, use reasonable best efforts to, as promptly as practicable, (i) obtain all consents, approvals, Permits, and Orders of all Governmental Authorities that may be, or become, necessary for the execution and delivery of, and performance of its obligations pursuant to, the Transaction Agreements, including the consummation of the transactions contemplated thereby (collectively, the “Government Approvals”), including those required under Antitrust Laws and as set forth in Exhibit 4.5(a) (collectively, the “Required Approvals”), and to supply any additional information and documentary material that may be requested by a Governmental Authority (including to make available any information and appropriate personnel in response to any queries made by a Governmental Authority, which may include information regarding this Agreement, Buyer’s capabilities as the potential purchaser of the business or other matters), (ii) secure the issuance or reissuance of all Permits that may be or become necessary to operate the Group Companies and the Lee Business following the Closing, (iii) take all such actions requested by any such Governmental Authority to obtain the Government Approvals, including all Required Approvals, and (iv) avoid the entry of, or effect the dissolution of, any permanent, preliminary, or temporary Order, that would otherwise have the effect of preventing or materially delaying the consummation of any of the transactions contemplated by the Transaction Agreements. Seller will cooperate with the reasonable requests of Buyer in seeking promptly to obtain the Government Approvals. Each Party shall, and shall cause its controlled Affiliates to, pay fifty percent of all filing fees payable in connection with the filing of a Notification and Report Form pursuant to the HSR Act and all other Required Notices. (b) Required Notices. Without limiting the generality of Buyer’s undertaking pursuant to Section 4.5(a), (i) Buyer and Seller shall each make or cause to be made, as promptly as practicable, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Transaction Agreements (which filing shall be made in any event within ten Business Days following the date of this Agreement), and (ii) Buyer shall make or cause to be made, as promptly as practicable, all other necessary filings with other Governmental Authorities under those other applicable Antitrust Laws relating to the transactions contemplated by the Transaction Agreements as set forth in Exhibit 4.5(a) (collectively, the “Required Notices”). (c) Actions. Without limiting the generality of Buyer’s undertaking pursuant to Section 4.5(a), Buyer shall, and shall cause each of its controlled Affiliates to, use its reasonable best efforts to take steps necessary to avoid or eliminate each and every impediment under any Antitrust Laws, competition, trade regulation, or foreign investment regulation Law that may be asserted by any antitrust or competition or any other Governmental Authority, including, where applicable, CFIUS, or any other Person so as to enable the Parties to close the transactions contemplated by the Transaction Agreements as promptly as practicable (and in any event prior to the Outside Date), including (i) proposing, negotiating, committing to, and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture, lease, license, or disposition of its assets, properties, or businesses or of the assets, properties, or businesses to be acquired by it pursuant hereto, (ii) terminating or modifying any existing relationships and contractual rights and obligations, (iii) obtaining “prior approval” or other affirmative approval from a Governmental Authority to carry out any future transaction, or agreeing to make any notification or provide prior notice to any Governmental Authority

49 regarding any proposed transaction, (iv) if acceptable to Seller, making amendments or modifications to this Agreement and the other Transaction Agreements to the extent required by any Governmental Authority, and (v) the entrance into such other arrangements as are necessary or advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of materially delaying or preventing the consummation of any of the transactions contemplated by the Transaction Agreements (and Seller shall reasonably cooperate with Buyer in furtherance thereof); provided, that notwithstanding anything in this Agreement to the contrary, nothing in this Section 4.5 shall require Buyer to (a) take any action unless it is conditioned upon consummation of the transactions contemplated by the Transaction Agreements; (b) take any action with respect to any of Buyer’s (including such Buyer’s controlled Affiliates) businesses, assets, interests, products or product lines in any territory, except following the consummation of the transactions contemplated by the Transaction Agreements with respect to the Group Companies and the Lee Business; (c) sell, divest, license or dispose of, or agree to any of the foregoing with respect to, the Group Companies’ or the Lee Business’ business, assets, interests, products or product lines of the Group Companies or the Lee Business (I) in the jurisdictions listed in Section 4.5(c)(i) of the Disclosure Schedule (the “Divestiture Remedy Main Company Markets Schedule”) or (II) in any jurisdiction other than those set forth in the Divestiture Remedy Main Company Markets Schedule if, in the case of this clause (c)(II), such action would reasonably be expected to result in a material adverse effect on the business, results of operations or financial condition of the Group Companies and the Lee Business, taken as a whole; provided, that, notwithstanding the foregoing with respect to this clause (c)(I), Buyer taking, or agreeing to take, any action with respect to the sale, divestiture, license or other disposition of any businesses, assets, interests, product, or product line in a jurisdiction set out in the Divestiture Remedy Main Company Markets Schedule will not exclude Buyer being required to take, or agree to take, any action with respect to a sale, divestiture, license or other disposition of any businesses, assets, interests, product, or product line outside of the jurisdictions set out in the Divestiture Remedy Main Company Markets Schedule in any other jurisdiction as required by clause (c)(II); or (d) with respect to any other restriction or remedial action, condition, commitment or undertaking of any kind, take any action with respect to the Group Companies or the Lee Business (I) in the jurisdictions listed in Section 4.5(c)(ii) of the Disclosure Schedule (the “Conduct Remedy Main Company Markets Schedule”) or (II) in any jurisdiction other than those set out in the Conduct Remedy Main Company Markets Schedule if, in the case of this clause (d)(II), such action would reasonably be expected to result in a material adverse effect on the business, results of operations or financial condition of the Group Companies and the Lee Business, taken as a whole; provided, that, notwithstanding the foregoing with respect to this clause (d)(I), Buyer taking, or agreeing to take, any action with respect to any other restriction or remedial action, condition, commitment or undertaking of any kind in a jurisdiction set out in the Conduct Remedy Main Company Markets Schedule will not exclude Buyer being required to take, or agree to take, any action with respect to any other restriction or remedial action, condition, commitment or undertaking of any kind outside of the jurisdictions set out in the Conduct Remedy Main Company Markets Schedule in any other jurisdiction as required by this clause (d)(II). Any actions taken with respect to the assets, properties, or businesses of the Group Companies shall be conditioned upon consummation of the transactions contemplated by the Transaction Agreements. Notwithstanding anything to the contrary, no act or omission of Buyer or its controlled Affiliates pursuant to this Section 4.5 shall entitle Buyer to any reduction or offset of the Purchase Price.

50 (d) Cooperation. Each Party shall, as promptly as practicable, notify the other Party of any oral or written communication it or any of its representatives receives from any Governmental Authority relating to the matters that are the subject of this Section 4.5, permit the other Party and its Representatives to review in advance any substantive communication relating to the matters that are the subject of this Section 4.5 proposed to be made by such Party to any Governmental Authority, and provide the other Party with copies of all substantive correspondence, filings, and other communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, relating to the matters that are the subject of this Section 4.5; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Lee Business, (ii) as necessary to comply with contractual arrangements or applicable Law, and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. No Party shall agree to participate in any meeting or discussion with any Governmental Authority in respect of any such filings, investigation, or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the reasonable opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as any other Party may reasonably request in connection with the foregoing. Subject to its obligations set forth in this Section 4.5, and the good faith consideration of Seller’s views, Buyer shall control and direct the process by which the Parties seek to avoid or eliminate impediments under any Antitrust Laws, competition, trade regulation, or foreign investment regulation Law (which shall include any review by CFIUS), including by directing the strategy and making final determinations related to the review or investigation of any of the transactions contemplated by this Agreement and the other Transaction Agreements by any Governmental Authority and attending all meetings, discussions, and communications with any Governmental Authority except to the extent that a Governmental Authority may request to communicate exclusively with one Party. Nothing in this Section 4.5 shall be applicable to Tax matters or the Pre-Closing Reorganization. (e) Impediments. Buyer shall not, and shall not permit its controlled Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in any Person or portion thereof, or otherwise acquiring or agreeing to acquire any assets, in each case, in the same line of business as the Group Companies and the Lee Business, that would reasonably be expected to have the effect of (i) materially delaying, materially impairing, or materially impeding the receipt of, or increasing the risk of not receiving, any required Government Approval or the issuance, reissuance, or transfer of any Permit, (ii) materially extending, materially delaying, materially impairing, or materially impeding the expiration or termination of any applicable waiting period with respect to a Government Approval, (iii) materially increasing the risk of any Governmental Authority entering an Order prohibiting the consummation of any of the transactions contemplated by the Transaction Agreements, or (iv) otherwise materially delaying the consummation of any of the transactions contemplated by the Transaction Agreements. (f) Other. Notwithstanding anything to the contrary, Buyer acknowledges on behalf of itself and its controlled Affiliates and its and their representatives, successors, and assigns that the operation of the Lee Business shall remain in the dominion and control of Seller and its Affiliates until the Closing and that none of Buyer, any of its controlled Affiliates, or its

51 or their respective successors or assigns will provide, directly or indirectly, any directions, orders, advice, aid, assistance, or information to any director, officer, or employee of Seller or any of its Affiliates, except as specifically contemplated or permitted by this Article 4 or as otherwise consented to in writing in advance by the Principal Officer. Section 4.6 Third Party Consents. Each Party agrees to cooperate with the other Parties, and to use commercially reasonable efforts, to obtain any consents or approvals from any third person other than a Governmental Authority that may be required in connection with the transactions contemplated by the Transaction Agreements (the “Third Party Consents”). Notwithstanding anything to the contrary, but except as may be specifically set forth in such Contract, neither Seller nor any of its Subsidiaries shall be required to compensate any third party, commence or participate in any Action, or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any liability) to any third party to obtain any Third Party Consent. For clarity, no representation, warranty, or covenant of Seller or the Company set forth in the Transaction Agreements shall be breached or deemed breached, and no condition shall be deemed not satisfied, based on (a) the failure to obtain any Third Party Consents or (b) any Action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any Third Party Consents. Section 4.7 Notification. Prior to the Closing, Seller or the Company shall promptly notify Buyer (in writing after Seller or the Company has knowledge thereof), and Buyer shall promptly notify Seller (in writing after Buyer has knowledge thereof), and keep such other Party advised, as to any Action pending or threatened against such Party or any of its Affiliates with respect to the transactions contemplated by this Agreement. Section 4.8 Pre-Closing Reorganization. (a) Consummation. Notwithstanding anything to the contrary, subject to receipt of necessary Government Approvals, at or prior to the Closing, Seller shall, and shall cause its Subsidiaries to, take all steps necessary to effect the transactions described in Exhibit 4.8 (the “Step Plan”). Seller or Buyer may each propose changes to the Step Plan at any time prior to the Closing, and the proposing Party shall use commercially reasonable efforts to provide prior written notice of such proposed change at least two (2) Business Days prior to implementing any such changes, and shall reasonably consult with the other Party with respect thereto. To the extent Seller or Buyer propose changes, the other Party will consider such changes in good faith. Any changes proposed by Buyer shall be subject to prior written consent by Seller (not to be unreasonably withheld, conditioned or delayed); provided that, at least ten (10) Business Days prior to implementation of Step HC-3 (as described in the Step Plan), Buyer may elect to implement the change described on Section 4.8(a) of the Disclosure Schedule by notifying Seller in writing, and Seller shall implement such change. Any changes proposed by Seller shall be subject to prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed); provided that, such consent shall not be required with respect to proposed changes that are not adverse to Buyer (or its Affiliates), or if adverse, are adverse in a de minimis manner to Buyer (or its Affiliates). With respect to any transactions in the Step Plan that are treated as taxable sales pursuant to Section 1001 of the Code, Seller shall provide to Buyer the proposed allocation, determined in a manner consistent with the methodology on Section 4.8(a) of the Disclosure Schedule, of the consideration payable in such transactions allocable to the underlying assets of the applicable Group Companies for U.S. federal income tax purposes (the “Proposed Pre-Closing Reorganization Allocation”) for Buyer’s review,

52 comment, and consent, such consent not to be unreasonably withheld, conditioned or delayed,. In the event of any dispute regarding the Proposed Pre-Closing Reorganization Allocation, the provisions set forth in Section 2.7 shall apply, mutatis mutandis. Except as set forth in Article 3, each Party agrees that any transfers, assignments, sales, or other dispositions of assets, interests, rights, obligations, capital shares, employees, or otherwise, whether from Seller or any of its Subsidiaries to a Group Company, or from a Group Company to Seller or any of its Subsidiaries, completed as part of the Pre-Closing Reorganization, including the Step Plan, shall be made on an “as is, where is” basis, without representation or warranty of any kind and without recourse to the party making such transfer, assignment, sale, or other disposition. Seller shall use commercially reasonable efforts to provide Buyer with proposed material documentation to effect the Pre-Closing Reorganization at least five (5) Business Days prior to the execution of such step, and Buyer shall be entitled to review and comment on such documentation. Seller shall consider in good faith any changes proposed by Buyer. Prior to the Closing, Seller shall provide Buyer with copies of material executed final documentation affecting each step of the Pre-Closing Reorganization, including the Step Plan, in each case, to the extent such documentation relates to a Group Company (the “Pre-Closing Reorganization Documentation”). (b) Exceptions. Notwithstanding anything to the contrary, no assets of Seller or those of Seller’s Subsidiaries that are party to a transaction in the Pre-Closing Reorganization (as applicable, a “Seller Reorganization Party”), including Contracts, that otherwise would constitute assets to be transferred in the Pre-Closing Reorganization (excluding equity securities) shall be deemed sold, transferred, or assigned to the intended transferee (the “Intended Transferee”) pursuant to the Pre-Closing Reorganization if the attempted sale, transfer, or assignment of such assets to the Intended Transferee without the consent or approval of any Person would be ineffective, would constitute a breach of Contract or a violation of Law, or would in any other way adversely affect the rights of a Seller Reorganization Party (or the Intended Transferee as transferee or assignee) and such consent or approval is not obtained at or prior to the Closing. In such case, to the extent possible: (i) the beneficial interest in or to such assets (the “Beneficial Rights”) shall in any event pass to the Intended Transferee at the time specified in the Pre-Closing Reorganization; and (ii) pending such consent or approval, the Intended Transferee shall discharge the obligations of the Seller Reorganization Party under the Beneficial Rights as agent for the Seller Reorganization Party, and the Seller Reorganization Party shall act as the Intended Transferee’s agent in the receipt of any benefits, rights, or interest received from the Beneficial Rights. For eighteen months following the Closing, the Parties shall use commercially reasonable efforts to obtain and secure all consents and approvals that may be necessary to effect the legal and valid sale, transfer, or assignment of the assets underlying the Beneficial Rights to the Intended Transferee without any change in any of the terms or conditions of such assets. After the Closing, the Parties shall make or complete such transfers as soon as reasonably possible and cooperate in any other reasonable arrangement designed to provide for the Intended Transferee the benefits of such assets, including enforcement at the cost and for the account of the Intended Transferee of any and all rights of the Seller Reorganization Party against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for the discharge of any Liability under such assets. Neither Party nor any of their respective Affiliates shall be required to expend money or incur any liability (other than de minimis costs and expenses) with respect to any third party to obtain such consents. If, following the Closing, any requisite Third Party Consent is obtained, the applicable Purchased Asset and related Beneficial Rights shall be deemed to have been automatically assigned and

53 transferred to the applicable Intended Transferee on the terms set forth in this Agreement for no additional consideration without the requirement of any further action of any other Person, as of the Closing, except to the extent the date of such Third Party Consent is deemed by applicable Law to have occurred on another date, in which case, as of such date. (c) Tax Treatment. Each of Seller and Buyer shall prepare and file, or cause to be prepared and filed, all Tax Returns in a manner consistent with the tax treatment of the Pre-Closing Reorganization described on Exhibit 4.8 and not take any position on any Tax Return or in any Tax audit or other proceeding inconsistent therewith, unless otherwise required by applicable Law. Section 4.9 Intercompany Arrangements. (a) Agreements. The Parties agree that each Contract between or among Seller or any of its Subsidiaries (other than a Group Company), on the one hand, and any Group Company, on the other hand, as well as all such Contracts between Group Companies (collectively, the “Intercompany Contracts”), in each case, in effect immediately prior to the Closing will be terminated as of the Closing (with such termination in form and substance reasonably satisfactory to Seller and Buyer and with no ongoing liability to Seller, any Affiliate of Seller, Buyer or any Group Company following the Closing). (b) Accounts. Seller shall, and shall cause its Subsidiaries to, satisfy or terminate all outstanding intercompany accounts, whether payables or receivables, between Seller or any of its Subsidiaries (including the Group Companies), on the one hand, and a Group Company, on the other hand, so that no such amounts are outstanding as of the Closing, except, in each case, outstanding intercompany accounts (i) with respect to accounts solely between Group Companies, such amounts were incurred in the Ordinary Course and have not been outstanding for more than 90 days and (ii) with respect to all other accounts, to the extent such amounts were incurred in the Ordinary Course, and to the extent reflected in the calculation of the Net Working Capital as reflected on the Final Closing Statement. None of Seller, any Affiliate of Seller, or any Group Company shall have any ongoing liability with respect to such terminations or generally with respect to such intercompany accounts, except for such amounts reflected in the calculation of the Net Working Capital as reflected on the Final Closing Statement. (c) Any Taxes in connection with, arising out of or resulting from any intercompany Contracts or accounts, or the settlement thereof shall be the sole responsibility of Seller; provided, however, that Seller shall not be responsible for any such Taxes to the extent included as a liability in Funded Indebtedness or Net Working Capital or otherwise to the extent economically borne by Seller. Section 4.10 Shared Services. Except as otherwise expressly required by the Transition Services Agreement, from and after the Closing, neither Seller or any of its Subsidiaries shall have any obligation to provide any Shared Service to Buyer or any of its Subsidiaries (including any Group Company). Section 4.11 Cash and Cash Equivalents. Notwithstanding anything to the contrary, Buyer acknowledges that the Group Companies have distributed, and prior to the Closing may distribute, cash and cash equivalents to Seller and/or any of its Subsidiaries, and Buyer shall not have

54 any claim against Seller or any of its Subsidiaries in respect of any such distributions; provided, that any Taxes in connection with, arising out of or resulting from any such distributions of cash and cash equivalents shall be the sole responsibility of Seller. Section 4.12 Inventory. Notwithstanding anything herein to the contrary: (a) During the Pre-Closing Period, Seller and its Subsidiaries shall have the right to sell Inventory as they determine in their sole discretion in the Ordinary Course; provided that Seller shall not, and Seller shall cause its Subsidiaries not to, ship Inventory ahead of normally maintained schedules or shipping dates or otherwise accelerate sales in any material respect (including by inducing customers (including distributors) through special payment incentives or otherwise to buy Inventory in quantities in excess of their needs) outside the Ordinary Course, purchase or sell Inventory in quantities that are outside of the Ordinary Course or engage in any practice that would reasonably be considered “channel stuffing” or “trade loading” or similarly alter any sales practices involving Inventory outside of the Ordinary Course, in each case, with respect to the Lee Business. (b) Upon Buyer’s reasonable request from time to time during the Pre- Closing Period, Seller shall, and shall cause its Subsidiaries to, provide Buyer and/or the Operating Partners with reasonable access and periodic updates regarding the quantity, quality, and cost basis of Inventory remaining in the possession of Seller and its Subsidiaries with respect to the Lee Business (including such Inventory expected to be held by the Group Companies at the Closing). During the Pre-Closing Period, Seller and Buyer’s designated Operating Partner in the United States and Canada (the “US/CAN OP”) shall reasonably cooperate and work to monitor the quantity, quality, and cost basis of such Inventory. Buyer (on behalf of US/CAN OP) may advise Seller if US/CAN OP reasonably believes that Seller should sell Inventory reasonably believed by US/CAN OP to be valued at less than the cost basis of such Inventory (as reflected on Seller’s or the applicable Group Company’s balance sheet and calculated in accordance with past practice), although any decision by Seller to sell or not sell such Inventory shall remain at Seller’s unilateral discretion in the Ordinary Course. (c) During the period beginning upon Seller’s delivery of the Estimated Closing Statement to Buyer pursuant to Section 2.4(b) until no later than three (3) Business Days prior to the Closing Date (the “Reserve Determination Period”), Buyer (on behalf of the US/CAN OP) and Seller shall discuss the inventory reserves set forth in the “Inventory Reserves - Raw Material” and “Inventory Reserves Distressed” line items reflected in the Estimated Closing Statement with respect to the Inventory in the United States and Canada. For clarity, the Estimated Closing Statement (and such inventory reserves) shall be prepared in the manner specified in Section 2.4(a) and Section 2.4(b). (d) If, during the Reserve Determination Period, Buyer (on behalf of the US/CAN OP) and Seller reasonably conclude that the inventory reserves set forth in the “Inventory Reserves - Raw Material” and “Inventory Reserves Distressed” line items in the Estimated Closing Statement with respect to the Inventory in the United States and Canada are insufficient to reflect future losses following the Closing Date on the Inventory in the United States and Canada included within Lee Business Assets (as measured based on a reasonable forward-looking estimate of recoverable value, taking into account historical losses on Inventory of the Lee Business in the United States and Canada over the 24-month period prior to the Closing), then Buyer (on behalf of the US/CAN OP) and Seller shall reasonably agree

55 on the inventory reserves applicable to the “Inventory Reserves - Raw Material” and “Inventory Reserves Distressed” line items which are expected to cover future Losses following the Closing Date for the applicable Inventory in the United States and Canada (the “Reserve Amount”); provided, however, in no event shall the Reserve Amount be greater than the sum of (x) $10,000,000 plus (y) the sum of the “Inventory Reserves - Raw Material” and “Inventory Reserves Distressed” line items in the Reference Balance Sheet with respect to the Inventory in the United States and Canada. (e) The Parties agree that the Reserve Amount determined pursuant to Section 4.12(d) shall be reflected in the Estimated Closing Statement, the Preliminary Closing Statement, and the Final Closing Statement with respect to the Inventory in the United States and Canada and shall not be subject to challenge, dispute, or adjustment by any Party (including pursuant to Section 2.4(e) and any other dispute mechanism applicable to the Preliminary Closing Statement or Final Closing Statement). Section 4.13 Financing Activities. (a) The Group Companies will use commercially reasonable efforts to cause their respective officers, employees and advisors, including their respective legal and accounting advisors, to provide to Buyer, at Buyer’s sole cost and expense, such reasonable cooperation in connection with the arrangement of Buyer’s debt financing (the “Debt Financing”), if any, as is reasonably necessary and requested in writing by Buyer, including using commercially reasonable efforts to: (i) upon reasonable notice, participate in a reasonable number of meetings and presentations (which may be teleconferences in lieu of such meetings) with prospective lenders (but not more than one primary bank meeting) at reasonable times and locations mutually agreed to the extent required to fund the Debt Financing at Closing, (ii) in the preparation, execution and delivery of guarantees, mortgages, other definitive financing documents or other certificates, including any credit agreement, notes, collateral documents, pledge and security documents and customary closing certificates and documents and other customary documents as may reasonably be requested by Buyer, and (iii) reasonably facilitate the pledging of collateral; provided that, the Group Companies will not be required to provide cooperation under this Section 4.13 that would, or would reasonably be expected to: (A) unreasonably disrupt or interfere with the ongoing business or the operations of the Group Companies; (B) cause any covenant, representation or warranty in this Agreement to be breached; (C) cause any closing condition set forth in this Agreement to fail to be satisfied or otherwise cause the breach of this Agreement, any of the Organizational Documents of the Group Companies or any contractual obligation to which any Group Company is a party or bound; (D) require any Group Company to incur any liability (including any commitment fee, indemnification obligation or expense reimbursement) in connection with the Debt Financing prior to the Closing; (E) require any Group Company or any of their respective directors, officers, managers or employees to execute, deliver or enter into or perform any agreement, document, certificate or instrument with respect to the Debt Financing and none of the directors or managers of any Group Company will be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained that will be effective prior to the Closing Date, (F) require any Group Company to provide any legal opinion or other opinion of counsel; (G) require any Group Company to provide access to or disclose any information that is prohibited or restricted by Law or Contract; (H) provide access to or disclose information that any Group Company determines could result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal

56 privilege (provided that, the Company will use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause H); (I) require any officer, trustee, director or other representative of any Group Company to deliver any certificate that such officer, trustee, director or other representative reasonably believes, in good faith, contains any untrue certifications; or (J) require any Group Company or any of their representatives, as applicable, to waive or amend any term of this Agreement or any other Contract to which any Group Company is party. In no event will the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to any Group Company on the date hereof or is not otherwise prepared in the ordinary course of business of such Group Company at the time requested by Buyer or for the failure to obtain review of any financial or other information by its accountants or advisors. In no event will any Group Company be required to pay any commitment or other fee, give any indemnity or incur any liability or expense in connection with assisting Buyer in arranging the Debt Financing or as a result of any information provided by such Group Company in connection therewith. The Group Companies hereby consent to the reasonable and customary use of their logos in connection with the Debt Financing. ARTICLE 5 ADDITIONAL COVENANTS Section 5.1 Employee Matters. (a) Transfers of Employment. Subject to any Current Business Employee’s applicable rights to refuse a proposed transfer, or object to an automatic transfer, of such Current Business Employee’s employment under applicable Law, on or prior to the Closing, Seller shall, or shall cause its Affiliates to, (i) transfer the employment of each Current Business Employee who is not employed by a member of the Group Companies to a member of the Group Companies and (ii) transfer the employment of each employee who is employed by a member of the Group Companies, but who is not a Current Business Employee, to Seller or one of its Affiliates (other than the Group Companies) (each Current Business Employee who is employed by a member of the Group Companies as of the Closing, a “Continuing Business Employee”). On or prior to the Closing, Seller shall, or shall cause its Affiliates to, transfer the Business Employee Records to the Group Companies; provided that Seller or its Affiliates who are not Group Companies shall be entitled to retain a copy of any such records as needed to satisfy their obligations under the Transition Services Agreement or any Benefit Plan, to comply with applicable Law, or as they otherwise reasonably and in good faith deem necessary. From the date hereof until the Closing, Seller shall provide Buyer with updated versions of the Employee List every 30 days and no less than 30 days prior to the Closing Date. Seller shall update the Employee List to add any information that was restricted by applicable Law as soon as reasonably possible following the date hereof in accordance with applicable Law. The Parties intend that the transactions contemplated by this Agreement should not constitute a separation, termination or severance of employment of any Current Business Employee prior to or upon the occurrence of the Closing, and that such Current Business Employees will have continuous and uninterrupted employment immediately before and after the Closing. (b) Inactive U.S. Employees. Notwithstanding anything to the contrary in this Agreement, if a Current Business Employee who performs services for Seller and its Affiliates primarily in the United States is, as of the Closing Date, on a leave of absence and is receiving or entitled to receive short-term or long-term disability benefits under a Seller Benefit

57 Plan (an “Inactive U.S. Employee”), to the extent permitted by the terms of such Seller Benefit Plan and under applicable Law, Seller will provide long-term disability benefits to any Inactive U.S. Employee who has incurred a disabling event prior to the Closing Date, is on short-term disability as of the Closing Date and becomes eligible to receive long-term disability benefits after the Closing Date, and will continue to provide such long-term disability benefits to any Inactive U.S. Employee who is on long-term disability benefits as of the Closing Date, under the applicable Seller Benefit Plan until the applicable Inactive Employee returns to active employment or until benefits cease as provided by the terms of such long-term disability plan. With respect to any Current Business Employee who is on short-term disability as of the Closing Date, Buyer shall (or shall cause a Group Company to) continue to pay each such person a substantially similar level of short-term disability benefits as were being paid to such person immediately prior to Closing, until the earlier of expiration of their waiting period for long-term disability benefits or until such person has ceased to be disabled. To the extent necessary to provide for such continued long-term disability coverage under a Seller Benefit Plan to any Inactive Employee, Seller shall or shall cause one of their Affiliates (other than any Group Company) to accept the transfer to it of employment of such Inactive Employee; and, in such case, with respect to any Inactive U.S. Employee who is able to and does commence such active employment with Seller or its Affiliate within a one (1) year period immediately following the Closing Date, and upon notice from Seller to Buyer of such return to such active employment, Buyer shall, or shall cause one of its Affiliates to, offer such Inactive U.S. Employee employment on terms and conditions that meet the standards set forth in this Section 5.1(b). (c) Misallocated Employees. If after Closing an individual who believes in good faith that they should not be a Continuing Business Employee claims that their contract of employment or any liability in connection with their contract of employment has transferred to Buyer or any of its Affiliates (including any Group Company) in connection with the transactions contemplated by this Agreement or remained with any Group Company (any such employee being a “Misallocated Employee”, and such claim being a “Transfer Claim”), Buyer or its Affiliates (including the Group Companies) may end the employment of the Misallocated Employee and Seller will pay any costs incurred and will indemnify Buyer (for itself and as agent and/or trustee for Buyer or its Affiliates) against the direct and indirect costs of that Misallocated Employee’s employment until the date of termination of that employment, including any liabilities, accrued benefits and entitlements or costs that crystallize on or result from such termination and any other liabilities, accrued benefits and other entitlements or costs relating to that person, provided that such dismissal takes effect no more than one month after the Closing Date or such longer period as is required to comply with the minimum requirements of applicable Law or a Collective Bargaining Agreement and excluding any liability that is caused by the manner of dismissal (including any act or omission by Buyer or its Affiliates that was not negligent for Buyer or its Affiliates to do or omit to do (including acts or omissions of a discriminatory nature)). (d) Cessation of Participation in Seller Benefit Plans. The Parties agree that, except as provided in this Agreement or the Transition Services Agreement, effective at the Closing, (i) each Group Company, to the extent applicable, shall cease to be a participating employer in all of the Seller Benefit Plans, and (ii) the Continuing Business Employees shall cease to accrue additional benefits under the Seller Benefit Plans for any periods from and after the Closing. The Parties agree that the Group Companies shall not assume any of the Seller

58 Benefit Plans or, except as specifically provided herein, any benefit, obligation or liability arising under or in connection with such plans. (e) Continuation of Compensation and Employee Benefits. For a period of one year after the Closing Date (or if earlier, until the date of employment termination of the relevant Continuing Business Employee), Buyer shall, or shall cause the Group Companies to, provide the Continuing Business Employees who remain in employment with the Group Companies through the Closing Date with (i) base salary or base wage levels, as applicable and target annual cash bonus opportunities or target annual or shorter-term commission opportunities, that are at least equal in the aggregate to the base salary or base wage levels, as applicable, and target annual cash bonus opportunities or target annual or shorter-term commission opportunities in effect for such employees immediately prior to the Closing and (ii) other material employee benefit plans, programs, and arrangements (other than any severance, defined benefit plans, non-qualified retirement plans, retiree medical or welfare plans, equity or equity based or long-term incentive compensation and retention, transaction or similar bonuses) that are substantially similar in the aggregate to either (A) those that the Group Companies provide for the benefit of the Continuing Business Employees as of the Closing under the Benefit Plans set forth on Section 3.2(r)(i) of the Disclosure Schedule or (B), those benefits provided to similarly situated employees of Buyer or its Affiliates or any Operating Partner. (f) Service Credit. From and after the Closing, Buyer shall, or shall cause the Group Companies to, (i) recognize all service credited with respect to a Continuing Business Employee under a Benefit Plan through the Closing (or, if later, through the date such individual’s coverage under a Seller Benefit Plan terminates pursuant to the terms of the Transition Services Agreement) for purposes of determining the eligibility to participate, vesting (other than vesting of any future equity or equity-based or long-term incentive awards), and, with respect to paid time off and severance entitlement to benefits under any similar benefit plan, program, or arrangement provided by Buyer or its Affiliates for such individual after the Closing, (ii) use their respective commercially reasonable efforts to cause all pre- existing condition (or actively at work or similar) limitations, eligibility waiting periods, evidence of insurability requirements, and other conditions under any group health and welfare plans to be waived with respect to Continuing Business Employees and their respective eligible dependents to the extent they have been met or would not apply under the comparable Benefit Plan as of the Closing (or, if later, as of the date such individuals’ coverage under a Seller Benefit Plan terminates pursuant to the terms of the Transition Services Agreement), and (iii) provide Continuing Business Employees, Former Business Employees, and their respective eligible dependents with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year in which the Closing Date (or, if later, that date such individuals’ coverage under a Seller Benefit Plan terminates pursuant to the terms of the Transition Services Agreement) occurs for the purpose of satisfying any applicable deductible, out-of-pocket, or similar requirements under any group health or welfare benefit plan, program, or arrangement provided for the benefit of the Continuing Business Employees and their respective eligible dependents on and after the Closing (or, if later, on or after the date such individuals’ coverage terminates under a Seller Benefit Plan pursuant to the terms of the Transition Services Agreement) with respect to the same plan year. (g) 401(k) Plan. Subject to the terms of the Transition Services Agreement, Buyer shall (or shall cause an Affiliate to) maintain a qualified defined contribution plan that

59 is a cash or deferred arrangement under Section 401(k) of the Code (“Buyer’s Defined Contribution Plan”) for the benefit of those Persons who are U.S. employees of the Group Companies as of the Closing. Buyer and Seller shall cooperate to permit the Continuing Business Employees who are employed as of the Closing Date to rollover their balances from the Kontoor Brands 401(k) Savings Plan (“Seller’s 401(k) Plan”), including outstanding promissory notes relating to plan loans, into Buyer’s Defined Contribution Plan. (h) Obligations with Respect to Former Business Employees or Current Business Employees. Except as set forth in Section 5.1(a), Buyer shall (or shall cause an Affiliate, including the Group Companies, to) assume the obligation to pay severance, termination pay or similar payments that are owed on and after the Closing Date to any Former Business Employees or Current Business Employees who are not employed by Seller or its subsidiaries as of the Closing Date, in each case, to the extent such payment, together with the employer portion of related Taxes, are included in Indebtedness. (i) Severance Obligations. Buyer shall, or shall cause its Affiliates to, provide to each Continuing Business Employee whose employment is terminated by Buyer or any of its Affiliates during the twelve (12)-month period following the Closing Date, severance and termination benefits that are no less favorable than the severance and termination benefits that would have been due to such Continuing Business Employee as severance or termination benefits under an applicable Benefit Plan of Seller or any of its Affiliates set forth on Section 3.2(r)(i) of the Disclosure Schedule and applicable to such terminated Continuing Business Employee immediately prior to the Closing Date, taking into account and including the service and compensation of such Continuing Business Employee with respect to his or her employment with Buyer and its Affiliates following the Closing Date. (j) COBRA Obligations. Seller shall cause a Seller Benefit Plan that is group health plan maintained by Seller or its Affiliates to retain the obligation to provide continuation coverage to each individual who has rights to coverage pursuant to Code Section 4980B or similar state law (“COBRA”), and who is (i) a Current Business Employee or (ii) Former Business Employee or a current or former dependent thereof, who, as of the date of Closing, are eligible for or entitled to COBRA continuation coverage benefits as a result of a “qualifying event” that has occurred as of the Closing under any Benefit Plan that is a “group health plan” (as such terms are defined in Section 5000(b)(1) of the Internal Revenue Code or Section 607(1) of ERISA) or similar benefits under state Laws, other than any Continuing Business Employee who is employed as of the Closing Date and whose COBRA qualifying event was a reduction in hours. Buyer shall or shall cause a group health plan maintained by Buyer or its Affiliates to provide continuation coverage to each Continuing Business Employee or a dependent thereof who incurs a COBRA “qualifying event” after the Closing Date and each Continuing Business Employee who is employed on the Closing Date and whose COBRA qualifying event was a reduction in hours. (k) Nonqualified Deferred Compensation Plans. Prior to the Closing, Seller shall take all actions necessary to terminate and fully liquidate the accounts of the Continuing Business Employees under Seller’s nonqualified deferred compensation plans in accordance with the terms of such plans and applicable Law, including Section 409A of the Code, provided that any liabilities of any Group Company on or after the Closing with respect to such termination and liquidation or otherwise under such plan shall either be paid by Seller or be included in Indebtedness. Seller shall provide Buyer drafts of the documentation required

60 to effectuate the foregoing no later than five (5) days prior to delivery to their intended recipients and Seller shall incorporate in good faith Buyer’s reasonable comments thereto. (l) Bonuses and Commissions. Seller shall pay to each Continuing Business Employee who is employed on the Closing Date their pro-rata bonus with respect to the pre-Closing period (to be determined in Seller’s sole discretion either at target or based on Seller’s reasonable determination of performance achievement through Closing Date, in each case, consistent with past practice) or their accrued commission, as applicable, within 30 days after Closing. Buyer shall, or shall cause a Group Company to, honor the terms of any annual cash bonus or commission arrangement in effect with respect to any Continuing Business Employee as of the Closing Date and in respect of the fiscal year in which the Closing Date occurs, and assume the obligation to pay to each such Continuing Business Employee the amounts earned thereunder when due; provided, that, with respect to the time period prior to the Closing Date, such amounts are included in Indebtedness or Net Working Capital. (m) Flexible Spending Accounts. Subject to the terms of a TSA, Buyer shall, or shall cause a Group Company to, adopt or designate a flexible spending account plan to be effective at or as soon as administratively practicable following the Closing and that will assume the account balances under the Seller Benefit Plan that is a flexible spending account plan, determined as of the Closing Date, of each Continuing Business Employee who has a balance thereunder. (n) Visas. Seller shall, or shall cause its Affiliates to, use their reasonable best efforts to ensure that any Continuing Business Employee who is foreign national requiring a visa in order to work for Seller or its Affiliates (including the Group Companies) in his or her current position may continue to work in such position on the Closing Date and the first day immediately following the Closing Date. (o) Collective Bargaining Agreements; Notifications and Consultations. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Continuing Business Employees covered by any Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such Collective Bargaining Agreement in accordance with its terms or applicable Law. Prior to the Closing, the Group Companies, Seller and its Affiliates shall fully and timely satisfy any notice, information, consultation or bargaining obligations owed to the Continuing Business Employees, employees of any Group Company or the relevant trade union, works council or other employee representatives with respect to the transactions contemplated by this Agreement under applicable Law and any Collective Bargaining Agreement. Seller shall keep Buyer informed about all material steps in the notification and/or consultation processes in the jurisdictions concerned. (p) Restrictive Covenant Agreements. Seller and its Affiliates agree that, notwithstanding the terms of any non-competition, nonsolicit, nondisclosure or other restrictive covenant between Seller or any of its Affiliates (including the Group Companies) and a Continuing Business Employee (the “RCAs”), such Continuing Business Employee shall be permitted to provide services to Buyer or any of its Affiliates or Operating Partners following the Closing, and shall cause their Affiliates to not, seek to enforce the terms of any such RCA following the Closing.

61 (q) Business Contractors. During the period prior to the Closing, Seller shall use commercially reasonable efforts to make Business Contractors directly engaged by Seller or its Affiliates (other than the Group Companies) available to Buyer and the Operating Partners for the purpose of allowing Buyer or the Operating Partners, as applicable, to interview each such Business Contractor and determine the nature and extent of each such Business Contractor’s continuation with Buyer, if any. Seller shall provide to Buyer and the Operating Partners contact information for third-party service providers providing contingent personnel to the Lee Business and reasonably cooperate in identifying and transferring such contingent work force to the extent requested by Buyer or any Operating Partner, as applicable. (r) Employee and Benefit Plan Liabilities. Seller or its Affiliates (other than the Group Companies) shall retain all Liabilities for all current or former employees or service providers of Seller or its Affiliates (other than Liabilities with respect to Continuing Business Employees, that are expressly allocated to Buyer and its Affiliates elsewhere in this Agreement or Liabilities that are included in Indebtedness that reduce the Purchase Price) whether arising prior to, on or following the Closing and shall indemnify and hold harmless Buyer and its Affiliates (including the Group Companies) with respect to any such Liabilities, obligations and commitments. Except as set forth in this Section 5.1, Seller or its Affiliates (other than the Group Companies) shall retain all Liabilities, obligations and commitments under any Benefit Plan that is not a Group Company Benefit Plan, including with respect to any such Benefit Plan that provides welfare benefits, for all claims incurred prior to the Closing. Except for Specified Pre-Closing Liabilities and Other Pre-Closing Liabilities (which shall remain an obligation of Seller to the extent set forth in this Agreement), Buyer or its Affiliates (including the Group Companies) shall assume all Liabilities, obligations and commitments under each Group Company Benefit Plan for claims incurred prior to or after the Closing Date, including Liabilities for any approved paid leave or short term disability payments owed for periods after the Closing Date to Continuing Business Employees who are on leave of absence as of the Closing Date. For purposes hereof, (A) with respect to a group health plan or flexible spending account, a claim shall be deemed incurred on the date the applicable service, treatment, or supply giving rise to such claim is provided or furnished to the claimant; (B) with respect to life insurance benefits, a claim shall be deemed incurred on the date of death of the covered individual; (C) with respect to accidental death and dismemberment benefits, a claim shall be deemed incurred on the date of the accident giving rise to such claim; (D) with respect to paid leave benefits (other than long-term disability benefits), a claim shall be deemed incurred each date that the individual is on the approved paid leave of absence under the terms of the applicable Benefit Plan; and (E) with respect to long-term disability benefits, a claim shall be deemed incurred on the date of the disabling event, regardless of when the date of which the covered individual is determined to be disabled under the applicable plan; in each case, regardless of when such claim is submitted to the applicable Benefit Plan. (s) Limitations. Nothing contained in this Section 5.1, express or implied: (i) shall be construed to establish, amend, modify, or terminate any Benefit Plan or any other benefit plan, program, agreement or arrangement, (ii) shall alter or limit Buyer’s ability to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by Buyer, (iii) is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment, or (iv) is intended to confer upon any individual (including employees, retirees,

62 or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement. Section 5.2 Tax Matters. The following provisions shall govern the allocation of responsibility as between the Parties for certain Tax matters following the Closing: (a) Tax Returns. (i) Seller Prepared Tax Returns. (a) Seller shall prepare and timely file (or cause to be prepared and timely filed) all Income Tax Returns that are required to be filed by each Group Company for Tax periods ending on or before the Closing Date that are first due (including applicable extensions) after the Closing Date that have not been filed on or before the Closing Date (but for the avoidance of doubt, excluding any Tax Return for Parent Taxes) (“Seller Tax Returns”); provided, that (A) Seller shall prepare (or cause to be prepared) such Seller Tax Returns in accordance with past practices of the Group Company except as required by applicable Law or this Agreement, (B) Seller shall use commercially reasonable efforts to provide Buyer with completed drafts of such Seller Tax Returns for Buyer’s review and comment not later than thirty (30) days before the due date for filing such Seller Tax Returns (or, if such due date is within forty-five (45) days following the Closing Date, as promptly as practicable following the Closing Date) for Buyer’s review, and (C) Seller shall consider any comments made by Buyer in good faith. (b) Seller shall timely remit (or cause to be timely remitted) any Income Taxes shown as due on each Seller Tax Return to the extent that Taxes are required to be remitted upon filing such Seller Tax Return (except to the extent included as a liability in Indebtedness or Net Working Capital). (c) Any Income Tax Return prepared by Seller pursuant to Section 5.2(a) that includes the Closing Date shall reflect a deduction for the Transaction Deductions (unless otherwise reflected on a corresponding Tax Return of Seller or any of its Affiliates other than a Group Company) to the extent deductible under applicable Law in a Pre-Closing Tax Period at a “more likely than not” or higher standard of confidence and solely to the extent economically borne by Seller. (ii) Buyer Prepared Tax Returns. (a) Except for the Seller Tax Returns, Buyer shall, at Buyer’s expense, prepare and timely file (or cause to be prepared and timely filed) all Tax Returns of the Group Companies required to be filed for any Tax period beginning on or before the Closing Date, including Tax Returns for any Straddle Period, that are first due (including applicable extensions) after the Closing Date that have not been filed on or before the Closing Date (“Buyer Tax Returns”). If such Buyer Tax Returns reflect (i) any Indemnified Taxes for which indemnification may reasonably be claimed from Seller pursuant to

63 Section 8.1(a)(iv) or (ii) Taxes that could reasonably be expected to affect the Purchase Price (prior to its finalization pursuant to Section 2.4), then: (A) Buyer shall prepare (or cause to be prepared) such Buyer Tax Returns in accordance with past practices of the Group Company except as required by applicable Law or this Agreement, (B) completed drafts of such Buyer Tax Returns, and, in the case of any Buyer Tax Return for a Straddle Period, a pro forma Buyer Tax Return for the portion of the Straddle Period ending on the Closing Date, shall be submitted to Seller for Seller’s review not later than thirty (30) days before the due date for filing such Buyer Tax Returns (or, if such due date is within forty-five (45) days following the Closing Date, as promptly as practicable following the Closing Date) for Seller’s review and consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (C) Buyer shall make any changes to such Buyer Tax Returns reasonably requested by Seller. (b) Any Income Tax Return prepared by Buyer pursuant to this Section 5.2(a)(ii) that includes the Closing Date shall reflect a deduction for the Transaction Deductions (unless otherwise reflected on a corresponding Tax Return of Seller or any of its Affiliates other than a Group Company) to the extent economically borne by Seller and to the extent deductible under applicable Law in a Pre-Closing Tax Period at a “more likely than not” or higher standard of confidence. (b) Straddle Periods. To the extent permissible under applicable Law, the Parties shall take such actions as shall be necessary or appropriate to cause the taxable year of each Group Company to end on the Closing Date. For all purposes under this Agreement, in the case of any Straddle Period, the portion of Taxes (or any Tax refund or amount credited against any Tax) that are allocable to the portion of the Straddle Period ending at the end of the Closing Date will be: (i) in the case of property Taxes and other Taxes imposed on a periodic basis without regard to income, gross receipts, payroll, sales or any specific transaction or event deemed to be the amount of such Taxes (or Tax refund or amount credited against Tax) for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending at the end of the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes, determined as though the taxable year of the Group Company (and of any partnership or other “flowthrough” entity in which the Group Company holds, directly or indirectly, an interest) had ended on the Closing Date. If applicable Law does not require or permit any Group Company to close its taxable year on the Closing Date (including pursuant to an election described in Section 5.2(i)(i)), then the allocation of income or deductions required to determine any Taxes or other amounts attributable to the portion of the Straddle Period ending on, or beginning after, the Closing Date shall be made by means of a closing of the books and records of such Group Company as of the close of the Closing Date. Any Transaction Deductions shall be reflected in the portion of any Straddle Period ending at the end of the Closing Date to the extent deductible under applicable Law in a Pre-Closing Tax Period at a “more likely than not” or higher standard of confidence and to the extent economically borne by Seller.

64 (c) Tax Claims. (i) Buyer shall promptly notify Seller upon receipt by Buyer or any of its Affiliates (including, following the Closing and for the avoidance of doubt, any Group Company) any written communication from a Governmental Authority concerning any pending or threatened audit, claim, demand, proposed adjustment or deficiency, assessment or administrative or judicial proceeding (a “Tax Claim”) described in clause (A), (B) or (C) of Section 5.2(c)(ii) and to the extent known, describing in reasonable detail the facts and circumstances with respect to the subject matter of such Tax Claim; provided, however, that any Party’s failure to give such prompt notice shall not affect its rights or obligations under this Agreement so long as the defense of such Tax Claim is not materially adversely impacted or prejudiced thereby. (ii) Seller shall have the exclusive right to control (at its own cost and expense) any Tax Claim to the extent that any such Tax Claim (A) relates to any Parent Taxes, (B) would reasonably be expected to result in any Indemnified Taxes for which Seller has agreed to pay or provide indemnification under Section 8.1(a)(iv) or (C) relates to Income Taxes for any Pre-Closing Tax Period with respect to any Group Company which is treated as a pass-through entity with respect to the relevant jurisdiction and which Taxes flow through to Seller or any of its Affiliates (other than a Group Company). Except with respect to a Tax Claim relating to Parent Taxes, Seller shall keep Buyer reasonably informed of material developments with respect to such Tax Claim, Buyer shall have the right to participate fully (at its own cost and expense) in any such Tax Claim, and Seller shall consider in good faith any reasonable comments requested by Buyer with respect thereto. Seller shall conduct any Tax Claim diligently in good faith and shall not settle any Tax Claim without Buyer’s consent, not to be unreasonably withheld, conditioned or delayed, to the extent such settlement could reasonably be expected to impact the Taxes or Tax Returns of Buyer or its Affiliates (including the Group Companies after the Closing). (d) Refunds. Seller shall be entitled to the benefit arising from any refund (or credit in lieu thereof) of Taxes that constitute Indemnified Taxes, or Taxes that had the effect of reducing the Purchase Price, unless such refund (or credit) (A) is reflected as an asset in Net Working Capital or (B) results from any carryback of a Tax asset or attribute arising in a taxable period (or portion thereof) beginning after the Closing Date (including, in the case of a Straddle Period, a carryback that would have resulted if the Straddle Period ended on the Closing Date). Buyer shall pay, or cause its Affiliates to pay, to Seller, the amount of such refund or credit (including any interest paid thereon, but less any reasonable out-of-pocket costs or expenses of Buyer and its Affiliates (including Taxes) incurred in connection with or as a result of obtaining such refund or credit) and net of any amount with respect thereto required to be paid to third parties pursuant to obligations that exist prior to the Closing to which Seller is entitled in readily available funds within fifteen (15) days of the actual receipt of the refund or credit; provided that for so long as the aggregate amount of refunds or credits to which Seller is otherwise entitled under this Section 5.2(d) received by Buyer in a calendar year is less than $100,000, Buyer shall be entitled to delay payment of such refunds or credits until the earlier of fifteen (15) days after (A) the time that such aggregate amount is at least equal to $100,000 or (B) the last day of such calendar year. Any amounts paid pursuant to this Section 5.2(d) will be treated

65 as an adjustment to the Purchase Price for U.S. federal and applicable state, local and non-U.S. Income Tax purposes, unless otherwise required by applicable Law. (e) Post-Closing Actions. Without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed: (i) Neither Buyer nor any Affiliate of Buyer shall (or shall cause or permit any Group Company to) amend, refile, file after the original due date (including applicable extensions) or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return of any Group Company with respect to any Tax period (or portion thereof) starting on or before the Closing Date. (ii) Buyer shall not, and shall not permit any of its Affiliates (including, after the Closing for the avoidance of doubt, the Group Companies) to (a) voluntarily approach any Governmental Authority regarding any Taxes or Tax Returns of any Group Company relating to any Tax period (or portions of a Straddle Period) ending on or before the Closing Date, (b) cause any Group Company that is an Affiliate of Buyer to sell or otherwise dispose of assets outside the Ordinary Course on the Closing Date after the Closing, or (c) carryback any net operating losses from any Tax period (or portion thereof) ending after the Closing Date to any Tax period (or portion thereof) ending on or before the Closing Date, in each case, to the extent that it could reasonably be expected to materially affect Seller’s liability for Taxes. (iii) Other than in connection with the resolution of a Tax Claim pursuant to Section 5.2(c), as permitted under Section 5.2(i), or as otherwise required by applicable Law neither Buyer nor any Affiliate of Buyer will make any Tax election (including any election under Treasury Regulations Section 301.7701-3) that would create a material Tax liability with respect to any Pre-Closing Tax Period. (f) Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Buyer on the one hand, and Seller on the other hand, shall each be liable for and shall indemnify, defend and hold harmless the other Party from and against 50% of all Transfer Taxes imposed or arising with respect to the sale and purchase hereunder of the Company Shares provided, however, that Transfer Taxes arising or incurred with respect to the Pre- Closing Reorganization shall be borne solely by Seller; provided, further, that Buyer shall be responsible for any Transfer Taxes to the extent such Transfer Taxes arise out of Buyer’s assignment of any interest to any Person under Section 10.4 (whether arising from or incurred in the Pre-Closing Reorganization or with respect to the sale and purchase of the Company Shares). The Party required by Law to file a Tax Return with respect to such Transfer Taxes shall timely prepare, with the other Party’s reasonable cooperation, and file such Tax Return. Buyer and Seller each agree to use commercially reasonable efforts to cooperate to establish any available exemption from (or otherwise reduce) any such Transfer Taxes, and agree to reimburse the other Party for its share of such Transfer Taxes paid by the other Party. (g) Tax Sharing Agreements. Seller shall terminate (or cause to be terminated) on or before the Closing Date, each Group Company’s participation in all Tax sharing agreements or arrangements (other than this Agreement) among the Group Companies, on the one hand, and Seller or any Affiliate of Seller (other than the Group Companies), on the other hand, such that neither Seller or any Affiliate of Seller, on the one hand, nor any of the

66 Group Companies, on the other hand, will have any Liability or entitlement to any right thereunder to each other on or after the Closing Date. (h) Tax Cooperation. Without limiting the obligations set forth in Section 5.2, the Parties shall use commercially reasonable efforts to furnish or cause to be furnished to each other, upon reasonable request, such information and assistance relating to the Group Companies and their respective assets or businesses (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, a claim for any Tax refund or credit, and the preparation for, or the prosecution or defense or resolution of, any Tax Claim. The Parties shall use commercially reasonable efforts to cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to the Group Companies or their respective assets or businesses and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.2. Buyer agrees that it shall preserve and keep, or cause to be preserved and kept, all original books and records in respect of the Lee Business relating to any Taxes with respect to taxable years or periods (in whole or in part) ending on or before the Closing Date and in the possession of Buyer or its Affiliates until ninety (90) days after the expiration of the applicable statute of limitations. (i) Tax Elections. (i) At Buyer’s election made on or prior to the Closing, Buyer and Seller shall join in making (or cause to be made), or Seller shall make, as applicable, an election under Sections 336(e) or 338(h)(10) of the Code (or any comparable applicable provision of U.S. federal, state, local or non-U.S. Law) (a “Section 336(e)/338(h)(10) Election”) with respect to the Company. Buyer and Seller shall take (or cause to be taken) all steps necessary in order to effectuate such Section 336(e)/338(h)(10) Election in accordance with applicable Laws (including the preparation and timely filing of IRS Form 8023 and all similar U.S. federal, state, local or non-U.S. Laws). Except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law), Seller and Buyer agree to report the purchase of the Company Shares consistent with any such forms and , consistent with the Section 336(e)/338(h)(10) Election, as a deemed taxable sale of the assets of the Company, and shall take no position inconsistent therewith. Buyer is permitted to make an election under Section 338(g) of the Code (or any comparable applicable provision of U.S. federal, state, local or non-U.S. Law), with respect to the acquisition of any Group Company that is treated as a corporation for U.S. federal income tax purposes and that is not a “United States person” (as defined in Section 7701(a)(30) of the Code), provided, however, that any related allocation of the Purchase Price (and other relevant items) pursuant to such election (x) shall be consistent with the value allocated to the non-United States assets pursuant to Section 4.8(a), as finally determined, (y) shall be subject to Seller consent (not to be unreasonably withheld, conditioned or delayed) and (z) such allocation as finally approved by Seller shall be binding on Buyer, Seller and their respective Affiliates for all applicable Tax purposes. Except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law), Seller and Buyer agree to report the acquisition of the Group Companies consistent with any such election

67 filed by Buyer pursuant to Section 338(g) and shall take no inconsistent position therewith. (ii) In the case of any Subsidiary that is CFC, Seller and Buyer shall, if permitted under applicable Law, use commercially reasonable efforts to cause the Company and each of its Affiliates that is a “United States shareholder” within the meaning of Section 951(b) of the Code at the end of the Closing Date that owns stock of a CFC and is described in Treasury Regulations Section 1.245A-5(e)(3)(i)(C)(1) (if any) to enter into, a written, binding agreement as described in Treasury Regulations Section 1.245A-5(e)(3)(i)(C) (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) with Seller to make the election to close the taxable year of each CFC as of the Closing Date pursuant to Treasury Regulations Section 1.245A-5(e)(3)(i)(A) (a “Section 245A Election”). The Parties shall, and shall cause their respective Affiliates to, take all actions necessary to effect (and to refrain from taking any actions inconsistent with effecting) valid Section 245A Elections. (iii) In the event the Section 336(e)/338(h)(10) Election is not made, and to the extent Treasury Regulations Section 1.1502-36 is applicable to Seller or any other member of a combined, consolidated or unitary group that includes a Seller or any Affiliate thereof with respect to the sale of the Company Shares pursuant to this Agreement, each relevant entity shall use commercially reasonable efforts to make, or cause to be made, a valid and timely election pursuant to Treasury Regulations Sections 1.1502-36(d)(6)(i)(A) and 1.1502-36(e)(5) to reduce the basis in the Company Shares by the “attribute reduction amount,” as defined in Treasury Regulations Section 1.1502-36(d)(3), so as to avoid a reduction to the relevant Group Company’s Tax “attributes” (as described in Treasury Regulations Section 1.1502-36(d)(4)) and shall not make any other election under Treasury Regulations Section 1.1502-36. (j) Indirect Taxes. (i) Notwithstanding anything to the contrary in this Agreement, any Indirect Taxes incurred in connection with this Agreement shall be borne by Seller. (ii) Buyer and Seller shall use commercially reasonable efforts to satisfy all compliance obligations necessary in order to treat any such transfer as a transfer of a going concern for Indirect Tax purposes where permissible under applicable Law. In connection with the foregoing, except as otherwise requested in writing by Buyer, as soon as reasonably practicable after the date of this Agreement, Buyer and Seller shall cooperate to apply for and obtain any available advance ruling, through a voluntary notification, ruling request or similar procedure in each relevant material jurisdiction prior to the Closing Date, that such jurisdiction will treat the applicable transfer as a transfer of a going concern for Indirect Tax purposes that is not subject to Indirect Tax. (iii) To the extent required by applicable Law in any jurisdiction and subject to clause (ii) above, the Party required under applicable Law shall invoice, collect and pay over any Indirect Taxes required to be collected and paid as a result of the transactions contemplated by this Agreement, and Buyer and its Affiliates (including the relevant Group Companies), on the one hand, and Seller and its Affiliates

68 (other than the Group Companies) on the other hand, shall appropriately reimburse the other Party as and to the extent necessary to achieve the economic apportionment of such Indirect Taxes described in this Section 5.2(j) for any such Indirect Taxes paid or incurred by them. (k) Intended Tax Treatment. Except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law), Seller and Buyer agree to (i) file all Tax Returns and information reports in a manner consistent with the steps and related Tax treatment in the Step Plan and shall take no inconsistent position therewith and (ii) shall file all Tax Returns and information reports in a manner consistent with Schedule 4.8(a) of the Disclosure Schedule (Pre-Closing Reorganization Allocation) and shall take no inconsistent position therewith. (l) Continued Operations of Swiss Entities. For whatever period is so required by a Tax ruling from each of the Swiss Canton of Geneva (“Geneva”) cantonal tax authorities and the Swiss Federal Tax Administration (together the “Pre-Closing Swiss Tax Rulings”), Buyer shall continue to operate the Lee Business which is currently operating in Switzerland (the “Swiss Business”) through Swiss Entities in Switzerland in accordance with the Pre-Closing Swiss Tax Rulings, unless Buyer obtains a separate Tax ruling from each of the Geneva cantonal tax authorities and the Swiss Federal Tax Administration confirming that cessation of such pre-existing operation will not impact the tax qualification of the demerger transaction of the Swiss Entities (as set forth in the Step Plan); provided, that, with respect to any such Pre-Closing Swiss Tax Rulings, Seller shall request (or cause to be requested) that such period be limited to two (2) years following the Closing Date; provided further, that (x) Seller previously provided to Buyer the request for the Pre-Closing Swiss Tax Rulings in advance of submitting such request for Buyer’s review and comment and considered any comments in good faith; (y) Seller shall provide Buyer with a copy with any proposed revisions or supplements to the filed rulings reasonably in advance of submission for Buyer’s review, comment, and consent (such consent may not be unreasonably withheld, conditioned, or delayed); and (z) Seller must provide Buyer with a copy of all of the filed requests for the Pre- Closing Swiss Tax Rulings (and any revisions or supplements thereto) promptly following filing thereof. For whatever period is so required by the Pre-Closing Swiss Tax Rulings, Seller shall continue to operate the Excluded Business which is currently operating in Switzerland (the “Excluded Swiss Business”) through Swiss Entities in Switzerland, unless Seller obtains a separate Tax ruling from each of the Geneva cantonal tax authorities and the Swiss Federal Tax Administration confirming that cessation of such pre-existing operation will not impact the tax qualification of the demerger transaction of the Swiss Entities (as set forth in the Step Plan). Buyer and Seller each agree to impose the obligations pursuant to this Section 5.2(l) on any subsequent acquirer of the Swiss Business or the Excluded Swiss Business, as applicable, or the equity interests of Swiss Entities. (m) Survival. The payment obligations set forth in this Section 5.2 with respect to Taxes shall survive until the date that is ninety (90) days following the expiration of the applicable statute of limitations period applicable to the underlying Tax. Section 5.3 Post-Closing Access to Information; Cooperation.

69 (a) Data Room Information. Seller shall be entitled to keep, from and after the Closing, a complete copy of the Project Storm online data room established in connection with the transactions contemplated by this Agreement. (b) Access to Information. After the Closing, each Party shall afford the other Parties and their respective counsel, accountants, and other representatives, during normal business hours, and upon reasonable advance written notice, reasonable access to the books, records, and other information in such Party’s possession or control relating to the Lee Business with respect to periods prior to the Closing, and the right to make copies and extracts therefrom at its expense, to the extent (i) such access is necessary for such Party to comply with its legal, financial reporting, required disclosure obligations under applicable securities laws, accounting or auditing obligations or (ii) related to rights, claims or obligations relating to the Excluded Business, Excluded Assets, or the Excluded Liabilities, in each case, subject to execution of customary work paper access letters if requested by the auditors); provided that neither Party shall be required to provide access to information that would violate (A) any obligation of confidentiality to which such Party or any of its Affiliates may be subject, (B) any attorney-client privilege, attorney work product protection or other privilege associated with such information or (C) any applicable Laws (it being understood that, to the extent any information or access is withheld pursuant to the preceding subclauses (A)-(C), the withholding Party shall use reasonable best efforts to provide the other Party such access or make such disclosure (or as much of it as possible) in a manner that would not reasonably be expected to have such consequences). After the Closing, books, records, and other information in the possession or control of the Group Companies shall be deemed in Buyer’s control for purposes of this Section 5.3. (c) Cooperation. After the Closing, each Party shall cooperate, as and to the extent reasonably requested by any other Party, in connection with any claim or Action brought by or against any third party in connection with (A) any transaction contemplated by this Agreement or (B) any fact or condition relating to the Lee Business or the Excluded Business prior to the Closing. Such cooperation shall include making available to the requesting Party, at such times and under such circumstances so as not to unreasonably disrupt business, the relevant books, records, information, and employees of the cooperating Party, allowing the relevant personnel of the cooperating Party to assist the requesting Party in participating in any such matter, executing and delivering documents or instruments, and taking all such action as the requesting Party reasonably requests in connection with such matter; provided, however, that the requesting Party shall promptly reimburse the cooperating Party for all reasonable out-of-pocket costs directly relating to such cooperation of any of the cooperating Party’s employees who assist the requesting Party. Without limitation, after the Closing, (I) Buyer shall, and shall cause its Affiliates to use commercially reasonable efforts to, (1) promptly forward to Seller (and shall not review to the extent possible) any telephone calls, email, or other communications that Buyer or any of its Affiliates receives that are intended for Seller or any of its Affiliates, (2) create an automatic email reply for each Group Company email address provided by Seller to Buyer at or promptly following the Closing informing all senders that such Group Company email address is no longer in use and that the intended recipient can be reached at the email address provided by Seller to Buyer at or promptly following the Closing, and (3) not access or review any electronic communications of Seller or any of its Affiliates (including the email folders for the email addresses provided by Seller to Buyer at or promptly following the Closing); and (II) Seller shall, and shall cause its Affiliates to use commercially reasonable efforts to, (1) promptly forward to Buyer (and

70 shall not review to the extent possible) any telephone calls, email, or other communications that Seller or any of its Affiliates receives that are intended for Buyer or any of its Affiliates, (2) create an automatic email reply for each email address provided by Buyer to Seller at or promptly following the Closing informing all senders that such email address is no longer in use and that the intended recipient can be reached at the email address provided by Buyer to Seller at or promptly following the Closing, and (3) not access or review any electronic communications of Buyer or any of its Affiliates (including the email folders for the email addresses provided by Buyer to Seller at or promptly following the Closing). (d) Retention of Copies. Notwithstanding anything to the contrary, (i) Seller and its Affiliates may retain (and use, solely to the extent that such use is for internal purposes only) copies of any Contracts, documents, or records that, in whole or in part, relate to the Excluded Business, and (ii) either party and its respective Affiliates may retain (and use as applicable) copies of any Contracts, documents or records that are required to be retained pursuant to any legal requirement, are subject to the attorney-client privilege, or are necessary to retain for financial reporting purposes, for Tax purposes, or for legal defense or prosecution purposes. (e) Adversarial Proceedings. Notwithstanding the provisions of this Section 5.3, although the existence of a Dispute shall not abrogate or suspend the provisions of this Section 5.3, as to such records or other information directly pertinent to such Dispute, the Parties may not utilize this Section 5.3 but rather, absent agreement, must utilize the rules of discovery. Section 5.4 Insurance. After the Closing: (a) General. The Parties agree that neither Buyer nor the Group Companies shall make claims under insurance policies issued by third parties that may have provided coverage to Seller or any of its Affiliates, to the extent the first named insured under such policies is any person or entity other than a Group Company, whether the incident giving rise to any such claim occurs prior to, on, or after the Closing Date. As of the Closing Date, insurance requirements of the Group Companies shall be the sole responsibility of Buyer. (b) Certain Pre-Closing Events. Notwithstanding the foregoing Section 5.4(a), to the extent that any claims arise under separate primary insurance policies issued by third-party insurers and owned by or covering the Group Companies with respect to occurrences arising prior to the Closing Date, Buyer may (on its own behalf and on behalf of any applicable Operating Partners) make claims, through Seller only, under such policies but subject to such conditions set forth in any such policies, including all reporting and notice requirements thereof. Seller shall be responsible for, and shall have the sole right to undertake, reporting and administrative handling of all claims under such policies in consultation with the party making such claim; provided, that Seller shall keep the party making such claim reasonably informed about the status of such claim and any material updates with respect to such claim and shall consider in good faith any comments from the party making such claim. Buyer and its Subsidiaries (on a joint and several basis) shall be responsible for, and shall pay, all reasonable, documented expenses (including costs of administration by Seller as well as reasonable documented fees and expenses of third parties attributable to the handling of such claims) relating to services for claims administration, investigation, appraisals, and claim review incurred on or after the Closing Date with respect to claims under such insurance

71 policies. Buyer and its Subsidiaries (on a joint and several basis) shall be responsible for, and neither Buyer nor any of its Subsidiaries shall have the right to make a claim against Seller or any of its Affiliates with respect to, any “self-insured” or “self-funded” program of risk management or the amount of any deductible or self-insured retention for any loss suffered by any Group Company prior to, on, or after the Closing Date, regardless of the date on which the claim is made. If Seller or any of its Affiliates receives any payments in respect of any claim made on behalf of Buyer (on its own behalf or on behalf of any applicable Operating Partners) under any such policy as described above, Seller or such Affiliate shall pay, or cause to be paid, such payment to Buyer (net of any reasonable, documented costs incurred by Seller or any of its Affiliates in connection with the same) and Seller shall reasonably cooperate (at such Buyer’s sole expense) with Buyer in the investigation and pursuit of any claim. (c) No Representations, Warranties, or Covenants. Seller shall not be held liable for the actions of the insurers under insurance policies, including with regard to those claims submitted by Seller on behalf of Buyer or any Group Company. Section 5.5 Wrong Pocket. (a) Excluded Business. The Parties agree that neither Buyer nor any of its Affiliates (including, as of the Closing, the Group Companies) are intended to receive or otherwise possess any Excluded Assets (including any right, title or interest in or to any Trademarks other than the Business Marks) by virtue of any Transaction Agreement. (b) Wrong Pocket Assets. If, at any time after the Closing, Seller or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand, shall receive or otherwise possess any assets, properties, rights and liabilities that, as intended under this Agreement (including the Pre-Closing Reorganization), should belong to any Group Company, on the one hand, or Seller or any of its Affiliates, on the other hand (collectively, “Wrong Pocket Assets”), then (i) such Person with possession of the Wrong Pocket Assets shall provide the other Party with prompt written notice thereof and (ii) upon the other Party’s request, the Person with possession of the Wrong Pocket Assets shall promptly transfer or assign, or cause its Affiliate to promptly transfer or assign, at no additional cost to the other Party or its designee, such Wrong Pocket Assets to the other Party or its designee as and to the extent necessary to give effect to the intent of this Agreement and, pending such transfer or assignment, provide the full benefit of any such Wrong Pocket Assets to the other Party or its designee. (c) Post-Closing Mail and Payments. Each Party authorizes and empowers the other Party and its Affiliates after the Closing to receive and open all mail and similar communications received by any of them and to deal with the contents of such communications in any proper manner (subject to the provisions of this Section 5.5(c)). Seller shall promptly deliver to Buyer any mail or other communications received by Seller or any of its Affiliates after the Closing relating to the Lee Business, provided that Seller may retain a copy of such mail or other communications if and to the extent such mail or other communication relates to the Excluded Business. Buyer shall promptly deliver to Seller any mail or other communications received by Buyer or any of its Affiliates after the Closing relating to the Excluded Business, provided that Buyer may retain a copy of such mail or other communications if and to the extent such mail or other communications relate to the Lee Business. On or after the Closing Date, if Seller or any of its Affiliates receives any checks or other funds on account of the conduct of the Lee Business, then Seller or its Affiliate shall not

72 cash such checks or deposit such funds into the account of Seller or its Affiliate, but instead Seller shall cause such checks or funds to be promptly forwarded to Buyer (properly endorsed for deposit by the applicable Group Company as necessary). On or after the Closing Date, if Buyer or any of its Affiliates, including any Group Company, receives any checks or other funds on account of the conduct of the Excluded Business, then Buyer or its Affiliate shall not cash such checks or deposit such funds into the account of Buyer or its Affiliate, but instead Buyer shall cause such checks or funds to be promptly forwarded to Seller or its applicable Affiliate (properly endorsed for deposit by Seller or its applicable Affiliate as necessary). (d) Cooperation. After the Closing, each Party shall use commercially reasonable efforts to ensure that third parties direct mail and other communications, as well as payments, to the proper Party (or proper Affiliate thereof) after the Closing. Section 5.6 RWI Policy. (a) Procurement. On the date of this Agreement, Buyer has conditionally bound the RWI Policy. Buyer shall use its reasonable best efforts to cause the RWI Policy to remain in full force and effect at the Closing and to be fully and unconditionally bound upon satisfaction of the conditions set forth in the binder to the RWI Policy. The RWI Policy shall be for the sole benefit of Buyer and its Affiliates. For clarity, Buyer acknowledges and agrees that the effectiveness of the RWI Policy is not a condition to the Closing and that Buyer shall remain obligated, subject only to the satisfaction or waiver of the conditions set forth in Section 6.1, to consummate the transactions contemplated by this Agreement. (b) No Subrogation. Buyer agrees that the RWI Policy and any other representation and warranty insurance policy(ies) obtained or maintained by Buyer and/or any of its Affiliates with respect to this Agreement or any of the transactions contemplated hereby will include a provision whereby the insurer expressly waives, and irrevocably agrees not to pursue, directly or indirectly, any rights of subrogation or other rights of recovery arising out of, resulting from, or in connection with the Transaction Agreements and the transactions contemplated hereby and thereby, including the negotiation, execution, or performance of this Agreement against (1) any insured party under the RWI Policy (including the Company and its Subsidiaries) (2) the acquired business operated by the Company and its Subsidiaries, (3) any direct or indirect past or present shareholder, member, partner, stockholder, employee, director, or officer (or the functional equivalent of any such position) of any of the foregoing, (4) Seller and its Affiliates, as well as any past, present, or future equity holder, director, manager, member, officer, employee, advisor, agent, or representative of any of the foregoing, except for, in the case of clauses (1), (3) or (4), Actual Fraud by the Seller or its Affiliates (or by any direct or indirect past, present or future shareholder, equity holder, manager, member, partner, stockholder, employee, director, officer, advisor, agent or representative (or the functional equivalent of any such position) of Seller or its Affiliates) (and in such case, only against the Person who committed such Actual Fraud (or in the case of Actual Fraud by the Company, the Seller) and then only to the extent of such Actual Fraud, and such Persons set forth in prong (4) above shall be express and intended third-party beneficiaries of such waiver benefitting such Persons each with an individual right to enforce such waiver), and (5) any taxing authority. Section 5.7 No Use of Business Marks; Transitional License.

73 (a) Seller shall, and shall cause its Subsidiaries (other than the Group Companies) to use commercially reasonable efforts to, as soon as practicable, and in any event no later than six months after the Closing Date, change its and their legal names such that they do not include any of the Business Marks and amend or terminate any organizational document, certificate of incorporation, certificate of assumed name or “doing business as” filing by any of them so as to, and make all filings with all applicable Governmental Authorities required to, remove from each such document, certificate or filing the Business Marks from such entity’s legal name. Effective as of the Closing Date, Buyer (on behalf of the Group Companies) hereby grants to Seller and its Subsidiaries a limited, non-exclusive, royalty-free license under the Business Marks used in the Excluded Business, only as and to the extent such Business Marks were used therein immediately prior to the Closing Date in the ordinary course of business, consistent with past practices, to continue to use such Business Marks in the ordinary course of business for a period of six months following the Closing Date, or for purposes of Section 5.15, twelve months following the Closing Date (the “Business Mark Transitional Period”) consistent in all material respects with past practice of the Excluded Business during the six- month period prior to the Closing Date (including the level of service and quality) (the foregoing license, the “Business Mark Transitional License”) (it being understood that (a) Seller and its Subsidiaries shall not apply the Business Marks to, or otherwise use the Business Marks on or in connection with, any new products that were not in existence as of the Closing Date and (b) any use by Seller and its Subsidiaries of the Business Marks during the Business Mark Transitional Period shall be subject to compliance in all respects with all style and other usage guidelines of Seller or the Group Companies in effect for the Business Marks immediately prior to the Closing (and shall be consistent in all material respects with the manner in which the Business Marks were used immediately prior to the Closing). At the end of the Business Mark Transitional Period, Seller shall and shall cause its Affiliates to cease to make any use of and cease to permit any third party to make any use of the Business Marks, including removing, deleting, covering, striking over, rendering illegible or otherwise obliterating all Business Marks from all assets and other materials owned, controlled or held by Seller or its Affiliates (regardless of form or medium), including all sales and product literature, purchase orders, invoices, shipping documents, vehicles, business cards, schedules, stationery, displays, signage (including on any real property or vehicle), promotional materials, manuals, forms, websites, electronic materials, media (including any social media), email, computer software, packaging and labeling and all other materials and systems. (b) As between the Parties, following the Closing, Buyer and the Group Companies, as applicable, shall be the sole and exclusive owners of all right, title and interest in and to the Business Marks and all rights related thereto and goodwill associated therewith. All uses of the Business Marks under the Business Marks Transitional License and the goodwill arising therefrom shall inure solely to the benefit of Buyer and the Group Companies. (c) Notwithstanding anything to the contrary, neither Seller nor any of its Affiliates shall be in breach of this Section 5.7 if, on or after the Closing Date, Seller or any of its Affiliates (i) uses the Business Marks solely in a non-trademark, descriptive manner to reference or describe the historical relationship between Seller or any of its Affiliates, on the one hand, and the Group Companies or the Lee Business, on the other hand, which references are factually accurate in all material respects, (ii) retains or uses copies of any books, records, and other materials that, as of the Closing Date, contain or display the Business Marks and such copies are used solely for internal or archival purposes, or (iii) uses the Business Marks as necessary to comply with applicable Laws.

74 Section 5.8 No Use of Seller Marks; Transitional License. (a) Buyer shall, and shall cause the Group Companies to use commercially reasonable efforts to, as soon as practicable, and in any event no later than six months after the Closing Date, change its and their legal names such that they do not include any of the Seller Marks and amend or terminate any organizational document, certificate of incorporation, certificate of assumed name or “doing business as” filing by the Group Companies so as to, and make all filings with all applicable Governmental Authorities required to, remove from each such document, certificate or filing the Seller Marks from such entity’s legal name. Effective as of the Closing Date, Seller (on its own behalf and on behalf of its Subsidiaries) hereby grants to the Group Companies a limited, non-exclusive, royalty-free license under the Seller Marks used in the Lee Business, only as and to the extent such Seller Marks were used therein immediately prior to the Closing Date in the ordinary course of business, consistent with past practices, to continue to use such Seller Marks in the ordinary course of business for a period of six months following the Closing Date (the “Seller Mark Transitional Period”) consistent in all material respects with past practice of the Lee Business during the six-month period prior to the Closing Date (including the level of service and quality) (the foregoing license, the “Seller Mark Transitional License”) (it being understood that (a) Buyer and the Group Companies shall not apply the Seller Marks to, or otherwise use the Seller Marks on or in connection with, any new products that were not in existence as of the Closing Date and (b) any use by the Group Companies of the Seller Marks during the Seller Mark Transitional Period shall be subject to compliance in all respects with all style and other usage guidelines of Seller or its Subsidiaries in effect for the Seller Marks immediately prior to the Closing (and shall be consistent in all material respects with the manner in which the Seller Marks were used immediately prior to the Closing). At the end of the Seller Mark Transitional Period, Buyer shall cause the Group Companies to cease to make any use of and cease to permit any third party to make any use of the Seller Marks, including removing, deleting, covering, striking over, rendering illegible or otherwise obliterating all Seller Marks from all assets and other materials owned, controlled or held by the Group Companies (regardless of form or medium), including all sales and product literature, purchase orders, invoices, shipping documents, vehicles, business cards, schedules, stationery, displays, signage (including on any Real Property or vehicle), promotional materials, manuals, forms, websites, electronic materials, media (including any social media), email, computer software, packaging and labeling and all other materials and systems. (b) As between the Parties, Seller or its Subsidiaries (other than the Group Companies), as applicable, are the sole and exclusive owners of all right, title and interest in and to the Seller Marks and all rights related thereto and goodwill associated therewith. All uses of the Seller Marks under the Seller Marks Transitional License and the goodwill arising therefrom shall inure solely to the benefit of Seller or its Subsidiaries. (c) Notwithstanding anything to the contrary, neither Buyer nor any of its Affiliates (including the Group Companies) shall be in breach of this Section 5.8 if, on or after the Closing Date, Buyer or any of its Affiliates (including the Group Companies) (x) uses the Seller Marks solely in a non-trademark, descriptive manner to reference or describe the historical relationship between Seller or any of its Affiliates, on the one hand, and the Group Companies or the Lee Business, on the other hand, which references are factually accurate in all material respects, (y) retains or uses copies of any books, records, and other materials that, as of the Closing Date, contain or display the Seller Marks and such copies are used solely for

75 internal or archival purposes, or (z) uses the Seller Marks as necessary to comply with applicable Laws. Section 5.9 Combination Brand Assets. Each of the Parties agrees that, as promptly as reasonably practicable following the Closing Date, and in any event no later than six (6) months following the Closing Date, it shall, and shall cause its Affiliates to, take all necessary actions to cease all uses of any Combination Brand Assets and shall not make any use of, or permit any third party to make any use of, any Combination Brand Assets; provided, however, that nothing in this Section 5.9 shall prohibit or restrict either Party or its Affiliates from using any Combination Brand Assets to the extent such use is otherwise expressly permitted under a Contract between the relevant Parties. Within sixty (60) days following the Closing, Seller shall file (or cause to be filed) any documentation or take (or cause to be taken) all actions necessary to expressly cancel, withdraw, abandon, or otherwise terminate all registrations or applications for Trademarks included in the Combination Brand Assets owned or controlled by Seller or any of its Affiliates. Effective as of immediately after the Closing, Seller (on its own behalf and on behalf of its Affiliates) hereby (i) disclaims any and all rights in and to any portion of any Combination Brand Asset that consists of any Business Mark, and (ii) assigns to the applicable Group Company (as designated by Buyer) all of Seller’s and its Affiliates’ right, title, and interest in and to any portion of any Combination Brand Asset that consists of any Business Mark, together with all goodwill associated therewith. Seller shall obtain from its Affiliates all rights necessary for Seller to effectuate the foregoing disclaimer and assignment. Within sixty (60) days following the Closing, Buyer shall file (or cause to be filed) any documentation or take (or cause to be taken) all actions necessary to expressly cancel, withdraw, abandon, or otherwise terminate all registrations or applications for Trademarks included in the Combination Brand Assets owned or controlled by any of the Group Companies. Effective as of immediately after the Closing, Buyer (on behalf of the Group Companies) hereby (A) disclaims any and all rights in and to any portion of any Combination Brand Asset that consists of any Trademark included in the Excluded Business IP, and (B) assigns to the applicable Affiliate of Seller (as designated by Seller) all of the Group Companies’ right, title, and interest in and to any portion of any Combination Brand Asset that consists of any Trademark included in the Excluded Business IP, together with all goodwill associated therewith. Buyer shall obtain from the Group Companies all rights necessary for Buyer to effectuate the foregoing disclaimer and assignment. Section 5.10 Customer Information. At the Closing and in compliance with applicable Law, Seller shall provide Buyer, to the extent not in the possession of the Group Companies as of the Closing, with all customer information (including transaction history) of those customers that have purchased goods or services from Seller or its Subsidiaries in respect of the Lee Business during the three-year period preceding the Closing Date (such information already in the possession of the Group Companies or provided to Buyer pursuant to this Section 5.10, the “Customer Information”). For clarity, Seller shall have no obligation to share as part of the Customer Information any transaction history or similar information solely in respect of the Excluded Business. Buyer and the Group Companies may use, license, or otherwise commercialize the Customer Information as Buyer or the Group Companies deems advisable. Seller and its Subsidiaries may retain a copy of any Customer Information only to the extent such Customer Information pertains to goods or services purchased from Seller or its Subsidiaries in respect of an Excluded Business. Seller and its Affiliates may use, license, or otherwise commercialize such retained Customer Information as Seller or its Affiliates deem advisable. Section 5.11 Business Guarantees.

76 (a) Pre-Closing Release Efforts. Prior to (but effective as of) the Closing, the Parties shall cooperate and use their respective reasonable best efforts to obtain the release of each corporate guarantee or similar Contract, or comfort letter, issued by Seller or any of its Affiliates (other than the Group Companies) in favor of the Lee Business or a Group Company as of the Closing set forth in Section 5.11(a) of the Disclosure Schedule, whether directly or indirectly through a Contract or comfort letter in favor of a bank or similar third party that issued a performance guarantee for the benefit of the Lee Business or a Group Company (collectively, the “Business Guarantees”); provided that neither Party nor any of its Subsidiaries shall have any obligations to make payments or incur any costs or expenses, grant any concession or incur any other liability in connection with such cooperation pursuant to this Section 5.11(a) except that, if required to effectuate the release of the Business Guarantees, Buyer shall use reasonable best efforts to terminate such Business Guarantees. The above- described releases and substitutes shall be in a written instrument reasonably acceptable to Buyer and Seller. (b) Post-Closing Release Efforts. To the extent any Business Guarantee remains in place at the Closing (notwithstanding the provisions of Section 5.11(a)) and to the extent the following is not prohibited by any other Contract to which Seller or any of its Affiliates is party, from and after the Closing, Seller shall maintain such Business Guarantees as in effect as of the Closing until such Business Guarantees have been replaced, and for a period of eighteen (18) months following the Closing, the Parties shall continue to cooperate and use their reasonable best efforts to obtain the release of such Business Guarantee. Without limiting the foregoing, (i) the provider of a Business Guarantee shall be under no obligation to renew or extend the term of such Business Guarantee and (ii) no Group Company shall materially amend or modify any Contract containing or underlying a Business Guarantee unless, prior to or concurrently with such extension or renewal, the provider of the Business Guarantee is released in respect of all liabilities under such Business Guarantee. Without limiting the foregoing, to the extent any Business Guarantee remains outstanding following the Closing, Buyer shall use reasonable best efforts to release such Business Guarantee as promptly as practicable. Notwithstanding anything to the contrary set forth in this Section 5.11, Buyer shall not be required to obtain or provide any letter of credit, encumber or deposit any cash, cash equivalents, securities or other assets as collateral or credit support in respect of any letter of creditor incur any contingent liability to any financial institution in connection with any letter of credit. (c) Indemnity. From and after the Closing, Buyer and Group Companies, jointly and severally, shall indemnify and hold harmless Seller and its Affiliates, as well as any past, present, or future equity holder, director, manager, member, officer, employee, advisor, agent, or representative of any of the foregoing, from and against any and all Losses or Liabilities incurred by any of them as a result of Seller (or any Affiliate) making payment under, being required following the Closing to pay or reimburse the issuer of, or being a party to, any Business Guarantee issued in favor of the Lee Business or a Group Company following the Closing (collectively, the “Business Indemnified Guarantees”), except to the extent due to the fault of Seller. Section 5.12 Shared Contracts. (a) Bifurcation Arrangements. The Parties shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all actions necessary (including

77 obtaining the agreement of third parties) to enter into arrangements to effect the following with respect to the Shared Contracts (including those set forth in Section 5.12(a) of the Disclosure Schedule), in each case, to be effective as of the Closing or as promptly as practicable thereafter: (i) the entry into new Contracts or amendments as may be necessary to bifurcate the Shared Contracts into Contracts relating to the Lee Business (the “Lee Business Segment Contracts”) and Contracts relating to the Excluded Business (the “Excluded Business Segment Contracts”), on terms substantially similar in all material respects to those contained in such Shared Contracts, in order for Buyer or its designee to receive the rights and benefits and bear the burdens and obligations of such Shared Contract relating to the Lee Business (such rights, benefits, burdens and obligations, the “Buyer Portion”) and Seller or its designee to receive the rights and benefits and bear the burdens and obligations of such Shared Contract relating to the Excluded Business (such rights, benefits, burdens and obligations, the “Seller Portion”) (each such new Contract or amendment, a “New Contract”), it being understood that a New Contract will not necessarily contain the same terms as the Shared Contract to which it relates; (ii) if practicable and subject to any required notices or other consents, waivers or approvals and any restrictions imposed by applicable Law, the entry into assignments or novations to (x) if Seller or any of its Affiliates (other than the Group Companies) is party to the Shared Contract, Buyer or any designee of Buyer the Buyer Portion of such Shared Contract or (y) if any Group Company is party to the Shared Contract, Seller or any designee of Seller the Seller Portion of such Shared Contract; provided that (A) no party to such Shared Contract shall be required to assign or novate any such rights, benefits, burdens and obligations under any Shared Contract if doing so would or would reasonably be expected to adversely affect its rights or liabilities thereunder (other than those rights and liabilities which are the subject of such assignment) and (B) no such New Contract or assignment or novation shall take effect prior to the Closing; (iii) the entry into releases (or, if applicable, novation) of Seller or its applicable Affiliate from all Liability under the Lee Business Segment Contracts; provided, however, that such obligation shall not include any requirement of any Party (or any of its Affiliates) to compensate any third party, commence or participate in any Action, or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any liability) to any Person; and (iv) the entry into releases of the applicable Group Company from all Liability under the Excluded Business Segment Contracts; provided, however, that such obligation shall not include any requirement of any Party (or any of its Affiliates) to compensate any third party, commence or participate in any Action, or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any liability) to any Person.

78 The above-described amendments and releases shall be in a written instrument reasonably acceptable to Buyer and Seller, and any reasonable out-of-pocket breakage, amendment, consent, or similar costs arising in connection with bifurcating any Shared Contracts payable to the counterparty thereto shall be borne by Seller (it being understood Seller shall not be obligated to pay any such costs that are not expressly required by the applicable Shared Contract and, to the extent bifurcation does not occur due to Seller’s rejection of any demand for payment of such costs, Section 5.12(b) shall apply). (b) Subcontract or Similar Arrangements. In the case of any Shared Contracts, including any Contracts of Seller or any of its Affiliates (including the Group Companies) with customers, suppliers, licensees, or similar third parties that contemplate performance by both the Lee Business and the Excluded Business after the Closing, that are not bifurcated as contemplated by Section 5.12(a), Buyer and Seller shall, or shall cause one or more of their respective Affiliates to, execute and deliver a subcontract or similar back-to- back Contract pursuant to which the Party (or its Affiliate) that is party to the applicable Shared Contract contracts with the other Party (or its Affiliate) for the purpose of providing for full performance of the Shared Contract upon terms mutually acceptable to the Parties, acting reasonably, pursuant to which the Group Companies and Seller or its applicable Affiliate, as applicable, will receive substantially the same rights and benefits from the counterparty of such Shared Contract and will bear substantially the same obligations, costs and Liabilities as the Group Companies or Seller or its applicable Affiliate, as applicable, would be entitled to and subject to had such Shared Contract been bifurcated as described in Section 5.12(a) at the Closing. Notwithstanding the provisions of this Section 5.12(b), (i) such subcontract or similar back-to-back Contract and the relevant parties’ rights and obligations thereunder shall continue in effect until the earlier of (x) bifurcation of such Shared Contract as contemplated by Section 5.12(a), and (y) the expiration or termination (but, in the case of voluntary termination, only with the prior written consent of Buyer and Seller) of the applicable Shared Contract in accordance with its terms, and (ii) in no event shall Buyer and its Affiliates or Seller and its Affiliates, as a applicable, be liable for any obligations, Liabilities or costs under this Section 5.12(b) to the extent such obligations, Liabilities or costs were incurred due to any action taken by Seller (or its Affiliate) or Buyer (or its Affiliate) respectively without the other Party’s express prior written consent which action results in a breach of any of the terms or conditions of any underlying Contract. For the avoidance of doubt, to the extent Seller or Buyer identifies any Shared Contract after the date hereof that is not set forth on Section 5.12(a) of the Disclosure Schedule, such Shared Contract shall be automatically, and without any further action on the part of either Party, be deemed treated as a Shared Contract for purposes of this Section 5.12. Section 5.13 Data Processing. From and after the Closing, Buyer shall cause the Group Companies to process the personal data transferred in connection with, or otherwise accessible by, the Lee Business in a manner consistent in all material respects with the Privacy Requirements until such time as the applicable Group Company provides notice to the relevant individuals of the new or changed processing, and obtains their consent (if necessary), in a manner compliant with applicable Law, in advance of any such change in the processing of the Personal Information that is not consistent with the Privacy Requirements in all material respects. Section 5.14 Transition Services Agreement. As soon as reasonably practicable following the date hereof and prior to the Closing, Seller and Buyer shall negotiate in good faith:

79 (a) a transition services agreement on the terms set forth on the term sheet attached hereto as Exhibit 7.2(f), and such other terms that are commercially reasonable and customary, taking into consideration the nature and circumstances of the transactions contemplated by this Agreement; and (b) to modify and finalize the schedule of services to be attached to the transition services agreement in the form attached to this Agreement as Exhibit 7.2(f)-1, provided that Buyer and Seller acknowledge and agree that the final schedules to the transition services agreement will reflect the following principles: (i) the services provided to the applicable recipient will specifically include, at the applicable recipient’s option, all services referenced in Exhibit 7.2(f)-1, and any other necessary and inherent tasks reasonably required for the provision of services, including certain knowledge transfer, data extraction and migration activities, (ii) the fees and other amounts payable for each service shall be the actual cost incurred by the applicable provider to perform the service based on historical allocations reflected in the profit and loss statement of the Lee Business or Excluded Business, as applicable, and without mark-up, (iii) the services will be priced individually and scheduled by region (i.e., U.S./Canada, Mexico, EMEA, and APAC), and (iv) the schedules shall list the services and fees related thereto in detail at a line item level to allow each party greater flexibility to terminate services and reduce total fees payable. Section 5.15 U.S. Retail Business Inventory. Seller shall have the right to sell any U.S. Retail Business Inventory solely through U.S. retail stores for twelve (12) months following the Closing Date in the Ordinary Course. Section 5.16 Cash Sweep. Prior to the Closing, Seller and its Affiliates shall use reasonable best efforts to sweep all Cash out of each of the Group Companies, except for the Minimum Cash Amount of such Group Company, in a manner that does not create liability to Buyer or the Group Companies. For clarity, all Cash that is not swept pursuant to the preceding sentence, including the Minimum Cash Amount, shall be treated as Cash for purposes of calculating the Cash Amount. Section 5.17 Delivery of Intellectual Property. As requested by Buyer, Seller shall provide Buyer, to the extent not in the possession of the Group Companies as of the Closing, with copies of or tangible embodiments of any Intellectual Property included in the Lee Business Owned IP or Licensed Seller IP (as defined in the Intellectual Property License Agreement) in the form used or held for use in connection with the Lee Business (or as otherwise mutually agreed). ARTICLE 6 CONDITIONS PRECEDENT Section 6.1 Conditions Precedent to the Obligations of Buyer. Each and every obligation of Buyer to be performed at or after the Closing under this Agreement is subject to the satisfaction (or written waiver by Buyer) prior to or at the Closing of each of the following conditions: (a) (i) the Seller Fundamental Representations (other than Section 3.2(f), Section 3.2(h), Section 3.2(s)(i), the second sentence of Section 3.2(s)(iii) and Section 3.2(s)(iv)) that are qualified by any materiality qualifiers or references to Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date, and the Seller Fundamental Representations (other than Section 3.2(f), Section 3.2(h), Section 3.2(s)(i), the second sentence of Section 3.2(s)(iii) and

80 Section 3.2(s)(iv)) that are not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on and as of such date, in each case except for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time), (ii) the representations and warranties contained in Section 3.2(f), Section 3.2(s)(i), the second sentence of Section 3.2(s)(iii) and Section 3.2(s)(iv) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of such date, and (iii) other than the representations and warranties governed by clauses (i) and (ii) above, all other representations and warranties of Seller and the Company (without regard to any materiality qualifiers or references to Material Adverse Effect in any representation or warranty) shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except (A) for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time) and (B) except for any inaccuracy or breach that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and an authorized officer of Seller, in the case of the representations and warranties set forth in Section 3.1, and an authorized officer of the Company, in the case of the representations and warranties set forth in Section 3.2, shall have delivered to Buyer a certificate dated as of the Closing Date confirming the foregoing; (b) Seller and the Company shall have performed in all material respects all covenants required by this Agreement to be performed by Seller and the Company (as applicable) on or prior to the Closing; and an authorized officer of Seller, in the case of the covenants of Seller, and an authorized officer of the Company, in the case of the covenants of the Company, shall have delivered to Buyer a certificate dated as of the Closing Date confirming the foregoing; (c) since the date hereof until the Closing, no Material Adverse Effect shall have occurred; and an authorized officer of the Company shall have delivered to Buyer a certificate dated as of the Closing Date confirming the foregoing; (d) Seller shall have delivered, or caused to have been delivered, to Buyer the documents described in Section 7.2; (e) all (i) Required Approvals shall have been obtained, (ii) Required Notices shall have been made, and (iii) waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement as set forth in Exhibit 4.5(a) or pursuant to Required Notices shall have expired or shall have been terminated; and (f) the Pre-Closing Reorganization shall have been completed; and (g) no Law or Order shall have been enacted, entered, promulgated, adopted, issued, or enforced by any Governmental Authority that is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. If the Closing occurs, all conditions set forth in this Section 6.1 that have not been fully satisfied as of the Closing shall be deemed to have been waived by Buyer.

81 Section 6.2 Conditions Precedent to the Obligations of Seller and the Company. Each and every obligation of Seller and the Company to be performed at or after the Closing under this Agreement is subject to the satisfaction (or written waiver by Seller and the Company) prior to or at the Closing of each of the following conditions: (a) the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time); and an authorized officer of Buyer shall have delivered to Seller a certificate dated as of the Closing Date confirming the foregoing; (b) Buyer shall have performed in all material respects all covenants required by this Agreement to be performed by Buyer prior to the Closing; and an authorized officer of Buyer shall have delivered to Seller a certificate dated as of the Closing Date confirming the foregoing; (c) Buyer shall have delivered, or caused to have been delivered, the documents described in Section 7.3; (d) all (i) Required Approvals shall have been obtained, (ii) Required Notices shall have been made, and (iii) waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement as set forth in Exhibit 4.5(a) or pursuant to Required Notices shall have expired or shall have been terminated; (e) the Pre-Closing Reorganization has been completed; and (f) no Law or Order shall have been enacted, entered, promulgated, adopted, issued, or enforced by any Governmental Authority that is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. If the Closing occurs, all conditions set forth in this Section 6.2 that have not been fully satisfied as of the Closing shall be deemed to have been waived by Seller and the Company. ARTICLE 7 CLOSING Section 7.1 Closing Date. Unless this Agreement shall have been terminated pursuant to Section 9.1, and provided that the conditions set forth in Article 6 are satisfied or waived, the closing with respect to the transactions contemplated by this Agreement (the “Closing”) shall take place at 9:00 a.m., Eastern Time, on the third Business Day (or, at Seller’s option, the first Business Day of the month that immediately follows such third Business Day) after the satisfaction or waiver of all of the conditions set forth in Article 6, other than conditions that, by their nature, will be satisfied at the Closing, or such other location, time, and date as the Parties shall agree in writing; provided, however, that in no event shall the Closing occur before September 30, 2026. The Parties intend that the pre-Closing and Closing shall be effected, to the extent practicable, by conference call, the electronic delivery of documents, and the prior physical exchange of certain other documents to be

82 held in escrow by outside counsel to the recipient Party pending authorization by the delivering Party (or its outside counsel) of their release at the Closing. The actual date of the Closing is referred to as the “Closing Date,” and if the Closing occurs, the Closing shall be deemed to have become effective as of 12:01 a.m. on the Closing Date (the “Measurement Time”). Section 7.2 Items to be Delivered by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following documents, in each case duly executed or otherwise in proper form: (a) a stock certificate or certificates evidencing the Company Shares, endorsed for transfer or with stock powers attached; (b) the certificates described in Section 6.1(a), Section 6.1(b), and Section 6.1(c) in form and substance reasonably acceptable to Buyer and Seller; (c) the resignations of all directors of the Group Companies, together with all officers of the Group Companies who are not full-time employees of a Group Company, from their respective capacities with the Group Companies, in form and substance reasonably acceptable to Buyer and Seller, effective as of the Closing; (d) a restrictive covenant agreement and mutual release, in the form attached as Exhibit 7.2(d) (the “RCA and Mutual Release”); (e) a properly completed and duly executed IRS Form W-9 for Seller; (f) a transition services agreement, negotiated in good faith in accordance with Section 5.14, and consistent with the term sheet attached as Exhibit 7.2(f) (the “Transition Services Agreement”); (g) the Intellectual Property License Agreement, in the form attached as Exhibit 7.2(g); (h) Payoff Letters and Releases, duly executed by the applicable holder (or the trustee or agent (or similar person) on behalf of such holders), with respect to any Funded Indebtedness secured or guaranteed by any Lee Business Assets (including Intellectual Property security interest releases in form and substance necessary for recordation in the United States Patent and Trademark Office or the United States Copyright Office, or any other similar domestic or foreign Governmental Authority); (i) customary evidence that the applicable administrative agent, trustee, or other secured party with respect to any Indebtedness other than Funded Indebtedness has executed releases, partial releases, or amendments releasing, discharging and terminating Liens on the Lee Business Assets arising thereunder (including appropriate UCC termination statements and releases of Intellectual Property security interests in form and substance reasonably necessary for recordation in the United States Patent and Trademark Office or the United States Copyright Office or any other similar domestic or foreign Governmental Authority); and (j) executed copies of the Pre-Closing Reorganization Documentation, to the extent a Group Company is a party thereto.

83 Section 7.3 Items to be Delivered by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, the wire transfers contemplated by Section 2.3(a), Section 2.3(b), Section 2.3(c), and Section 2.3(d) and to Seller the following documents, in each case duly executed or otherwise in proper form: (a) the certificates described in Section 6.2(a) and Section 6.2(b), in form and substance reasonably acceptable to Buyer and Seller; (b) the RCA and Mutual Release; (c) the Transition Services Agreement; and (d) the Intellectual Property License Agreement. ARTICLE 8 INDEMNIFICATION Section 8.1 Indemnifiable Matters. (a) Indemnification by Seller. Subject to the terms set forth in this Article 8, from and after the Closing, Seller (the “Seller Indemnifying Party”) shall pay, defend, discharge and indemnify, or cause to be indemnified, Buyer, its Affiliates, the Operating Partners and their respective directors, officers, employees, agents, successors and permitted assigns in their capacity as such (collectively, “Buyer Indemnified Parties”) against, and hold each of them harmless from, any and all Losses suffered or incurred by any Buyer Indemnified Party to the extent arising or resulting from or in connection with: (i) any breach or inaccuracy of any representations or warranties of Seller or the Company under Article 3 or in any other Transaction Agreement; (ii) any of the Excluded Assets or Excluded Liabilities or the ownership or conduct of the Excluded Business arising from acts, omissions, or facts occurring prior to the Closing; (iii) any Specified Pre-Closing Liabilities and any Other Pre-Closing Liabilities; (iv) any Indemnified Taxes; (v) any breach or default in the performance by Seller of any covenant of Seller pursuant to this Agreement or any other Transaction Agreement, or, prior to the Closing, any breach or default in the performance by any Group Company of any covenant of such Group Company pursuant to this Agreement or any other Transaction Agreement (other than the covenants set forth in Section 5.2, which are addressed in Indemnified Taxes); (vi) the Pre-Closing Reorganization (including any costs related thereto, but excluding Taxes, which are addressed in Indemnified Taxes); or (vii) the matters listed on Schedule 8.1(a)(vii). (b) Indemnification by Buyer. Subject to the terms set forth in this Article 8, from and after the Closing, Buyer (the “Buyer Indemnifying Party”, and together with the Seller Indemnifying Party, the “Indemnifying Parties”) shall pay, defend, discharge and indemnify, or cause to be indemnified, each of Seller and its Affiliates and their respective Representatives, successors and permitted assigns (collectively, “Seller Indemnified Parties”, and together with the Buyer Indemnified Parties, the “Indemnified Parties”, and each, an “Indemnified Party”) against, and hold each of them harmless from, any and all Losses suffered or incurred by any Seller Indemnified Party to the extent arising or resulting from or in connection with: (i) any breach or inaccuracy of any representations or warranties of Buyer under Article 3 or in any other Transaction Agreement, (ii) any Lee Business Assets, Lee Business

84 Liabilities or the ownership or conduct of the Lee Business arising from acts, omissions, or facts occurring following the Closing (and for the avoidance of doubt, in each case, excluding any Losses for which Seller is obligated to provide indemnity under this Agreement); or (iii) any breach or default in the performance by Buyer of any covenant of Buyer pursuant to this Agreement or any other Transaction Agreement, or, after the Closing, any breach or default in the performance by any Group Company of any covenant of such Group Company pursuant to this Agreement or any other Transaction Agreement. (c) Materiality. Solely for purposes of the indemnification obligations under this Article 8, if any representation or warranty contained in this Agreement or in any Schedule, agreement, certificate or other document delivered in connection herewith is qualified by materiality, “Material Adverse Effect” or a derivative thereof, the inclusion of which would limit or potentially limit a claim or recovery for a breach, such qualification will be ignored and deemed not included in such representation or warranty or certificate for purposes of (i) determining whether there has been a breach or inaccuracy of such representation or warranty and (ii) calculating the amount of Losses with respect to such breach or inaccuracy; provided however, that the foregoing shall not apply (A) in reference to “Material” in the defined term “Material Adverse Effect, “Material Customers,” “Material Suppliers,” or “Material Business Contracts” and (B) to the representations and warranties Section 3.2(i)(i) (‘Absence of Changes’). Section 8.2 Indemnification Procedures. (a) Claims. In the event any Indemnified Party should have a claim for indemnification against an Indemnifying Party under Section 8.1 (a “Claim”), Buyer (on behalf of the Buyer Indemnified Parties) or Seller (on behalf of the Seller Indemnified Parties), as applicable, shall promptly deliver written notice of such claim (describing such claim in reasonable detail based on what is then known by such Person) to the Indemnifying Party. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Section 8.1, except to the extent that the Indemnifying Party shall have been materially prejudiced as a result of such failure. (b) Assumption. If a Claim is made against an Indemnified Party in respect of, arising out of or involving a claim made or Action brought by any third Person (a “Third- Party Claim”), the Indemnifying Party shall be entitled to, at its sole cost and expense, participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, subject to the limitations set forth in this Article 8; provided, however, that if the Indemnifying Party chooses to assume the defense thereof, it shall, prior to assuming the defense of such Third-Party Claim, give written notice to the Indemnified Party stating that (A) the Indemnifying Party would be liable for indemnity under the provisions hereof for such Third Party Claim (subject to the limitations set forth herein), and (B) the Indemnifying Party will be solely responsible for all costs, expenses and Losses incurred by it in connection with the defense of Third-Party Claim (subject to the limitations set forth herein). Should the Indemnifying Party so elect in writing to assume the defense of a Third-Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate

85 from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. To the extent the Indemnifying Party is liable for the related Losses under Section 8.1, the Indemnifying Party shall be liable for the reasonable and documented out-of-pocket fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third-Party Claim as provided in Section 8.2(a)). If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the applicable Indemnified Parties shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s reasonable request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third- Party Claim and in the possession of the Indemnified Party or its Representatives, and making employees of the Indemnified Party reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall keep the Indemnified Party timely apprised of any material developments with respect to such Third-Party Claim that is assumed by the Indemnifying Party and the Indemnified Party shall be entitled to receive copies of all substantive pleadings, notices and communications with respect to such Third-Party Claim as the Indemnified Party may reasonably request. Whether or not the Indemnifying Party assumes the defense of a Third- Party Claim, the Indemnified Party shall not admit any Liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Party may recommend so long as (x) such settlement, compromise or discharge by its terms obligates the Indemnifying Party (or an insurance provider) to pay the full amount of the Losses arising as a result of such Third-Party Claim, (y) does not require any Indemnified Party to agree to any covenants or other obligations other than customary covenants to keep the terms of the settlement confidential and (z) releases the Indemnified Party and its Affiliates completely and unconditionally without liability in connection with such Third-Party Claim; provided, however, that the Indemnifying Party shall not, without prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third-Party Claim on a basis that would result in (i) injunctive or other nonmonetary relief against the Indemnified Party, including the imposition of an injunction that would restrict the future activity or conduct of the Indemnified Party or (ii) a finding or admission of fault or misconduct by the Indemnified Party. Notwithstanding anything in this Section 8.2 to the contrary, the Indemnifying Party shall not be permitted to assume the defense of any Third-Party Claim if (1) the Third-Party Claim sources from a Governmental Authority and seeks imposition of criminal or quasi-criminal penalties against the Indemnified Party, (2) the Third-Party Claim seeks imposition of an injunction or similar equitable relief against the Indemnified Party (other than an injunction or equitable relief that is incidental and de minimis to monetary damages as the primary relief sought), (3) the Indemnifying Party is also party to the Third-Party Claim and a material conflict of interest exists between the Indemnifying Party and the Indemnified Party (or there are material defenses available to the Indemnified Party that are unavailable to the Indemnifying Party), (4) if the Third-Party Claim were to be unfavorably decided or resolved, the Indemnified Party would be reasonably likely to be liable for Losses in excess of the amounts required to be paid by the Indemnified Party pursuant to this Article 8, or (5) the Indemnifying Party fails to prosecute or defend such Third Party Claim in good faith (each of the foregoing, an “Exception Claim”). Notwithstanding anything to

86 the contrary herein, Section 5.2(c) (and not this Section 8.2(b)) shall apply with respect to any Claims related to Taxes. (c) Payment. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated by a court of competent jurisdiction to be payable, the Indemnifying Party shall satisfy its obligations pursuant to this Article 8 by wire transfer of immediately available funds to an account designated by the Indemnified Party within three (3) Business Days after the determination of the amount thereof. The Buyer Indemnified Parties may not elect to set off any such amounts against any amounts payable pursuant to Section 2.9, except as otherwise expressly set forth in Section 8.3(c)(ii). Section 8.3 Certain Limitations. Notwithstanding anything to the contrary set forth herein, the following limitations should apply: (a) Time Limitation. No claim for indemnification for an inaccuracy or breach of a representation or warranty shall be brought under Section 8.1(a) after the one-year anniversary date of the Closing. However, notwithstanding the foregoing or any other provision of this Agreement, (i) a claim for indemnification for an inaccuracy or breach of a Seller Fundamental Representation or the Buyer Fundamental Representations may be brought until the sixth anniversary of the Closing Date and (ii) any claim made by an Indemnified Party by providing the Indemnifying Party with written notice of an alleged inaccuracy or breach of a representation or warranty prior to the expiration of the survival period for such claim shall be preserved despite the subsequent expiration of such survival period (regardless of whether such claim is liquidated at the time of delivery of such notice). A claim for indemnification for any Indemnified Taxes pursuant to Section 8.1(a)(iv) may be brought until ninety (90) days following the expiration of the statute of limitations period applicable to the underlying Tax. A claim for indemnification for a breach or default in performance of any covenant that contemplates performance prior to the Closing pursuant to Section 8.1(a)(v) or Section 8.1(b)(iii) may be brought until the date that is twelve (12) months following the Closing Date. (b) Deductible Limitations. (i) With respect to any Losses under Section 8.1(a)(i), Seller shall be required to provide indemnification for fifty percent (50%) of such Losses up to a maximum amount equal to $1,687,500 (the “Retention Cap”); provided, that (x) the foregoing limitation shall not apply with respect to Losses arising out of or relating to breaches of the Seller Fundamental Representations or, for the avoidance of doubt, any other indemnifiable Losses under Section 8.1(a) or in the case of Actual Fraud. Seller shall be required to provide indemnification for any Losses described in clause (x) without regard to this Section 8.3(b)(i) (but subject to the other applicable limitations herein), and no such Losses shall count towards the satisfaction of the Retention Cap. (ii) A Buyer Indemnified Party shall not be entitled to indemnification for Losses with respect to Other Pre-Closing Liabilities under Section 8.1(a)(iii) unless the aggregate amount of all Losses related to any and all Other Pre- Closing Liabilities exceeds on a cumulative basis an amount equal to $2,500,000 (the “Liability Deductible”), at which point the Indemnifying Party shall indemnify the Indemnified Party for such Losses but only to the extent such Losses exceed the Liability Deductible.

87 (c) Amount Limitations. (i) Except with respect to claims for inaccuracies or breaches of Seller Fundamental Representations or in the case of Actual Fraud, the aggregate amount of all Losses paid by the Seller Indemnifying Party under Section 8.1(a)(i) with respect to inaccuracies or breaches of representations and/or warranties shall not exceed $1,687,500. (ii) Except with respect to Actual Fraud, the aggregate amount of all Losses paid by the Seller Indemnifying Party under Section 8.1(a)(iii) with respect to Other Pre-Closing Liabilities shall not exceed $5,000,000; provided, however, that if the Buyer Indemnified Parties suffer or incur Losses with respect to Other Pre- Closing Liabilities in an amount that exceeds $7,500,000 prior to the date on which an Earnout Payment is payable pursuant to Section 2.9(b)(i), then Buyer shall have the right to set-off the amount of such Losses that exceed $7,500,000 against the Earnout Payment otherwise payable to Seller pursuant to Section 2.9(b)(i) on a dollar-for-dollar basis. (iii) The aggregate amount of all Losses paid by the Seller Indemnifying Party under Section 8.1(a)(i), (iii), (iv), and (v) shall not exceed the Purchase Price; provided, that this provision shall not apply to any indemnification for Indemnified Taxes under Section 8.1(a)(iv) with respect to Parent Taxes. (iv) Excluding claims relating to any failure to pay the Purchase Price in accordance with this Agreement, in no event shall the Buyer Indemnifying Party be required to indemnify the Seller Indemnified Parties under Section 8.1(b)(i) or (iii) in an aggregate amount in excess of the Purchase Price. (d) Insurance Offset. The amount of any Loss for which indemnification is provided under this Article 8 shall be net of any amounts actually received by the Indemnified Party under insurance policies (including the RWI Policy) with respect to such Loss (“Collateral Sources”); provided that the intent of this provision is to avoid double counting and not to otherwise limit any right of the Indemnified Party to be made whole for all Loss incurred by such Indemnified Party, and that any payment made by an Indemnifying Party to an Indemnified Party with respect to such Loss shall be increased by any reasonable and documented out-of-pocket costs and expenses incurred by such Indemnified Party in collecting such amounts. With respect to any matter giving rise to a claim for Losses hereunder, each Indemnified Party shall use commercially reasonable efforts to recover all amounts with respect to such matter that are reasonably expected to be available to such Indemnified Party under insurance policies, including the RWI Policy. Notwithstanding the foregoing, in no event shall any Indemnified Party have any obligation hereunder to commence or threaten litigation, arbitration or similar dispute resolution mechanisms against any insurance carrier (including under the RWI Policy) with respect thereto and the pursuit of any recovery from a Collateral Source (including the RWI Policy) shall not delay the Indemnified Party from validly making any claim for indemnification under this Article 8 for the sole purpose of reserving rights within any applicable survival period. Loss shall only be deemed available under or within the scope of the RWI Policy to the extent that the Losses sought are not otherwise excluded or limited pursuant to the terms and conditions thereof. Further if (i) any Indemnified Party receives a notice of denial of coverage or similar adverse determination from the insurer under the RWI

88 Policy with respect to all or any portion of the Losses that may be subject to a claim for indemnification under this Agreement or (ii) the amount of such Losses exceeds the RWI Policy limit of liability, then with respect to the portion of Losses for which recourse under the RWI Policy has been denied or otherwise adversely determined against the Indemnified Party or that exceeds the RWI Policy limit of liability, such Losses shall be deemed not available under or within the scope of the RWI Policy for all purposes of this Agreement. If any insurance proceeds are actually received after an Indemnified Party is indemnified with respect to some or all of such Losses hereunder, the Indemnified Party shall pay to the Indemnifying Party the lesser of (i) the amount of the applicable insurance proceeds and (ii) the amount paid by the Indemnifying Party with respect to such Losses hereunder (as increased pursuant to the proviso in the first sentence of this Section 8.3). (e) Purchase Price Inclusions. Notwithstanding anything to the contrary in this Agreement, no Indemnified Party shall be entitled to indemnification pursuant to this Article 8 with respect to any Loss to the extent that such Loss was reflected or taken into account in the calculation of the Purchase Price (including the inventory reserve applicable to the “inventory” line item as reflected on the Final Closing Statement) as finally determined pursuant to Section 2.4. (f) No Double Recovery, Punitive Damages, Etc. No Indemnified Party shall be entitled to recover for the same Loss more than once under this Article 8 or otherwise under this Agreement (and in no event shall any Indemnified Party be required to pay any Loss on more than one occasion). Notwithstanding anything to the contrary herein or provided under applicable Law, Losses shall not include punitive or exemplary damages, except to the extent such Losses are awarded and paid to a third party on account of an act or omission of Seller or any of its Subsidiaries occurring prior to the Closing. In no event shall the same Loss be included in the calculation of the Retention Cap and the Liability Deductible. (g) Cooperation; Mitigation. Buyer and Seller shall, and shall cause their respective Affiliates to, (i) reasonably cooperate with each other with respect to seeking to resolve any claim or liability with respect to which one Party is obligated to indemnify the other Party and (ii) use reasonable efforts to mitigate, to the extent required by Law, any Loss for which indemnification is sought under this Agreement. (h) No Contribution. None of Seller nor its Affiliates shall seek, or be entitled to, any right of contribution or reimbursement from, subrogation to, or indemnification by the Company or any of its Subsidiaries under their governing documents, this Agreement, applicable Law or otherwise, with respect to any amounts due from the Seller Indemnifying Party to any Buyer Indemnified Party under this Article 8. (i) Sources of Recovery. In addition to the other limitations set forth in this Article 8, the Buyer Indemnified Parties’ sole sources of indemnification payments under Section 8.1(a) shall be limited to the following sources in the following order of priority: (A) to the extent within the scope of the RWI Policy and except with respect to any portion of the retention under the RWI Policy for which Seller is responsible, claims shall be made under the RWI Policy until pursuit of recovery under the RWI Policy is no longer commercially reasonable; and (B) to the extent that clause (A) does not apply, or if it does apply, pursuit of recovery under the RWI is no longer commercially reasonable, claims shall be made against Seller.

89 Section 8.4 Tax Treatment of Indemnification. For U.S. federal and applicable state, local and non-U.S. Income Tax purposes, any indemnity payment made under this Article 8 shall be treated as an adjustment to the Purchase Price unless otherwise required by applicable Law, and to the extent reasonably practicable shall be allocated in respect of the entity or assets to which the underlying claim relates. Section 8.5 Scope of Recourse. NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) IF THE CLOSING DOES NOT OCCUR, BUYER’S SOLE RECOURSE WITH RESPECT TO ANY BREACH OF ANY REPRESENTATION, WARRANTY, OR COVENANT OF SELLER AND/OR THE COMPANY SET FORTH IN THIS AGREEMENT SHALL BE AN ABILITY TO RELY ON THE CONDITION SET FORTH IN SECTION 6.1(A) AND/OR SECTION 6.1(B) IF AND TO THE EXTENT SUCH BREACH RESULTS IN THE INABILITY TO SATISFY THE RELEVANT CONDITION AND, IF THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.1, THE RIGHT TO SEEK REDRESS FOR SUCH BREACH IF AND TO THE EXTENT PERMITTED BY SECTION 9.1; AND (B) IF THE CLOSING OCCURS, ALL COVENANTS OF SELLER AND THE COMPANY SET FORTH IN THIS AGREEMENT THAT ARE TO BE PERFORMED IN WHOLE OR IN PART PRIOR TO THE CLOSING, AND ALL CLAIMS WITH RESPECT TO THE FOREGOING, SHALL TERMINATE AT THE CLOSING AND THEREAFTER NO CLAIM SHALL BE MADE BY ANY PARTY OR ANY OF ITS AFFILIATES IN RESPECT THEREOF, INCLUDING ANY BREACH THEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL PREVENT BUYER FROM EXERCISING ITS RIGHTS UNDER THE RWI POLICY OR RELIEVE ANY PARTY FROM ANY LIABILITY FOR ACTUAL FRAUD (AS DEFINED HEREIN); PROVIDED, HOWEVER, THAT ONLY THE PARTY THAT COMMITTED SUCH ACTUAL FRAUD (OR IN THE CASE OF ACTUAL FRAUD OF THE COMPANY PRIOR TO THE CLOSING, SELLER) SHALL BE RESPONSIBLE FOR SUCH ACTUAL FRAUD. Section 8.6 Exclusive Remedy. The Parties acknowledge and agree that, from and after the Closing, subject to the limitations set forth herein, their sole and exclusive remedy with respect to any and all claims arising out of or relating to this Agreement or the transactions contemplated hereby (other than with respect to Actual Fraud and for remedies set forth in Section 2.4, Section 2.9, Section 4.3 and Section 10.5(c)) shall be pursuant to the indemnification provisions set forth in this Article 8, and, subject to the foregoing, no other remedy shall be had with respect to any breach of this Agreement or other Loss arising from the negotiation, entry into, or consummation of the transactions contemplated hereby. For clarity, nothing in this Section 8.6 affects Buyer’s right to make a claim under the RWI Policy or with respect to Actual Fraud and nothing herein shall be construed to limit any remedy set forth in any other Transaction Agreement. ARTICLE 9 TERMINATION Section 9.1 General. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, only as follows: (a) by the mutual written agreement of Buyer and Seller; (b) by Buyer or Seller if the Closing shall not have occurred on or prior to February 1, 2027 or such other date as Buyer and Seller agree in writing (the “Outside Date”); provided, however, that (i) if Buyer is in breach of any of its representations, warranties, or

90 covenants set forth in this Agreement and such breach would allow Seller and the Company to refuse to consummate the transactions contemplated by this Agreement due to the condition set forth in Section 6.2(a) or Section 6.2(b), then Buyer may not terminate this Agreement pursuant to this subclause (b) and (ii) if Seller or the Company is in breach of any of its representations, warranties, or covenants set forth in this Agreement and such breach would allow Buyer to refuse to consummate the transactions contemplated by this Agreement due to the condition set forth in Section 6.1(a) or Section 6.1(b), then Seller may not terminate this Agreement pursuant to this subclause (b); (c) by Buyer if all of the following shall have occurred: (i) Seller or the Company shall have breached or failed to perform in any material respect any of its representations, warranties, or covenants contained in this Agreement, (ii) such breach or failure to perform would result in the condition set forth in Section 6.1(a) or Section 6.1(b) to not be satisfied, and (iii) such breach or failure to perform is incapable of being cured by Seller or the Company prior to the date that is 30 days after receipt of written notice thereof or, if such breach or failure to perform is capable of being so cured, Seller or the Company shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof; provided that such right of termination shall not be available at any time that Buyer is in breach of its representations, warranties or covenants herein, which breach would result in the failure of the conditions set forth in Section 6.2(a) or Section 6.2(b) to be satisfied; and (d) by Seller if all of the following shall have occurred: (i) Buyer shall have breached or failed to perform in any material respect any of its representations, warranties, or covenants contained in this Agreement, (ii) such breach or failure to perform is reasonably expected to result in any condition set forth in Section 6.2(a) or Section 6.2(b) to not be satisfied, and (iii) such breach or failure to perform is incapable of being cured by Buyer prior to the date that is 30 days after receipt of written notice thereof or, if such breach or failure to perform is capable of being so cured, Buyer shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof; provided that such right of termination shall not be available at any time that Seller is in breach of its representations, warranties, or covenants herein, which breach would result in the failure of the conditions set forth in Section 6.1(a) or Section 6.1(b) to be satisfied; (e) by Seller if (i) all of the conditions set forth in Section 6.1 have been and continue to be satisfied or waived if the Closing were to occur on the date of such termination, other than those conditions that, by their nature, cannot be satisfied other than at the Closing (as evidenced by written confirmation delivered by Seller to Buyer pursuant to this subclause (e)), (ii) Seller has confirmed by written notice to Buyer of its intention to terminate this Agreement pursuant to this subclause (e) if Buyer fails to consummate the transactions contemplated by this Agreement when required pursuant to Section 7.1 (assuming for such purposes that all of the conditions set forth in Section 6.1 have been satisfied), and (iii) Buyer fails to consummate the transactions contemplated by this Agreement on or prior to the Outside Date and within three (3) Business Days of receipt of such written notice from Seller pursuant to the immediately preceding subclause (ii), and Seller and the Company stood ready, willing, and able to effect the Closing through the Outside Date (for the avoidance of doubt, it being understood that Buyer shall not be entitled to terminate this Agreement pursuant to subclause (b) above to the extent the notice pursuant to this subclause (e) has been delivered to Buyer by Seller); or

91 (f) by Seller or Buyer if any applicable Law or injunction is issued, entered, enforced, enacted, promulgated or adopted, as applicable, by a Governmental Authority of competent jurisdiction permanently restraining, enjoining, preventing or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement or the Transaction Agreements shall be in effect and shall have become final and non-appealable; provided that such right of termination shall not be available to Seller or Buyer if the issuance, entry, enforcement, enactment, promulgation or adoption of any such injunction was primarily due to the material breach by such Party of any of its covenants or obligations under this Agreement. Section 9.2 Post-Termination Obligations. To terminate this Agreement as provided in subclause (b), subclause (c), subclause (d), subclause (e) or subclause (f) of Section 9.1, the terminating Party shall provide the other Parties with written notice of its election to terminate this Agreement, specifying the provision of this Agreement pursuant to which such termination is being effected and the basis for such termination. Upon delivery of such written notice in accordance with Section 10.11 or a written agreement of Buyer and Seller to terminate this Agreement as provided in subclause (a) of Section 9.1: (a) the transactions contemplated by this Agreement shall be terminated, without further action by any Party; (b) each of Buyer and Seller shall, and each of Buyer and Seller shall cause its Affiliates (and, in the case of Buyer, the Operating Partners) to, return or destroy all documents and other materials relating to the transactions contemplated by this Agreement received from or on behalf of such other Party or any of its Affiliates (and all copies thereof), whether so obtained before, on, or after the execution and delivery of this Agreement, in accordance with, and in the manner prescribed by, the Confidentiality Agreement; and (c) all information relating to Seller or any of its Affiliates or the transactions contemplated by this Agreement received or accumulated by Buyer or its representatives shall be treated as “Evaluation Material” in accordance with the Confidentiality Agreement (as supplemented by this Agreement), which shall remain in full force and effect, as supplemented by this Agreement, notwithstanding the termination of this Agreement. Section 9.3 Effect of Termination. If this Agreement is validly terminated, then this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no liability under this Agreement on the part of the Parties, except that the respective obligations of the Parties under Section 4.3, Section 9.2, and Article 10 shall remain in full force and effect; provided, however, that termination shall not relieve any Party from liabilities for damages incurred or suffered by any other Party to the extent caused by any willful and material breach of any of such Party’s covenants set forth in this Agreement or Actual Fraud. ARTICLE 10 MISCELLANEOUS Section 10.1 Further Assurances. From time to time after the date of this Agreement, upon request of a Party and without further consideration, each other Party shall execute and deliver to the requesting Party such documents and take such action as the requesting Party reasonably requests

92 to consummate more effectively the intent and purpose of the Parties under this Agreement and the transactions contemplated by this Agreement. Section 10.2 Publicity. No public release or similar announcement or any similar broad-based communication (whether internal or external) or public statement relating to the transactions contemplated by this Agreement shall be issued or made by or on behalf of a Party or any of its Affiliates without the prior written consent of Buyer and Seller (which consent shall not be unreasonably withheld, conditioned, or delayed), except as such release or announcement may, in the reasonable judgment of the releasing Party or any of its Affiliates, be required by Law or any rule or regulation of any securities exchange on which securities of the releasing Party or any of its Affiliates are listed, provided, that, to the extent legally permissible, the releasing Party shall consult with the other Party prior to making such release or announcement. Notwithstanding anything to the contrary and without complying with the preceding sentence, (a) either Seller or Buyer or their respective Affiliates may disclose the consummation of the transactions contemplated by this Agreement on their respective websites or otherwise to the extent consistent with press releases or other public announcements that have previously been mutually approved by the Parties in accordance with this Agreement, (b) Seller and its Affiliates may, upon prior consultation with Buyer, make announcements to their respective customers, suppliers, employees, and other Persons with whom any of them has or seeks business relations, and (c) either Party may discuss this Agreement and the transactions contemplated hereby in meetings, discussions, presentations, and calls with investors and analysts and may disclose any information regarding the transactions contemplated hereby in order to enforce the terms of this Agreement or the transactions contemplated hereby. Seller and Buyer agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in the form mutually agreed upon by Seller and Buyer. Section 10.3 Entire Agreement. This Agreement (including its exhibits and schedules) supersedes all prior agreements (other than the Confidentiality Agreement), and constitutes (together with the other Transaction Agreements and the Confidentiality Agreement) a complete and exclusive statement of the terms of the agreement, among the Parties with respect to its subject matter. Section 10.4 Assignment. No Party shall assign, transfer, or encumber this Agreement, or its rights or obligations under this Agreement, without the prior written consent of Buyer and Seller, and any attempted assignment, transfer, or encumbrance without such consent shall be void and without effect; provided, however, that, without the consent of Buyer, Seller may transfer or assign, in whole or in part or from time to time, its rights and obligations under this Agreement (a) in connection with a merger or consolidation involving Seller or other disposition of all or substantially all of the assets of Seller or (b) to any financing sources for collateral purposes; provided, further, that, without the consent of Seller, Buyer may transfer or assign, in whole or in part or from time to time, its rights and obligations under this Agreement (i) in connection with a merger or consolidation involving Buyer or other disposition of all or substantially all of the assets of Buyer occurring after the Closing Date or (ii) to any financing sources for collateral purposes. For clarity, no permitted assignment shall relieve the assigning Party from any Liability under this Agreement. Subject to the previous sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and permitted assigns. Section 10.5 Dispute Resolution. (a) Governing Law and Language. This Agreement shall be construed and interpreted in accordance with the Laws of the State of Delaware and the federal laws of the

93 United States of America applicable therein, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted in accordance with the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement shall have any force or effect in the interpretation of, or in the determination of the intent of the Parties under, this Agreement. (b) Submission to Jurisdiction. Each Party irrevocably agrees that any dispute arising out of or relating to this Agreement brought by any Party or its successors or assigns against any other Party (a “Dispute”) shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then such Dispute may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each Party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to such Dispute. Each of the Parties agrees not to commence any Action with respect to any Dispute except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such court in Delaware as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and further waives any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any Action with respect to a Dispute (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) such Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. (c) Specific Performance. Notwithstanding anything to the contrary, each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by a Party, money damages would be inadequate. Accordingly, the Parties agree that such non- breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the other Party’s obligations under this Agreement not only by an action or actions for damages but also by an action or actions for specific performance, injunctive, and/or other equitable relief (without requiring the posting of bond or other security). Each Party agrees that it shall not oppose the granting of any specific performance, injunctive, and/or other equitable relief when available pursuant to the terms of this Agreement and hereby waives (i) any defenses for an specific performance, injunctive, and/or other equitable relief, including the defense that the other Party has an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity, and (ii) any requirement under Law to post a bond, undertaking, or other security as a prerequisite to obtaining equitable relief. (d) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

94 Section 10.6 Parties in Interest. Except as expressly otherwise contemplated by this Agreement, nothing in this Agreement, express or implied, shall confer any rights or remedies upon any Person other than the Parties and their respective permitted successors and permitted assigns. Without limitation, nothing in this Agreement, express or implied, shall confer upon any Person any right relating in any way to employment or terms of employment with Buyer, Seller, or any of their respective Affiliates (including the Group Companies). Section 10.7 Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the Transaction Agreements, or the negotiation, execution or performance of the Transaction Agreements (including any representation or warranty made in, in connection with, or as an inducement to, the Transaction Agreements), may be made only against (and are expressly limited to) the entities that are expressly identified as Parties in the preamble to this Agreement or the other Transaction Agreements and their respective successors and permitted assigns (the “Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to the Transaction Agreements or based on, in respect of, or by reason of the Transaction Agreements or their negotiation, execution, performance, or breach; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement in order to carry out the original intent and purpose of such invalid or unenforceable provision of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Section 10.9 Amendment. This Agreement may be amended or supplemented only pursuant to a written instrument executed and delivered by Buyer and Seller. Section 10.10 Waiver. No waiver by a Party of any of the provisions of this Agreement shall be effective unless expressly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of a Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement and in any documents delivered or to be delivered pursuant hereto. The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

95 Section 10.11 Notices. All notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be personally delivered, sent by electronic transmission, or sent by a nationally recognized private overnight courier service as follows: (a) If to Buyer or, after the Closing, the Company, to: c/o Authentic Brands Group LLC 1411 Broadway, 21st Floor New York, New York 10018 Attention: Jay Dubiner Email: [***] [***] (with a copy to) Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Michael E. Weisser, P.C.; Ravi Agarwal, P.C.; Annie Cataldo Email: [***] [***] [***] (b) If to Seller or, prior to the Closing, the Company, to: Kontoor Brands, Inc. 400 North Elm Street Greensboro, North Carolina 27401 Attention: Thomas L. Doerr, Jr. Email: [***] (with a copy to) Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: [***] or to such other Person or address as a Party shall have specified by notice in writing to the other Party. If personally delivered, then such communication shall be deemed delivered on the date of actual receipt; if sent by electronic transmission, then such communication shall be deemed delivered the date of the transmission or, if the transmission is not made before 5:00 p.m., at the place of receipt, on a Business Day, the first Business Day after transmission; and if sent by overnight courier, then such communication shall be deemed delivered on the date of receipt.

96 Section 10.12 Expenses. Except to the extent otherwise expressly set forth in this Agreement, each Party shall bear and pay its own expenses and the expenses of its representatives in connection with the transactions contemplated by this Agreement. Each Party shall be responsible for fifty percent (50%) of all costs to procure the RWI Policy (to the extent payable to the provider of the RWI Policy or the broker in connection therewith), including all premiums, taxes, broker commissions, underwriting fees, expenses, and costs of any nature whatsoever. Section 10.13 Conflicts; Certain Communications. (a) Conflicts and Privilege. Buyer, on behalf of itself and its Affiliates (which, for this purpose, shall be deemed to include the Group Companies) agrees that, notwithstanding any current or prior representation of Seller, any Group Company, or any of their respective Affiliates by Foley & Lardner LLP, Foley & Lardner LLP shall be allowed to represent any or all of Seller and its Affiliates in any matters and disputes adverse to Buyer, any Group Company, and/or their respective Affiliates that either are existing on the date of this Agreement or arise in the future and relate to this Agreement or the transactions contemplated hereby. Buyer, on behalf of itself and its Affiliates (which, for this purpose, shall be deemed to include the Group Companies) hereby (i) waives any claim that Buyer, any Group Company, and their respective Affiliates have or may have that Foley & Lardner LLP has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agrees that, if a dispute arises after the Closing between Buyer, any Group Company, or any of their respective Affiliates, on the one hand, and any or all of Seller or any of its Affiliates, on the other hand, then Foley & Lardner LLP may represent any or all of Seller and its Affiliates in such dispute even though the interests of any or all of Seller and its Affiliates may be directly adverse to Buyer, any Group Company, and/or their respective Affiliates and even though Foley & Lardner LLP may have represented any Group Company in a matter substantially related to such dispute or may be handling ongoing matters for Buyer, any Group Company, and/or their respective Affiliates. Buyer, on behalf of itself and its Affiliates (which, for this purpose, shall be deemed to include the Group Companies), agrees that, as to all communications between or among Foley & Lardner LLP and Seller, any Group Company, or any Affiliate of any of the foregoing that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to Seller, shall be controlled by Seller, and shall not pass to or be claimed by Buyer or any Group Company. Notwithstanding the foregoing, if a dispute arises between Buyer or any Group Company and a third party (other than Seller or any of its Affiliates) after the Closing, then such Group Company, to the extent applicable, may assert the attorney-client privilege to prevent disclosure to such third party of confidential communications involving Foley & Lardner LLP; provided, however, that no Group Company may waive such privilege without the prior written consent of Seller. (b) Certain Communications. Buyer, on behalf of itself and its Affiliates (which, for this purpose, shall be deemed to include the Group Companies) agrees that all communications involving Seller, any Group Company, any of their respective Affiliates, or any agent or representative of any of the foregoing with, and work product of, Foley & Lardner LLP as they relate to this Agreement and the transactions contemplated hereby, together with all written or other materials consisting of, containing, summarizing or embodying such communications and work product (collectively, the “Protected Information”), are the property of Seller and, upon request of Seller, shall be returned to Seller. After the Closing, none of

97 Buyer, any Group Company, or their respective Affiliates shall disclose any Protected Information to any Person or use any Protected Information for any purpose. Section 10.14 Disclosure Schedule. Any fact or item disclosed in any Section of the Disclosure Schedule shall be deemed disclosed in each other Section of the Disclosure Schedule to which such fact or item may apply so long as (a) such other Section is referenced by applicable cross reference or (b) it is reasonably apparent from the face of such exception or disclosure that such disclosure is applicable to such other Section. It is specifically acknowledged that the Disclosure Schedule may expressly provide exceptions to a particular Section of this Agreement notwithstanding that the Section does not state “except as set forth in Section ‘ ’ of the Disclosure Schedule” or words of similar effect. The Disclosure Schedule and exhibits to this Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as, a representation or warranty or covenant of Seller or the Company. The specification of any dollar amounts or the inclusion of any facts or items in the Disclosure Schedule shall not be deemed to be an acknowledgement, representation, or warranty that such dollar amounts, facts, or items are material, to establish any standard of materiality, or to establish matters that are in or outside of the Ordinary Course. At its option, the Company may include in the Disclosure Schedule facts or items that are not required to be set forth therein for informational purposes or with an intent to avoid any misunderstanding, and Buyer acknowledges that such additional facts or items may not include other matters of a similar nature or impose any requirement to disclose any information beyond what is specifically required by this Agreement. The information contained in the Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in the Disclosure Schedule will be deemed to be an admission by any Person of any matter whatsoever (including any violation of any Law or breach of Contract). References in the Disclosure Schedule to any Contract, Benefit Plan, Order, instrument, document, or legal proceeding are qualified in their entirety by reference to more detailed information in documents attached thereto or previously delivered or made available to Buyer or any of its representatives. Section 10.15 Interpretive Provisions. For purposes of this Agreement, (a) the terms “including” and “include” shall be deemed to be followed by the terms “without limitation,” (b) the word “or” shall be disjunctive but not exclusive, (c) the terms “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole, and (d) references to “$” refer to United States Dollars. All payments hereunder shall be made in United States dollars, (e) any monetary conversion from the currency of a foreign country to United States dollars shall be calculated using the applicable exchange rates set forth in The Wall Street Journal, Eastern Edition, on the Business Day immediately prior to the applicable date of determination, and (f) unless explicitly stated otherwise, references to the Subsidiaries of Seller shall include, prior to the Closing, the Group Companies. Any document shall be deemed to be “delivered,” “furnished,” “made available,” or the equivalent if a copy of such document was posted in the Project Storm virtual data room hosted by Datasite at least two (2) Business Days prior to the date hereof and remains available for viewing as of the date hereof. Except as otherwise expressly set forth in this Agreement, all references in Article 3 or Article 4 to any Law shall be deemed to refer to such Law as enacted prior to the Closing Date. When calculating the period of time before which, within which, or following which any act is required to be done pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Unless the context otherwise requires, references in this Agreement (i) to Articles, Sections, exhibits, and schedules mean the Articles and Sections of, and the exhibits and schedules attached to or accompanying, this Agreement and (ii) to an agreement, instrument, or other document shall mean such agreement, instrument, or other document as amended, supplemented, and modified

98 from time to time to the extent permitted by the provisions thereof. The schedules and exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement. Capitalized terms used but not otherwise defined in the schedules and exhibits referred to in this Agreement shall have the meanings set forth in this Agreement. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party. This Agreement may be executed by signatures exchanged via electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each representation and warranty in this Agreement is given independent effect so that if a particular representation and warranty proves to be incorrect or is breached, the fact that another representation and warranty concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty. Section 10.16 Definitions. As used in this Agreement, the term: “Accounting Principles” means the accounting methodologies, conventions, policies, practices and procedures set forth on Annex 1. “Accrued Income Taxes” shall mean the aggregate amount (which may not be less than zero in the aggregate, in any jurisdiction, with respect to any Income Tax or with respect to any taxpaying entity) of the accrued and unpaid Income Taxes of the Group Companies (whether or not then due) for any Pre-Closing Tax Period beginning after December 31, 2024 determined as of the end of the day on the Closing Date) and: (i) using the same methodologies as consistently applied by the Group Companies and including only those jurisdictions in which the Group Companies historically filed Tax Returns for such Income Taxes or any jurisdictions in which the applicable Group Company first commenced a taxable presence after December 31, 2024; (ii) by taking into account any estimated income Tax payment, prepayments, deposits or prior overpayment of an Income Tax by the Group Companies in the same jurisdiction as the relevant unpaid income Tax liability made prior to the Closing Date in respect of such Pre-Closing Tax Period and the deduction of all net operating loss carryovers, tax credit carryovers and similar Tax attributes attributable to Pre-Closing Tax Periods ending prior to the taxable period ending on the Closing Date, in each case, to the extent available to reduce (not below zero) the cash Income Tax liability of the Group Companies in a particular Pre- Closing Tax Period; (iii) by taking into account Transaction Tax Deductions of the Group Companies, to the extent economically borne by Seller, in a Pre-Closing Tax Period to the extent deductible under applicable Law in a Pre-Closing Tax Period at a “more likely than not” or higher standard of confidence and, for this purpose, by reflecting the applicable deduction of any success-based fees in accordance with IRS Revenue Procedure 2011-29; (iv) without regard to transactions first entered into by the Group Company after the Closing on the Closing Date that are outside the Ordinary Course or are not contemplated by this Agreement; (v) without taking into account any liabilities for accruals or reserves established or required to be established for contingent Income Taxes, uncertain Tax positions, or other similar accounting methodologies; (vi) by excluding any deferred Tax assets and deferred Tax liabilities established on the Financial Statements with respect to timing differences between book and taxable income; (vii) by including in taxable income any adjustment pursuant to Section 481 of the Code (or

99 any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law or otherwise) resulting from a change in, or use of an improper, method of accounting and prepaid amounts received prior to the Closing Date that, in each case, would not otherwise be included in taxable income on or prior to the Closing Date; (viii) by including, without duplication, any Income Taxes arising from the Pre-Closing Reorganization, (ix) by excluding Parent Taxes and any Income Taxes arising from the Section 336(e)/338(h)(10) Election, and (x) excluding any Income Taxes in any of the foregoing items to the extent such Taxes arise by reason of Buyer assigning its interest under Section 10.4 to any Person. In the case of any Straddle Period, the amount of unpaid Income Taxes of a member of the Group Company shall be calculated in accordance with the principles set forth in Section 5.2(b). “Accrued Other Taxes” means any Taxes (other than Income Taxes) of the Group Companies that have not been paid as of the end of the day on the Closing Date (such as by payment of estimated Taxes or otherwise) with respect to any Tax Returns of the Group Company for a Pre- Closing Tax Period beginning after December 31, 2024 with an original due date (including applicable extensions) after the Closing Date that are accrued on the books and records of the Group Company using the same methodologies as consistently applied by the Group Companies and including only those jurisdictions in which the Group Companies historically filed Tax Returns for such Taxes or any jurisdictions in which the applicable Group Company first commenced a taxable presence after December 31, 2024, taking into account the transactions contemplated by this Agreement, and by excluding (x) any liabilities for accruals or reserves established or required to be established for contingent Taxes, uncertain Tax positions, or other similar accounting methodologies, (y) transactions first entered into by the Group Company after the Closing on the Closing Date that are outside the Ordinary Course or are not contemplated by this Agreement; and (z) any deferred Tax assets and deferred Tax liabilities established on the Financial Statements with respect to timing differences between book and taxable income. In the case of any Straddle Period, the amount of unpaid Taxes of a member of the Group Company shall be calculated in accordance with the principles set forth in Section 5.2(b). “Action” shall mean any action, claim, audit, suit, charge, complaint, litigation, arbitration, or similar proceeding. “Actual Fraud” shall mean, with respect to a Person, actual and intentional fraud under Delaware common law (with intent to deceive) in the making of a representation or warranty set forth in Article 3 or any certificate delivered by a Party pursuant to Article 6. For the avoidance of doubt, “Actual Fraud” shall not include any other form of fraud or misrepresentation (whether reckless, negligent, constructive, or otherwise). “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract, or otherwise. Notwithstanding the foregoing, (a) no shareholder of Seller, and no group of shareholders of Seller acting in concert who own, collectively, less than a majority of the outstanding voting securities of Seller, shall be deemed an Affiliate of Seller; (b) Seller shall not be deemed an Affiliate of Buyer or, after the Closing, of any Group Company; and (c) from and after the Closing, each Group Company shall be deemed an Affiliate of Buyer. “Affiliate Contracts” shall have the meaning set forth in Section 3.2(y).

100 “Aggregate Tax Consideration” shall have the meaning set forth in Section 2.7. “Agreement” shall have the meaning set forth in the preamble of this Stock Purchase Agreement. “Alternative Transaction” shall have the meaning set forth in Section 4.4. “Anti-Corruption Laws” shall have the meaning set forth in Section 3.2(x)(i). “Anticipated Post-Closing Restructuring Costs” has the meaning set forth on Exhibit 2.10. “Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Federal Trade Commission Act, as amended, and any other Law that is designed or intended to prohibit, restrict, or regulate (a) foreign investment or (b) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition. “Beneficial Rights” shall have the meaning set forth in Section 4.8(b). “Benefit Plans” shall have the meaning set forth in Section 3.2(r)(i). “Business Contractor” shall mean any current or former individual (or individually owned entity) independent contractor or service provider who provides or provided services solely or primarily to the Lee Business. “Business Day” shall mean any day other than Saturday, Sunday, or other day on which commercial banks in the State of North Carolina are authorized or required by Law to be closed. “Business Employee Records” shall mean the following current employment and current personnel information with respect to each Continuing Business Employee, in each case, to the extent permitted by applicable Law: salary, wage grade, job function, variable compensation targets, performance documentation, and business and personal mailing addresses and telephone numbers, including as applicable, Family and Medical Leave Act (or similar) records, Forms I-9 (Employment Eligibility Verification) and employee development plans related to such Continuing Business Employee; provided that Business Employee Records shall not include any medical records. “Business Guarantees” shall have the meaning set forth in Section 5.11(a). “Business Indemnified Guarantees” shall have the meaning set forth in Section 5.11(c). “Business Insurance Policies” shall have the meaning set forth in Section 3.2(o). “Business Mark Transitional License” shall have the meaning set forth in Section 5.7(a). “Business Mark Transitional Period” shall have the meaning set forth in Section 5.7(a). “Business Marks” shall mean those Trademarks included in the Lee Business Owned IP.

101 “Business Real Property” shall have the meaning set forth in Section 3.2(n)(iii)(C). “Buyer” shall have the meaning set forth in the preamble of this Agreement. “Buyer’s Defined Contribution Plan” shall have the meaning set forth in Section 5.1(g). “Buyer Fundamental Representations” means the representations and warranties contained in Section 3.3(a) (‘Organization and Power’), Section 3.3(b) (‘Authority’), Section 3.3(c)(iii)(A)-(B) (‘No Violation’) and Section 3.3(i) (‘Fees’). “Buyer Indemnifying Party” shall have the meaning set forth in Section 8.1(b). “Buyer Indemnified Parties” shall have the meaning set forth in Section 8.1(a). “Buyer Portion” shall have the meaning set forth in Section 5.12(a). “Buyer Tax Returns” shall have the meaning set forth in Section 5.2(a)(ii). “Capital Stock” means (i) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (ii) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (iii) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing. “Cash” shall mean, as of any time of determination, and without duplication, an amount equal to (a) the aggregate amount of cash and cash equivalents held by the Group Companies, excluding Restricted Cash, plus (b) the aggregate amount of checks, wires, transfers and drafts received or deposited for the account of the Group Companies and included in Purchased Assets (including any such check or wires not yet deposited or cleared), minus (c) the aggregate amount of issued but uncleared checks, wires, transfers, and drafts by the Group Companies, minus (d) any cash constituting insurance proceeds in respect of a condemnation, casualty, loss or other damage to any Purchased Assets or assets of the Group Companies prior to the Closing Date that has not been used to repair or replace such condemned or damaged property (unless the Group Companies recognized a corresponding payable in Net Working Capital with respect to such cash), in each case determined and calculated in accordance with the Accounting Principles. “Cash Amount” shall mean the aggregate amount of Cash of the Group Companies as of the Measurement Time. For clarity, the Cash Amount shall be calculated after giving effect to the Pre-Closing Reorganization and the settlement of all intercompany accounts pursuant to Section 4.9. “CFC” shall mean each Group Company that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code. “CFIUS” means the Committee on Foreign Investments in the United States. “Claim” shall have the meaning set forth in Section 8.2(a). “Closing” shall have the meaning set forth in Section 7.1.

102 “Closing Date” shall have the meaning set forth in Section 7.1. “Closing Payment Schedule” shall have the meaning set forth in Section 2.4(b). “Closing Statement” shall have the meaning set forth in Section 2.4(a). “COBRA” shall have the meaning set forth in Section 5.1(j). “Code” shall mean the Internal Revenue Code of 1986, as amended. “Collateral Sources” shall have the meaning set forth in Section 8.3(d). “Collective Bargaining Agreement” shall mean any labor, works council or collective bargaining Contract or other written agreement, with any labor union, works council, trade union or similar labor organization. “Combination Brand Assets” shall mean any Trademarks, domain names or social media accounts that include one or more Trademarks, domain names or social media accounts included in the Lee Business Owned IP and one or more Trademarks, domain names or social media accounts included in the Excluded Business IP, including, but not limited to, LEE | WRANGLER (U.S. Registration Number 7,285,940). “Company” shall have the meaning set forth in the preamble of this Agreement. “Company Shares” shall have the meaning set forth in the recitals of this Agreement. “Conduct Remedy Main Company Markets Schedule” shall have the meaning set forth in Section 4.5(c). “Confidentiality Agreement” shall have the meaning set forth in Section 4.3. “Continuing Business Employee” shall have the meaning set forth in Section 5.1(a). “Contract” shall mean any legally binding lease, indenture or other contract. “Contracting Parties” shall have the meaning set forth in Section 10.7. “Converted IPCo Revenue” shall have the meaning set forth in Section 2.9(c)(i). “CPA Firm” shall have the meaning set forth in Section 2.4(e)(ii). “Current Assets” shall mean, as determined in accordance with the Accounting Principles, those assets of the Group Companies set forth as line items in the Reference Closing Statement under the category or classification of “Current Assets” or “Net Working Capital” but excluding any Excluded Assets, deferred Tax assets or Income Taxes. “Current Business Employees” shall mean each employee of Seller or any of its Affiliates (including the Group Companies) (a) who currently, solely or primarily, spends their working time providing services to the Lee Business or (b) who is set forth on Exhibit 10.16(a), including each such employee who is on an approved leave of absence (including medical leave, personal leave,

103 military leave, workers compensation leave, short-term disability and long-term disability) or paid or unpaid time off. “Current Liabilities” shall mean, as determined in accordance with the Accounting Principles, those liabilities of the Group Companies set forth as line items in the Reference Closing Statement under the category or classification of “Current Liabilities” or “Net Working Capital”, but excluding, for the avoidance of doubt, all amounts included within the Funded Indebtedness Amount, Indebtedness Amount, the Transaction Compensation Amount, Excluded Liabilities, the Transaction Expense Amount or any Taxes other than Accrued Other Taxes. “Customer Information” shall have the meaning in Section 5.10. “Debt Financing” shall have the meaning in Section 4.13. “Disclosure Schedule” shall have the meaning set forth in Section 3.2. “Dispute” shall have the meaning set forth in Section 10.5(b). “Divestiture Remedy Main Company Markets Schedule” shall have the meaning set forth in Section 4.5(c). “Earnout Disagreement Deadline” shall have the meaning set forth in Section 2.9(f). “Earnout Intellectual Property” shall have the meaning set forth in Section 2.9(c)(ii). “Earnout Notice of Disagreement” shall have the meaning set forth in Section 2.9(f). “Earnout Payment(s)” shall have the meaning set forth in Section 2.9(b). “Earnout Period” shall have the meaning set forth in Section 2.9(b). “Earnout Statement” shall have the meaning set forth in Section 2.9(e). “Employee List” shall have the meaning set forth in Section 3.2(q)(i). “Enforceability Exceptions” shall have the meaning set forth in Section 3.1(b). “Environmental Laws” shall mean all applicable Laws regarding pollution, public or worker health or safety (as related to Hazardous Substances), or protection of the environment or natural resources, including those protecting the quality of the indoor or ambient air, soil, surface water, groundwater or other environmental media, as enacted or in effect on or prior to the Closing Date. “Equity Value” shall have the meaning set forth in Section 2.1. “ERISA” shall have the meaning set forth in Section 3.2(r)(i). “ERISA Affiliate” means each entity that is treated as a single employer with any Group Company for purposes of Section 414 of the Code. “Estimated Closing Statement” shall have the meaning set forth in Section 2.4(b).

104 “Ex-Im Laws” means any applicable U.S. and foreign Laws and Orders relating to export, reexport, transfer, retransfer, or import requirements, including the U.S. Export Administration Regulations, the EU Dual Use Regulation, and the customs and import Laws administered by U.S. Customs and Border Protection. “Exception Claim” shall have the meaning set forth in Section 8.2(b). “Excluded Assets” shall mean (a) all Capital Stock of Seller or any of its Affiliates other than, following the Pre-Closing Reorganization, the Group Companies, (b) all assets of the Excluded Business (other than Intellectual Property which is addressed in clause (c) of this definition), (c) all Excluded Business IP, (d) all assets of Seller and its Affiliates other than the Lee Business Assets, (e) any receivable for tariffs paid prior to the Closing by Seller or its Affiliates (including, prior to the Closing, by the Group Companies), (f) all assets related to Seller’s accounts receivable sales program in the U.S. (including the Receivables Program), but specifically excluding all accounts receivable from customers which have not been sold under such programs as of the Measurement Time, (g) U.S. Retail Business Inventory (h) the Excluded Business Real Property. “Excluded Business” shall mean the business of Seller and its Affiliates other than the Lee Business. Without limitation, the Excluded Business includes the design, manufacture, procurement, sale, and license of Wrangler®- and Helly Hansen®-branded goods, including apparel, footwear, and accessories. “Excluded Business IP” shall mean (i) all Intellectual Property owned by Seller or any of its Subsidiaries other than Lee Business Owned IP, and (ii) all Intellectual Property set forth on Annex 6, including any patents that claim priority or benefit claim to the patents set forth on Annex 6. “Excluded Business Real Property” shall mean the real property described in Annex 2. “Excluded Business Segment Contracts” shall have the meaning set forth in Section 5.12(a). “Excluded Liabilities” means (a) all Liabilities of any Group Company to the extent related to the Excluded Business (other than Taxes) with respect to any act, omission, or fact prior to Closing and without limiting Section 5.5, (b) any Liabilities set forth on Annex 3, and (c) those Liabilities of a Group Company arising from an act, omission, or fact of Seller and its Affiliates with respect to the Excluded Business occurring after the Closing that are asserted by an unaffiliated third party against a Buyer Indemnified Party. “Excluded Swiss Business” shall have the meaning set forth in Section 5.2(k). “Exclusive Business Real Property” shall mean the real property described in Annex 4. “FCPA” shall have the meaning set forth in Section 3.2(x). “Final Adjustment Amount” shall mean an amount (which may be a positive or negative number) equal to the Equity Value as reflected on the Final Closing Statement minus the Equity Value as reflected on the Estimated Closing Statement. “Final Allocation” shall have the meaning set forth in Section 2.7.

105 “Final Closing Statement” shall mean the Preliminary Closing Statement, as adjusted by (i) the written agreement of Buyer and Seller and/or (ii) the CPA Firm in accordance with Section 2.4. “Financial Statements” shall have the meaning set forth in Section 3.2(g)(i). “Foreign Benefit Plan” shall have the meaning set forth in Section 3.2(r)(vi). “Former Business Employee” shall mean an individual, other than a Current Business Employee, who was an employee of Seller or any of its Affiliates (including the Group Companies) and provided services solely or primarily to the Lee Business at the time that his or her employment terminated. “Former Non-Royalty Paying Affiliate” shall have the meaning set forth in Section 2.9(h)(iii). “Funded Indebtedness” shall mean, as of any time of determination, without duplication, an amount equal to the aggregate of all obligations (including in respect of outstanding principal amounts of accrued and unpaid interest on and the other payment obligations, including any prepayment, breakage, make-whole and other premiums, penalties, fees, costs and charges payable as a result of the consummation of the transactions contemplated by this Agreement) in respect of obligations of the Group Companies for indebtedness for borrowed money, including all such obligations evidenced by loan agreements, promissory notes, debentures, bonds and similar instruments (excluding any of the foregoing from which a Group Company shall be released without a prepayment in connection with the Closing). Notwithstanding the foregoing, Funded Indebtedness shall not mean or include (i) any obligations owed by one Group Company to another Group Company, (ii) any amount included within the Transaction Compensation Amount or the Transaction Expense Amount, or (iii) any obligations under letters of credit, performance bonds, bid bonds, or similar instruments of support, in each case, to the extent not drawn. “Funded Indebtedness Amount” shall mean the aggregate amount necessary to repay the Funded Indebtedness outstanding as of immediately prior to the Closing. For clarity, the Funded Indebtedness Amount shall be calculated after giving effect to the Pre-Closing Reorganization and the settlement of all intercompany accounts pursuant to Section 4.9(b). “GAAP” shall mean generally accepted accounting principles in the United States. “Geneva” shall have the meaning set forth in Section 5.2(k). “Government Approvals” shall have the meaning set forth in Section 4.5(a). “Governmental Authority” shall mean any government, court or tribunal, department, commission, board, bureau, agency, authority, instrumentality, or other body exercising judicial, quasi- judicial, legislative, executive, or other government powers, whether federal, state, local, foreign, or otherwise as well as any public or private arbitral body. “Gross IPCo Revenue” shall have the meaning set forth in Section 2.9(c)(iii). “Group Companies” shall mean the Company and its Subsidiaries after giving effect to the Pre-Closing Reorganization.

106 “Group Company Benefit Plan” shall have the meaning set forth in Section 3.2(r)(ii). “Hazardous Substance” shall mean (a) all pollutants, contaminants, chemicals, compounds or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes, waste waters or byproducts, including asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances, radon, lead, toxic mold, radioactive materials, polychlorinated biphenyls or urea formaldehyde, and (b) any other materials, substances or wastes subject to regulation, or for which liability or standards of conduct may be imposed, under any Environmental Law. “Improvements” shall have the meaning set forth in Section 3.2(n)(iii)(D). “Imputed IP Amount” shall have the meaning set forth in Section 2.9(c)(iv). “Inactive U.S. Employee” shall have the meaning set forth in Section 5.1(a). “Income Tax Return” shall mean a Tax Return for Income Taxes. “Income Taxes” shall mean any Taxes that are, in whole or in part, imposed on, or measured by, income or profits and any withholding Taxes or any franchise or business Taxes imposed in lieu of income Taxes (in each case, whether or not denominated as an “income tax”). “Indebtedness” shall mean, as of any time of determination, without duplication, an amount equal to the aggregate of all obligations (including in respect of outstanding principal amounts of accrued and unpaid interest on and the other payment obligations, including any prepayment, breakage, make-whole and other premiums, penalties, fees, costs and charges payable as a result of the consummation of the transactions contemplated by this Agreement) in respect of the following: (a) Funded Indebtedness, (b) obligations of the Group Companies as lessee that are required to be capitalized in respect of finance leases, determined in accordance with the Accounting Principles, (c) Accrued Income Taxes, (d) the net obligations of the Group Companies for any unfunded or underfunded liability or obligation associated with any defined benefit pension plan, gratuity, termination indemnity, statutory severance, post-employment or retiree welfare or other similar post- employment benefit plan or arrangement (which for the avoidance of doubt, will be net of any plan assets and which shall reduce Indebtedness if in an overfunded asset position), (e) obligations of the Group Companies for any outstanding and unpaid severance and retention obligations, together with the employer portion of any Taxes related thereto (calculated as if all such amounts were paid on the Closing Date), (f) the net obligations of the Group Companies under currency swap, foreign exchange, hedging, or similar instruments, in each case, assuming the obligation is terminated or settled at the Closing (which for the avoidance of doubt, will be net of any related assets and which shall reduce Indebtedness if in an asset position), (g) letters of credit, bank guarantees, surety bonds, performance bonds or similar facilities in respect of the Group Companies (to the extent drawn); (h) obligations of the Group Companies to pay any contingent purchase price, earn-out, deferred purchase price, adjustment holdback or similar contingent or deferred payment in respect of a business combination or similar transaction, calculated as if the full amount thereof was due and payable, as of such time of determination of Funded Indebtedness; (i) any declared but unpaid distributions in respect of the equity interests of a Group Company unless payable to another Group Company; (j) any of the foregoing secured by any Lien (other than any Permitted Lien) on any Lee Business Asset, and (k) all obligations, direct or indirect, in respect of guarantees of the obligations described in the preceding clauses. Notwithstanding the foregoing, Indebtedness shall not mean or include (i) any obligations owed by one Group Company to another Group Company, (ii) any amount included within the Transaction Compensation Amount or

107 the Transaction Expense Amount, (iii) any obligations under undrawn letters of credit, performance bonds, or bid bonds, or (iv) any amounts that are expressly designated as payable from, and satisfied through, the Restructuring Holdback Amount pursuant to Exhibit 2.10. “Indebtedness Amount” shall mean the aggregate amount necessary to repay the Indebtedness outstanding as of immediately prior to the Closing. For clarity, the Indebtedness Amount shall be calculated after giving effect to the Pre-Closing Reorganization and the settlement of all intercompany accounts pursuant to Section 4.9(b). “Indemnified Party” shall have the meaning set forth in Section 8.2(a). “Indemnified Taxes” shall mean, without duplication, any (i) Taxes of any Group Company attributable to any Pre-Closing Tax Period (or portion thereof), (ii) Taxes of any Person (other than Buyer or any of its Affiliates) for which Buyer or its Affiliates or any Group Company is liable (A) as a result of being included in any consolidated, affiliated, unitary, aggregate combined, or similar group for applicable Tax purposes that includes Seller or any of its Affiliates (other than a group solely comprised of the Group Companies) at any time on or before the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) or (B) as transferee or successor which Taxes relate to an event or transaction occurring prior to Closing, (iii) liabilities of the Group Companies in respect of the Taxes imposed on or payable by another Person (other than Buyer or its Affiliates) pursuant to a transaction consummated on or prior to the Closing (other than this Agreement or any such transaction or Contract entered into in the Ordinary Course not primarily relating to Taxes), (iv) Transfer Taxes for which Seller is liable under Section 5.2(f) and Indirect Taxes for which Seller is liable under Section 5.2(j), (v) Parent Taxes, (vi) Taxes attributable to an inclusion under (y) Section 951(a) of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) received or accrued on or prior to the Closing Date that is related or attributable to the Group Companies or (B) the holding of “United States property” within the meaning of Section 956 of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) on or prior to the Closing Date that is related or attributable to the Group Companies or (z) Section 951A of the Code (or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law) attributable to “net CFC tested income” received or accrued on or prior to the Closing Date that is related or attributable to the Group Companies, in each case, with respect to the foregoing clauses (y) and (z), with the items of income received or accrued on or prior to the Closing Date being determined as if the taxable year of the applicable Group Company ended on the Closing Date, (vii) Taxes incurred by any Group Company arising as a result of any breach of Seller or any of its Affiliates (other than, following the Closing Date, the Group Companies) of any covenant included in Section 5.2, (viii) Taxes arising out of or resulting from the Pre-Closing Reorganization attributable to a Pre-Closing Tax Period, (ix) any indirect capital gains or similar Taxes arising in connection with the transfer of the Group Companies attributable to a Pre-Closing Tax Period and (x) except for those addressed in Section 5.2, reasonable and documented out-of-pocket expenses, including attorney’s fees, incurred in connection with any of the foregoing; provided, however that Indemnified Taxes shall not include (a) any Taxes to the extent included as a liability in Indebtedness or Net Working Capital or otherwise to the extent economically borne by Seller, (b) any Taxes attributable to any breach by Buyer or any of its Affiliates (including, after the Closing Date, the Group Companies) of any covenant included in Section 5.2, (c) Transfer Taxes for which Buyer is liable under Section 5.2(f), (d) Indirect Taxes for which Buyer is liable under Section 5.2(j), and (e) any Taxes to the extent such Taxes arise by reason of Buyer assigning its interest under

108 Section 10.4 to any Person or with respect to any transactions first entered into by a Group Company after the Closing on the Closing Date that are outside the Ordinary Course or are not contemplated by this Agreement. “Indemnifying Party” shall have the meaning set forth in Section 8.2(a). “Indirect Taxes” means any value added, goods and services, sales, use, consumption, service or similar taxes, including VAT but excluding Income Taxes, imposed by any Governmental Authority. “Intellectual Property” shall mean all intellectual property rights and similar proprietary rights anywhere in the world, including any: (i) Trademark; (ii) patent (including any utility patent or design patent); (iii) trade secret, idea, know-how (technical, scientific or otherwise), process, practice, formula, method, invention (whether or not patentable), discovery, development (whether or not patentable) or other confidential or proprietary business or technical information, including all techniques and assembly procedures, databases, data collections and compilations; (iv) copyright or work of authorship (whether or not copyrightable), including copyrights in patterns, tech packs, artwork, drawings, diagrams, product images, design archives and related assets used in any medium (including any catalogues, website content, social media site content and accounts and other copyrightable works (whether or not published)), or work for hire, and all common law, moral rights, renewals and rights to prepare derivative works in connection therewith; (v) mask work; (vi) collections of data and databases, in each case together with all rights therein, (vii) software of any type (including mobile apps) in any form (including source code), together with all rights therein; (viii) rights in designs; (ix) social media account, tag or handle (in each case including the content contained therein, user names and passwords); in each case, whether registered or unregistered and including any registrations or applications therefor and goodwill appurtenant thereto. “Intellectual Property License Agreement” shall mean the license agreement relating to certain Lee Business Owned IP and certain Excluded Business IP to be entered into by Seller and the Company, in substantially the form of Exhibit 7.2(g) to this Agreement. “Intended Transferee” shall have the meaning set forth in Section 4.8(b). “Inventory” shall mean the inventories of raw materials, work-in-process (including semi-finished goods), and finished goods (including in-transit inventory) used or held for use or sale in the Lee Business. “IP Transfer” shall have the meaning set forth in Section 2.9(c)(v). “IPCo” shall have the meaning set forth in Section 2.9(c)(vi). “IPCo Entities” shall have the meaning set forth in Section 2.9(c)(vii). “IT Assets” shall mean information technology assets, systems, services or other resources, including any hardware, software, or equipment. “Knowledge of the Company” (and words of similar import such as “the Company has no Knowledge”) shall mean, and shall be limited to, the knowledge of Joseph A. Alkire, Thomas L. Doerr, Jr., Peter A. Kidd, and Luke Medlin and shall include only their actual present knowledge, after reasonable inquiry of direct reports, in their respective capacities with Seller or the Company.

109 “Law” shall mean any federal, state, local, municipal, foreign or other statute, ordinance, constitution, law (including common law), ruling, Order, decree, judgment, code, rule, or regulation of any Governmental Authority. “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which Seller, the Company or any Subsidiary holds any Exclusive Business Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Seller, the Company or any Subsidiary thereunder. “Lee Business” shall have the meaning set forth in the recitals of this Agreement. “Lee Business Assets” means Seller’s and its Subsidiaries’ (including the Group Companies) respective right, title and interest in, to and under, with respect to the Lee Business, any of the following assets as they exist at the applicable time: (a) all fixtures and other real property interests comprising or located at the Exclusive Business Real Property, including any Leases with respect to such Exclusive Business Real Property; (b) all tangible personal property, including all supplies, computers, office furnishings, machinery, tools and equipment, (i) used or held for use by Seller and its Subsidiaries primarily in the conduct of the Lee Business or (ii) located at the Exclusive Business Real Property, except as set forth on Exhibit 10.16(b), together with the interests of Seller or any of its Subsidiaries in respect of any warranties relating thereto; (c) all Inventory (other than Inventory that is an Excluded Asset); (d) all accounts receivable (including unbilled receivables), notes receivable, drafts and other rights to receive payment or rebate to the extent arising from the conduct of the Lee Business or to the extent included in the calculation of Net Working Capital at the Measurement Time; (e) all Contracts that primarily relate to the Lee Business, without limiting Section 5.12; (f) all Lee Business Owned IP; (g) all Permits and any pending applications therefor that are transferable under applicable Law and held by Seller and its Subsidiaries primarily for (i) the conduct of the Lee Business as currently conducted as of the date hereof and as of immediately prior to Closing or (ii) the occupancy or use of the Exclusive Business Real Property; (h) all rights to any Actions, rights of offset or counterclaim and defenses available to or being pursued by Seller and its Subsidiaries to the extent related to the Lee Business or the Lee Business Assets;

110 (i) all prepaid expenses, credits, rebates, deferred charges, advance payments and security or customer deposits to the extent related to the Lee Business or the Lee Business Assets; (j) all advertising material, lease or sales literature, promotional literature, catalogs and related material used or held for use by Seller and its Subsidiaries in connection with the Lee Business; (k) all goodwill to the extent generated by or associated with the Lee Business; (l) originals or, where originals are not available, copies of all books, records and documents including archival materials, in any form or medium, including strategic plans, lease or sale price lists, records and data, books of account, ledgers and general, financial and accounting records, maintenance files, customer lists, supplier lists, production data and quality control records and procedures, manuals, and correspondence (“Books and Records”), in each case to the extent exclusively related to the Lee Business or the Lee Business Assets, except to the extent they constitute Excluded Assets; (m) all the assets of, and all rights under, any Benefit Plan (i) that is sponsored by Seller or any of its Affiliates and is specifically agreed to be transferred by Seller or any of its Affiliates pursuant to this Agreement and (ii) that is sponsored or maintained by any Group Company; (n) all Lee Business IT Assets, excluding all IT Assets subject to a Shared Contract that is not primarily related to the Lee Business IT Assets and all IT Assets provided by Seller to Buyer or its applicable Affiliate under the Transition Services Agreement; and (o) all other assets (tangible or intangible), exclusively used by the Lee Business. Notwithstanding the foregoing, (a) the Lee Business Assets shall not include any Excluded Assets and (b) any Shared Contracts shall remain subject to the provisions set forth in Section 5.12. “Lee Business Brand Assets” means (i) the Trademarks set forth on Schedule 3.2(s)(i)- (ii), (ii) all Trademarks that contain, are derived from, or are variations of (including transliterations and stylized versions) any such Trademarks, and all registrations for or applications to register the same, and all common law or unregistered rights therein, (iii) all domain names that contain, are derived from, are variations of, or are directly associated with any such Trademarks, (iv) all social media accounts, handles and tags that contain, are derived from, are variations of, or are directly associated with any such Trademarks or domain names, (v) the patents set forth on Schedule 3.2(s)(i)- (ii) and any other patents or patent applications that claim priority thereto or to which such patents claim priority and (vi) any other Intellectual Property set forth on Schedule 3.2(s)(i)-(ii). “Lee Business IT Assets” shall mean all IT Assets used in connection with the operation of the Lee Business, whether owned or provided by Seller or any of its Subsidiaries or a third party. “Lee Business Liabilities” means (a) any Liabilities to the extent related to the Lee Business, including Liabilities arising from acts or omissions of the Group Companies, Buyer or any

111 of their Affiliates, occurring after the Closing with respect to the Current Business Employees or Business Contractors who are employed as of the Closing Date, or (b) those Liabilities of Seller or any of its Affiliates arising from an act or omission of Buyer or any of its Affiliates or any of the Operating Partners with respect to the Lee Business occurring after the Closing that are asserted by an unaffiliated third party against a Seller Indemnified Party. “Lee Business Owned IP” shall mean all Intellectual Property owned or purported to be owned by Seller or any of its Subsidiaries and used or held for use solely or primarily in connection with the Lee Business, including the Lee Business Brand Assets and customer data, but excluding all Excluded Business IP. “Liability” shall mean any and all debts, liabilities, and obligations of any kind and nature, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto. “Lien” shall mean any lien, charge, security interest, license, or encumbrance. “Loss” shall mean (a) all losses, deficiencies, debts, Liabilities, Taxes, obligations, fines, fees, costs and expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers, (b) all damages, judgments, interest, awards, penalties and settlement costs, and (c) all demands, claims, suits, Actions, causes of action, proceedings and assessments. “Material Adverse Effect” means any change, event, circumstance, occurrence, development, state of facts or effect (“Effects”) that, individually or in the aggregate with all other Effects, has, or would reasonably be expected to have, a material adverse effect on (x) the business, assets, Liabilities or condition (financial or otherwise) or results of operations of the Lee Business, taken as a whole, or (y) the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that with respect to clause (x) above, any adverse effect arising out of, resulting from, or attributable to any of the following shall not constitute and shall not be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur, except that any adverse effect arising out of, resulting from, or attributable to the following subclauses (a), (c), (f), and (h) may be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur to the extent such adverse effect has a disproportionate impact on the Lee Business, taken as a whole, relative to other similarly situated businesses in the same industry: (a) an event or circumstance or series of events or circumstances affecting (i) the U.S. (or any other country or jurisdiction) or global economy generally or capital, financial, banking, credit, or securities markets generally, including changes in interest or exchange rates, (ii) political or regulatory conditions generally of the United States or any other country or jurisdiction in which the Lee Business operates or (iii) any industry or geographic areas generally in which the Lee Business or any customers thereof operates or in which goods of the Lee Business are marketed or sold; (b) the negotiation, pendency, announcement, or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement or any other Transaction Agreement, including adverse effects related to compliance herewith or therewith or the failure to take any action as a result of any restrictions or prohibitions set forth herein or therein, or the identity of Buyer or its Affiliates (or the Operating Partners); (c) any changes in applicable Law or GAAP, or accounting principles, practices,

112 or policies that Seller or any of its Affiliates is required to adopt, or the enforcement or interpretation thereof; (d) any acts of God or natural disasters, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters, or any other damage to or destruction of assets used or held for use in the Lee Business caused by casualty; (e) any changes in geopolitical conditions, any outbreak or escalation of hostilities, any actual or threatened acts of war (whether or not declared), sabotage, terrorism, cyber attacks or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism, cyber attacks or military actions; (f) any global health conditions (including any pandemic, epidemic, disease, or contagion outbreaks or worsening thereof); (g) any failure to meet internal or published projections, estimates, or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); (h) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by any Governmental Authority; or (i) acts or omissions specifically permitted by this Agreement or taken or omitted to be taken at the request or with the consent of Buyer. “Material Business Contract” shall have the meaning set forth in Section 3.2(p). “Material Customer” shall have the meaning set forth in Section 3.2(t)(i). “Material Supplier” shall have the meaning set forth in Section 3.2(t)(ii). “Minimum Cash Amount” means, with respect to any Group Company in any jurisdiction set forth on Annex 5, an amount of Cash, to be mutually agreed between Buyer and Seller, equal to the minimum Cash balance required to meet near-term obligations as they become due in the Ordinary Course for each Group Company in such jurisdiction; provided, however, that such Minimum Cash Amount is usable in the Ordinary Course in such jurisdiction and would not constitute “Restricted Cash” under clause (b) of the definition thereof. The sum of the Minimum Cash Amounts of all jurisdictions set forth on Annex 5 shall not exceed $10,000,000. “Measurement Time” shall have the meaning set forth in Section 7.1. “Misallocated Employee” shall have the meaning set forth in Section 5.1(a). “Must Spend Marketing” shall have the meaning set forth in Section 2.9(c)(viii). “Net Working Capital” shall mean, as of the Measurement Time, an amount equal to the total book value of the Current Assets minus the total book value of the Current Liabilities. Notwithstanding the foregoing, Net Working Capital shall not include any portion of (a) current Income Tax liabilities or deferred Tax liabilities and current Income Tax assets or deferred Tax assets, (b) Cash, (c) Indebtedness, (d) the Transaction Compensation Amount, (e) the Transaction Expense Amount, (f) Excluded Assets, and (g) Excluded Liabilities. For clarity and without limitation, the Net Working Capital shall be calculated after giving effect to the Pre-Closing Reorganization and the settlement of all intercompany accounts pursuant to Section 4.9(b). The Reference Closing Statement sets forth the accounts intended to be included in Net Working Capital and any specific adjustments thereto for purposes of calculating Net Working Capital and with respect to sample amounts provided therein is for illustrative and reference purposes only. “New Contract” shall have the meaning set forth in Section 5.12(a).

113 “Non-Royalty Paying Affiliate” shall have the meaning set forth in Section 2.9(c)(ix). “Nonparty Affiliates” shall have the meaning set forth in Section 10.7. “Operating Partners” shall mean the operating partners of Buyer as designated by Buyer in writing to Seller no later than five (5) Business Days prior to the Closing and who have executed a non-disclosure agreement with Seller or its Affiliates; provided that the addition of any such operating partner is not reasonably likely to materially delay the transactions contemplated hereby. “Order” shall mean any order, writ, injunction, judgment, directive, or decree of any Governmental Authority. “Ordinary Course” shall mean actions and inactions of the Group Companies and the Lee Business in the ordinary course of business, consistent with past practices. “Ordinary Course Outbound IP License” means any non-exclusive licenses or covenants not to sue that (i) were granted with respect to the Lee Business by Seller or any of its Subsidiaries in connection with the sale of products of the Lee Business in the Ordinary Course, (ii) were merely incidental to the subject matter of the applicable sale, the commercial purpose of which was primarily for something other than such license, (iii) (A) expire or terminate by their terms within one (1) year after the date hereof or (B) can be terminated by Seller or its applicable Subsidiary (or their assignees) upon no more than one (1) year prior written notice, without requiring any additional consideration or triggering any additional obligations or loss of rights, and (iv) are not transferrable or assignable, and not sublicenseable. “Organizational Documents” shall mean, with respect to any Person, (a) any articles or certificate of incorporation, formation, or organization of such Person, (b) any bylaws or similar governing document of such Person, (c) any limited liability company agreement, partnership agreement, or similar document of such Person, and (d) any other charter or similar document adopted or filed in connection with the incorporation, formation, organization, or governance of such Person. “Other Pre-Closing Liabilities” shall mean any Liabilities of the Group Companies payable to a third party (excluding the Operating Partners) to the extent arising from acts or omissions occurring prior to the Closing, other than the Specified Pre-Closing Liabilities. Notwithstanding the foregoing, the Other Pre-Closing Liabilities shall not mean or include (i) any Liabilities which are included in the Final Closing Statement, (ii) any Liabilities included in the form of actual reserves against Current Assets as set forth on the balance sheet of the Group Companies as of immediately prior to the Closing that is included in the Final Closing Statement and reduces Purchase Price, (iii) any Indebtedness that reduces Purchase Price, (iv) any Liabilities included in the Transaction Compensation Amount that reduce Purchase Price, (v) any Liabilities included in the Transaction Expense Amount that reduce Purchase Price, (vi) all Liabilities arising from and after the Closing under Contracts and Permits that are Lee Business Assets, (vii) any Liabilities that this Agreement requires Buyer to discharge, including pursuant to Section 5.1, (viii) any Liabilities for Taxes, (ix) any Liabilities to the extent paid by an insurer or similar third party that insures benefits under a Group Company Benefit Plan or Liabilities to the extent payable from a fund established to fund benefits owed under a Group Company Benefit Plan, or (x) any Liabilities that are expressly designated as payable from, and satisfied through, the Restructuring Holdback Amount pursuant to Exhibit 2.10. “Outside Date” shall have the meaning set forth in Section 9.1(b).

114 “Owned Business Real Property” shall mean all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by Seller or any of its Subsidiaries that is used or held for use solely or primarily in the conduct of the Lee Business. “Parent Taxes” shall mean, Taxes of Seller or any Affiliate of Seller other than the Group Companies, including any liability for Taxes on an affiliated, consolidated, combined, or unitary basis. “Party” or “Parties” shall mean Buyer, Seller, and/or the Company, as the case may be. “Payoff Letter and Releases” means customary payoff letters with respect to Funded Indebtedness and customary release letters and deeds of release with respect to any Liens that, in each case, (i) reflect the amounts required in order to pay in full the Funded Indebtedness incurred thereunder or evidenced thereby (other than contingent obligations customarily surviving payment in full), and (ii) provide that, upon payment in full of the amounts indicated therein, all security interests and guarantees or Liens securing such Indebtedness, and any Liens on any Lee Business Assets, will be discharged and automatically released and that the holders of such Indebtedness (or their applicable representative(s)) agree effective upon such payment in full to provide from time to time on reasonable request of the Group Companies (or their designees) such Lien releases as are reasonably necessary or desirable to evidence the discharge, release and termination in full of all Liens related to such Funded Indebtedness, including appropriate UCC termination statements and intellectual property security releases. “Permits” shall mean all permits, licenses, registrations, certificates, identification numbers, exemptions, and similar authorizations or approvals issued or required by any Governmental Authority under Law. “Permitted IP Transfer” shall have the meaning set forth in Section 2.9(c)(x). “Permitted JV Transfer” shall have the meaning set forth in Section 2.9(c)(xi). “Permitted JV Transferee” shall have the meaning set forth in Section 2.9(c)(xi). “Permitted Liens” shall mean the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings or that may thereafter be paid without penalty, in each case, for which adequate reserves have been established in accordance with GAAP, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other Liens imposed or permitted by Law in the ordinary course of business for amounts which are not due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security, (d) other than with respect to Intellectual Property, minor defects or imperfections of title, easements, covenants, rights of way, restrictions and other similar charges, defects or encumbrances recorded in the public records which do not materially impair the use in the operation of the Lee Business conducted thereon, (e) zoning, entitlement, building and other generally applicable land use restrictions by a Governmental Authority having jurisdiction over such Business Real Property which are not violated by the current use or occupancy of such Business Real Property,

115 (f) Liens not created by Seller or any of its Affiliates that affect the underlying fee interest of any Exclusive Business Real Property or real property over which the Lee Business has easement or other property rights, (g) in the case of Intellectual Property, Ordinary Course Outbound IP Licenses, (h) Liens created by or through, or resulting from any facts or circumstances relating to, Buyer or its Affiliates, (i) Liens arising out of, under or in connection with this Agreement or the other Transaction Agreements, and (j) Liens, other than Liens on Intellectual Property, that do not, individually or in the aggregate, materially impair the continued use and operation of the properties and assets to which such Liens related in the conduct of the Lee Business. “Person” shall mean an individual and a corporation, partnership, limited liability company, association, trust, and other entity or organization, including a Governmental Authority. “Personal Information” shall mean any data or other information that (i) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household, or device or (ii) is otherwise defined as “personal information”, “personal data”, “personally identifiable information”, or “protected health information” or using words of similar import under any applicable Law. “Pre-Closing Period” shall mean the period beginning on the date of this Agreement and ending on the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms. “Pre-Closing Reorganization” shall mean the transactions contemplated by, or pursuant to, or in accordance with, the Step Plan. “Pre-Closing Reorganization Costs” means all reasonable and out-of-pocket fees, costs, disbursements, commissions, expenses, or similar payments incurred, payable, or to be payable by the Group Companies as a result of the consummation of the Pre-Closing Reorganization, but for this purpose, excluding Taxes. “Pre-Closing Reorganization Documentation” shall have the meaning set forth in Section 4.8(a). “Pre-Closing Swiss Tax Rulings” shall have the meaning set forth in Section 5.2(l). “Pre-Closing Tax Period” shall mean a Tax period that ends on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date. “Preliminary Closing Statement” shall have the meaning set forth in Section 2.4(c). “Principal Officer” shall mean the chief financial officer of Seller. “Privacy Requirement(s)” shall mean collectively, all of the following, to the extent relating to the processing of Personal Information or otherwise relating to data privacy or security, security breach notification requirements: (i) all applicable Laws, (ii) all public policies of Seller or its Subsidiaries, and (iii) industry standards to which Seller or any of its Subsidiaries is bound or purports to comply with (including PCI DSS).

116 “Proposed Adjustment Amount” shall mean an amount (which may be a positive or negative number) equal to the Equity Value as reflected on the Preliminary Closing Statement minus the Equity Value as reflected on the Estimated Closing Statement. “Proposed Allocation” shall have the meaning set forth in Section 2.7. “Proposed Pre-Closing Reorganization Allocation” shall have the meaning set forth in Section 4.8(a). “Protected Information” shall have the meaning set forth in Section 10.13(b). “Purchase Price” shall have the meaning set forth in Section 2.2. “RCAs” shall have the meaning set forth in Section 5.1(q). “RCA and Mutual Release” shall have the meaning set forth in Section 7.2(d). “Receivables Program” shall have the meaning set forth in Section 4.1(a). “Recent Balance Sheet” shall have the meaning set forth in Section 3.2(g)(i). “Reference Closing Statement” shall mean the schedule attached as Exhibit 10.16(c). “Registered IP” shall have the meaning set forth in Section 3.2(s)(i). “Representative” means, with respect to any specified Person, any officer, director, manager, employee, attorney, accountant, auditor, financial or other advisor or other agent or representative of such specified Person. “Required Approvals” shall have the meaning set forth in Section 4.5(a). “Required Notices” shall have the meaning set forth in Section 4.5(a). “Reserve Amount” shall have the meaning set forth in Section 4.12(d). “Reserve Determination period” shall have the meaning set forth in Section 4.12(c). “Restricted Cash” shall mean (a) all cash that is not freely usable because it is subject to legal, regulatory, contractually or statutorily imposed restrictions on use and (b) the amount of any fee, cost or expense (excluding the imposition of any withholding Tax or other Tax) that would be incurred in distributing, dividending or otherwise repatriating Cash in excess of the Minimum Cash Amount with respect to the applicable entity or jurisdiction. “RWI Policy” shall mean the buyer’s-side representation and warranty insurance policy in the form set forth in Exhibit 10.16(d). “Sanctioned Country” means any country or region or government thereof that is, or has been at any time since April 24, 2019, the subject or target of Sanctions or a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Syria (until July 1, 2025), the Crimea region of Ukraine, the so-called Donetsk People’s Republic, so-called Luhansk People’s

117 Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine). “Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Control Laws including: (i) any Person listed on any applicable U.S. or foreign sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”), or the U.S. Department of State; (ii) any Person located, organized, or resident in a Sanctioned Country; (iii) a Governmental Authority of a Sanctioned Country or Venezuela; (iv) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i), (ii), or (iii); or (v) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing. “Sanctions” means all U.S. and non-U.S. Laws and Orders relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC, BIS, or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the European Union, and the United Nations Security Council. “Section 245A Election” shall have the meaning set forth in Section 5.2(i)(i). “Section 336(e)/338(h)(10) Election” shall have the meaning set forth in Section 5.2(i)(i). “Security Incident” shall mean any actual or reasonably suspected unauthorized access to or use of any Lee Business IT Asset, or any actual or reasonably suspected unauthorized access to, use of, alteration of, destruction of, exfiltration of, any data stored on, transmitted by, or otherwise processed by any Lee Business IT Asset (to the extent such data is used in the Lee Business), or any other security breach regarding any of the foregoing, including any phishing incident, ransomware or malware attack. “Seller” shall have the meaning set forth in the preamble of this Agreement. “Seller’s 401(k) Plan” shall have the meaning set forth in Section 5.1(g). “Seller Benefit Plan” shall have the meaning set forth in Section 3.2(r)(i). “Seller Fundamental Representations” means the representations and warranties contained in Section 3.1(a) (‘Organization and Power’), Section 3.1(b) (‘Authority’), Section 3.1(c)(iv)(A) and Section 3.1(c)(iv)(C) (‘No Violation’), Section 3.1(d) (‘Title’), Section 3.2(a) (‘Organization and Power’), Section 3.2(b) (‘Authority’), Section 3.2(c)(iii)(A) and Section 3.2(c)(iii)(C) (‘No Violation’), Section 3.2(f) (‘Capitalization’), Section 3.2(h) (‘Taxes’), Section 3.2(n)(v) (‘Sufficiency’), Section 3.2(s)(i)-(v) (‘Intellectual Property Rights’), and Section 3.2(w) (‘Fees’). “Seller Indemnified Parties” shall have the meaning set forth in Section 8.1(b). “Seller Indemnifying Party” shall have the meaning set forth in Section 8.1(a). “Seller Mark Transitional License” shall have the meaning set forth in Section 5.8(a).

118 “Seller Mark Transitional Period” shall have the meaning set forth in Section 5.8(a). “Seller Marks” shall mean (i) the name of Seller and its Subsidiaries as of the Closing Date and all other Trademarks used in the Excluded Business, including Wrangler and Helly Hansen, and any associated logo, (ii) any Trademark that is confusingly similar to, or is a variation or derivative of, any of the foregoing (including any translation, abbreviation, adaptation or combination thereof) and (iii) any application for registration, registration or renewal of, or Internet domain name or social media handle associated with, any of the foregoing, together with all goodwill associated with any of the foregoing (and, with respect to each of the foregoing, regardless of whether used alone or together with any other Trademark, word or logo, slogan, symbol, design or other formative); provided that, notwithstanding anything to the contrary, Seller Marks excludes any name, Trademark, domain name or social media handle included in the Lee Business Owned IP. “Seller Portion” shall have the meaning set forth in Section 5.12(a). “Seller Reorganization Party” shall have the meaning set forth in Section 4.8(b). “Seller Tax Returns” shall have the meaning set forth in Section 5.2(a)(i). “Shared Contracts” means Contracts of Seller or any of its Affiliates with one or more third parties that relate to, or under which the rights of Seller or its Affiliates are exercised for the benefit of, (a) the Lee Business Assets, the Group Companies, or the Lee Business on the one hand and (b) any Excluded Assets, Seller or any of its Affiliates (other than a Group Company), or the Excluded Business on the other hand. “Shared Services” shall mean any of the following corporate or shared services provided by Seller or any Affiliate of Seller (other than a Group Company) to, or in support of, the Lee Business that are general corporate or other overhead services or that are provided to or used by both (a) a Group Company or the Lee Business and (b) Seller or any Affiliate of Seller (other than a Group Company) or any Excluded Business, including: access to and use of computer hardware and software related to any business function; travel and entertainment services; temporary labor services; office services and supplies (including copiers, scanners and fax machines); telecommunications equipment and services; logistics services; fleet services; energy and utilities services; procurement and supply arrangements; treasury services; accounting and finance services; public relations, legal and risk management services; workers’ compensation arrangements; internal audit services; human resources and employee relations management services; employee benefits services; credit, collections and accounts payable services; property management services; environmental support services; customs and excise services; billing services; order entry services; fulfillment services; and other ancillary or corporate shared services, in each case, including services relating to the provision of access to information, operating and reporting systems and databases and all hardware and software or other technology used in connection therewith. “Specified Pre-Closing Liabilities” shall mean: (a) any Liability of a Group Company or with respect to the Lee Business Assets not transferred to a Group Company at the Closing that is payable to a third party (excluding the Operating Partners) arising from an Action, including an Action involving product, manufacturing, technology systems, data privacy, cybersecurity, and health and safety

119 matters, in each case, to the extent arising from acts, omissions or facts occurring prior to the Closing; (b) any employment or labor related Liability of a Group Company or with respect to the Lee Business Assets not transferred to a Group Company at the Closing that is payable to (i) a Continuing Business Employee that arose on or prior to the Closing or (ii) to a Current Business Employee (other than a Continuing Business Employee) or Former Business Employee regardless of when such Liability arose, and in each case, their respective dependents and beneficiaries, including but not limited to Losses related to such individual’s compensation, benefits, employee welfare and employee benefits, including, for the avoidance of doubt, any Liabilities arising in connection with the Transaction (including the “Specified Employee Liabilities” (as defined in Exhibit 2.10); (c) any Liability of a Group Company (excluding the Operating Partners) payable to a third party arising from any violation of, or failure to comply with, applicable Laws or Orders prior to the Closing; and (d) any Liability of a Group Company (excluding the Operating Partners) payable to a third party arising from (i) any manufacture, processing, distribution, sale, use, treatment, generation, transport or handling, disposal or arrangement for disposal, emission, discharge, storage or release of, or exposure to, any Hazardous Substance, including in connection with such Group Company’s ownership, operation or occupancy of properties and assets, and (ii) any failure to comply with any Environmental Laws, in each case of (i) and (ii), occurring prior to the Closing. Notwithstanding the foregoing, the Specified Pre-Closing Liabilities shall not mean or include (i) any Liabilities which are included in the calculation of Net Working Capital in the Final Closing Statement, (ii) any Liabilities which are included in the form of actual reserves against Current Assets as set forth on the balance sheet of the Group Companies as of immediately prior to the Closing that is included in the Final Closing Statement and reduces the Purchase Price, (iii) any Indebtedness that reduces the Purchase Price, (iv) any Liabilities included in the Transaction Compensation Amount that reduces the Purchase Price, (v) any Liabilities included in the Transaction Expense Amount that reduce the Purchase Price, (vi) any Liabilities arising from and after the Closing under Contracts and Permits that are Lee Business Assets, (vii) any Liabilities for Taxes, (viii) any Liabilities that this Agreement requires Buyer to discharge, including pursuant to Section 5.1, (ix) any Liabilities to the extent paid by an insurer or similar third party that insures benefits under a Group Company Benefit Plan or Liabilities to the extent payable from a fund established to fund benefits owed under a Group Company Benefit Plan, or (x) any Liabilities that are expressly designated as payable from, and satisfied through, the Restructuring Holdback Amount pursuant to Exhibit 2.10. “Statement Dispute” shall have the meaning set forth in Section 2.4(e)(i). “Statement Objection” shall have the meaning set forth in Section 2.4(d). “Step Plan” shall have the meaning set forth in Section 4.8(a). “Straddle Period” shall mean a Tax period commencing on or prior to the Closing Date and ending after the Closing Date.

120 “Subsidiary” of any Person shall mean any entity an amount of the outstanding voting securities of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting securities, more than 50% of the equity securities of which) is owned or controlled, directly or indirectly, by such Person. “Swiss Business” shall have the meaning set forth in Section 5.2(l). “Swiss Entities” shall mean Kontoor International Sàrl and LeeWrangler Transglobal Sàrl. “Tax Claim” shall have the meaning set forth in Section 5.2(c)(i). “Tax Return” shall mean any return, report, estimate, claim for refund, election, or information return or statement relating to, or filed or required to be filed in connection with, any Taxes, including any schedule, form, attachment or amendment. “Taxes” shall mean (a) all U.S. federal, state, local, non-U.S. taxes, levies, imposts, assessments, duties, tariffs, fees or other similar charges (together with any and all interest, penalties, additions to tax, and additional amounts imposed with respect thereto) imposed by any tax authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth and taxes or other charges in the nature of excise, withholding, ad valorem or value added and (b) any liability owed to any tax authority for or in respect of the payment of any amount of a type described in clause (a) of this definition that is imposed on a Person as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (including pursuant to Treasury Regulations Section 1.1502-6 or any corresponding or similar provision of U.S. federal, state, local or non-U.S. Law). “Third Party Consents” shall have the meaning set forth in Section 4.6. “Third-Party Claim” shall have the meaning set forth in Section 8.2(b). “Trade Control Laws” shall have the meaning set forth in Section 3.2(x)(ii). “Trademarks” shall mean all trademarks, service marks, trade dress, trade names, brand names, logos, slogans or similar indicia of source, all origin or business identifiers, whether registered or unregistered, and all goodwill connected with the use of and symbolized thereby or associated therewith, including all renewals of any of the foregoing. “Trade Secrets” shall mean all trade secrets and confidential or proprietary business information, know-how, concepts, methods, processes, techniques, protocols, algorithms, designs, specifications, inventions, formulae, reports, customer lists, mailing lists, business plans, technical information, data, databases, data files, or other confidential and proprietary information. “Transaction Agreements” shall mean this Agreement, the Intellectual Property License Agreement, the Transition Services Agreement, the RCA and Mutual Release, and any certificates or other agreements required to be delivered by a Party to the other Party pursuant to this Agreement.

121 “Transaction Compensation Amount” shall mean any retention bonus, change of control bonus, and similar bonus or other compensatory amounts that become payable by the Group Companies to any Business Contractor, Current Business Employee or Former Business Employee pursuant to any Contract or Benefit Plan in effect immediately prior to the Closing as a result of or in connection with the consummation of the transactions contemplated by this Agreement, together with the employer portion of any Taxes related thereto (calculated as if all such amounts were paid on the Closing Date). Notwithstanding the foregoing, in no event shall any obligations entered into by Buyer or any of its Affiliates, or any obligations entered into by the Group Companies after the Closing, be included in the Transaction Compensation Amount. “Transaction Deductions” shall mean any Tax deduction to which the Group Companies become entitled in connection with the transactions contemplated by this Agreement to the extent economically borne by Seller, including, without limitation, (a) any and all deductions arising from the payment of any item included in the Transaction Expense Amount, (b) any and all deductions related to the satisfaction or payment of the Funded Indebtedness, and (c) any other deductible expenses, fees, commissions, bonuses, equity based compensation, option cash outs, or other amounts or obligations that are solely economically borne, directly or indirectly, by Seller, in each case to the extent deductible under applicable Law for Income Tax purposes. “Transaction Expense Amount” shall mean, without duplication, the aggregate amount necessary to satisfy the obligations of the Group Companies (a) for legal, accounting, financial, advisory, brokerage, and other fees and expenses incurred prior to the Closing in connection with the negotiation and consummation of the transactions contemplated by this Agreement, (b) with respect to any Pre-Closing Reorganization Costs, (c) for fifty percent (50%) of all filing fees associated with filings and notifications under applicable Antitrust Laws, (d) for fifty percent (50%) of all costs to procure the RWI Policy (to the extent payable to the provider of the RWI Policy or the broker in connection therewith), including all premiums, taxes, broker commissions, underwriting fees, expenses, and costs of any nature whatsoever, and (e) fifty percent (50%) of any Transfer Taxes. For the avoidance of doubt, no portion of the Transaction Compensation Amount shall be included as part of the Transaction Expense Amount. “Transfer Claim” shall have the meaning set forth in Section 5.1(a). “Transfer Regulations” shall mean the (i) the Acquired Rights Directive 77/187/EC, 98/50/EC and 2001/23/EC and all national legislation enacted to give effect to the Acquired Rights Directive 77/187/EC, 98/50/EC and 2001/23/EC in each member state of the European Economic Area and (ii) all other national legislation which effects the automatic transfer of employees on the sale or transfer or continuation of a business. “Transfer Taxes” shall mean transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred, imposed, assessed, or payable in connection with the transactions contemplated by this Agreement. “Transferred Company IP” shall have the meaning set forth in Section 2.9(c)(v). “Transition Services Agreement” has the meaning set forth in Section 7.2(f). “US/CAN OP” has the meaning set forth in Section 4.12(b).

122 “U.S. Retail Business Inventory” shall mean all Inventory used or held for use or sale by Seller and its Subsidiaries as part of the U.S. retail business associated with the Lee Business located at U.S. retail stores. “WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and the regulations promulgated thereunder, as well as any similar federal, state or foreign Laws. “Wrong Pocket Assets” shall have the meaning set forth in Section 5.5(b). Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number, and vice versa. Signature page follows

123 IN WITNESS WHEREOF, the parties have duly executed and delivered this Stock Purchase Agreement as of the day and year first written above. BUYER ABG-STORM LLC By: /s/ Jay Dubiner Name: Jay Dubiner Title: Chief Legal Officer KONTOOR BRANDS, INC. By: /s/ Scott Baxter Name: Scott Baxter Title: President and Chief Executive Officer THE H.D. LEE COMPANY, INC. By: /s/ Thomas L. Doerr, Jr. Name: Thomas L. Doerr, Jr. Title: Vice President and Secretary